As filed with the Securities and Exchange Commission on January 9, 1997
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             TRIANGLE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

    North Carolina                              6022                      56-1764546
(State or other jurisdic              (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)          Classification Code No.)     Identification No.)

                            -------------------------

                              4300 Glenwood Avenue
                          Raleigh, North Carolina 27612
                                 (919) 881-0455
          (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                            -------------------------

ALEXANDER  M. DONALDSON, Esq.                  ANTHONY GAETA, JR.
Senior Vice President                 With     Moore & Van Allen, PLLC
Triangle Bancorp, Inc.                Copy     One Hannover Square
4300 Glenwood Avenue                  to:      Suite 1700
Raleigh, North Carolina 27612                  Raleigh, North Carolina 27601
(919) 881-0455                                 (919)  828-4481


          Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after
                  the Registration Statement becomes effective.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
                 General Instruction G, check the following box. [ ]

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of Each                                       Proposed Maximum        Proposed Maximum
Class of Securities        Amount to be             Offering Price Per      Aggregate                Amount of
to be Registered           Registered (1)           Share                   Offering Price(2)        Registration Fee
========================== ======================== ======================= ======================== =================
Common Stock                     1,501,768           Not Applicable          $19,177,577              $5,657.39
========================== ======================== ======================= ======================== =================

         (1) This Registration Statement covers (i) the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the transaction and (ii) the maximum number of shares of common stock reserved for issuance under various option plans of Guaranty State Bancorp, the obligations of which will be assumed by the Registrant upon consummation of the transaction but which may be issued prior to consummation of the transaction.

         (2) In accordance with Rule 457(f), the registration fee is based upon the book value as of November 30, 1997 ($12.77) of a share of the common stock of Guaranty State Bancorp.

         This Registration Statement covers additional shares of the common stock of the Registrant which may be issued to prevent dilution resulting from a stock split, stock dividend or similar transaction involving the common stock of the Registrant, pursuant to Rule 416.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             TRIANGLE BANCORP, INC.

          Cross-Reference Sheet Pursuant to Item 501 of Regulation S-K

Item of Form S-4                                                          Caption in Prospectus/Proxy Statement

PART I - INFORMATION REQUIRED IN THE PROSPECTUS

A.   INFORMATION ABOUT THE TRANSACTION

      1. Forepart of  Registration  Statement  and Outside  Front
         Cover Page of Prospectus...........................          Facing  Page of  Registration  Statement;  Cross-Reference
                                                                      Sheet; Outside Front Cover Page of Prospectus
      2. Inside Front and Outside Back Cover Pages of Prospectus
                                                                      Table of Contents;  Available  Information;  Incorporation
                                                                      of Certain Documents by Reference
      3. Risk  Factors,  Ratio of Earnings  to Fixed  Charges and
         Other Information..................................          Summary - Special  Meeting  of  Guaranty  Shareholders,  -
                                                                      Parties  to the  Merger,  -  Structure  and  Terms  of the
                                                                      Merger,  - Conditions  to  Consummation  of the Merger,  -
                                                                      Required  Regulatory  Approvals,  - Certain Federal Income
                                                                      Tax   Consequences,   -  Appraisal  Rights  of  Dissenting
                                                                      Shareholders,   -  Triangle  Stock  and  Guaranty   Stock;
                                                                      Comparative   Per  Share   Data;   Selected   Consolidated
                                                                      Financial Data

     4.  Terms of the Transaction...........................          The Merger;  Summary - Guaranty Stock and Triangle  Stock;
                                                                      Comparison   of  Guaranty   Stock  and   Triangle   Stock;
                                                                      Appendix I

     5.  Pro Forma Financial Information....................          Pro Forma Combined Condensed Financial Information

     6.  Material Contacts with the Company Being Acquired..
                                                                      The Merger -  Background  of and  Reasons  for the Merger;
                                                                      The Merger - Interest of Certain Persons in the Merger

     7.  Additional   Information   Required  for  Reoffering  by
         Persons and Parties Deemed to be Underwriters......          Not Applicable

     8.  Interest of Named Experts and Counsel..............          Legal and Tax Matters

     9.  Disclosure  of  Commission  Position on  Indemnification
         for Securities Act Liabilities.....................          Comparison  of  Guaranty   Stock  and  Triangle   Stock  -
                                                                      Indemnification of and Elimination of Director Liability

B.   INFORMATION ABOUT THE REGISTRANT

     10. Information with Respect to S-3 Registrants........          Available Information;  Incorporation of Certain Documents
                                                                      by  Reference;  Summary;  Information  About  Triangle and
                                                                      Triangle Bank


     11. Incorporation of Certain Information by Reference..          Incorporation of Certain Documents by Reference

     12. Information with Respect to S-2 or S-3 Registrants.          Not Applicable

     13. Incorporation of Certain Information by Reference..          Not Applicable

     14. Information  with Respect to Registrants  Other Than S-3
         or S-2 Registrants.................................          Not Applicable


C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED


     15. Information with Respect to S-3 Companies..........          Not Applicable

     16. Information with Respect to S-2 or S-3 Companies...          Incorporation   of   Certain   Documents   by   Reference;
                                                                      Information   About   Guaranty;    Selected   Consolidated
                                                                      Financial  Data;  Summary -  Guaranty  Stock and  Triangle
                                                                      Stock; Comparison of Guaranty Stock and Triangle Stock

     17. Information  with Respect to Companies Other than S-3 or
         S-2 Companies......................................          Not Applicable


D.   VOTING AND MANAGEMENT INFORMATION

     18. Information if Proxies,  Consents or Authorizations  are
         to be Solicited....................................          Summary;  Special  Meeting of Guaranty  Shareholders;  The
                                                                      Merger - Interest of Certain  Persons in the  Merger;  The
                                                                      Merger -  Appraisal  Rights  of  Dissenting  Shareholders;
                                                                      Information About Triangle and Triangle Bank;  Information
                                                                      about Guaranty; Appendix III

     19. Information if Proxies, Consents or Authorizations are
         not to be Solicited or in an Exchange Offer.                 Not Applicable

                     [Letterhead of Guaranty State Bancorp]


___________________, 1998

To the Shareholders of Guaranty State Bancorp:

You are cordially invited to attend a Special Meeting of the Shareholders ("Special Meeting") of Guaranty State Bancorp ("Guaranty") to be held at the Omni Hotel, 201 Foster Street, Durham, North Carolina at ______ p.m., local time, on ____________, ________________, 1998, notice of which is enclosed.

At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 18, 1997 (the "Agreement"), among Guaranty, Guaranty State Bank, Triangle Bank and Triangle Bancorp, Inc. ("Triangle"). The Agreement provides for the merger of Guaranty with and into Triangle, with Triangle being the surviving corporation (the "Merger"). Thereafter, Guaranty State Bank will be merged with and into Triangle Bank, the wholly-owned subsidiary of Triangle. Upon consummation of the Merger, each share of Guaranty common stock ("Guaranty Stock") issued and outstanding will be exchanged in an anticipated tax-free exchange for 1.41 shares of Triangle common stock ("Triangle Stock"), subject to adjustment as provided in the Agreement, with cash being paid in lieu of issuing fractional shares.

Triangle is a registered North Carolina-chartered bank holding company headquartered in Raleigh, North Carolina. Triangle Stock is listed on the New York Stock Exchange and trades under the symbol "TGL". Currently, Triangle pays a quarterly cash dividend of $0.12 per share. If the Agreement is approved by Guaranty's shareholders and receives all necessary regulatory approvals and all conditions to the Agreement are met, the Merger is expected to occur in April or May, 1998. After consummation of the Merger, Guaranty shareholders who do not exercise their statutory dissenters rights will become shareholders of Triangle, will be entitled to receive any cash or stock dividends or other distributions made by Triangle to its shareholders, and will be entitled to participate in Triangle's dividend reinvestment plan. If the Merger is consummated, Triangle will cause the necessary documents to be sent to you to exchange your Guaranty stock certificates for Triangle stock certificates. You should not send in your stock certificates at this time and you need not do anything at this time with your stock certificates.

Enclosed are the (i) Notice of Special Meeting of Shareholders, (ii) Proxy Statement/Prospectus, and (iii) proxy card for the Special Meeting. The Proxy Statement/Prospectus describes in more detail the Agreement and the Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of Guaranty shareholders. Please read these materials carefully and consider thoughtfully the information set forth in them.

The Board of Directors of Guaranty has unanimously approved the Agreement and consummation of the Merger contemplated thereby, believes that the proposal to approve the Agreement and the Merger is in the best interest of Guaranty and its shareholders, employees, depositors, customers, suppliers and community, and unanimously recommends that you vote FOR approval of the Agreement. Wheat, First Securities, Inc., Guaranty's financial advisor, has advised the Board of Directors of Guaranty that, in its opinion, as of ________________, 1998, the exchange ratio of 1.41 shares of Triangle Stock for each share of Guaranty Stock is fair to Guaranty's shareholders from a financial point of view. The Board of Directors of Triangle also has unanimously approved the Agreement and Merger. For a discussion of the background of and reasons for the Merger, please read the section of this Proxy Statement/Prospectus entitled "THE MERGER - Background of and Reasons for the Merger."

It is important to understand that approval of the Agreement will require the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by holders of the issued and outstanding shares of Guaranty common stock. Thus, a failure to vote will have the same effect as a vote against the Agreement. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign and return promptly the enclosed proxy card. If your shares are held in the name of your broker, your broker is forwarding this Proxy Statement/Prospectus to you; your broker cannot vote on the Merger proposal for you. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger and your vote on this matter is of great importance.

On behalf of the Board of Directors, I urge you to vote FOR approval of the Agreement by marking the enclosed proxy card "FOR" Proposal 1.


                                           Sincerely,



                                           Charles J. Stewart
                                           President and Chief Executive Officer

                             GUARANTY STATE BANCORP
                              302 West Main Street
                          Durham, North Carolina 27701
                                 (919) 688-9361



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                   to be held

                              ______________, 1998

NOTICE is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Guaranty State Bancorp ("Guaranty") will be held at _______ p.m., local time, on _______________, _____________________, 1998 at the Omni Hotel,
201 Foster Street, Durham, North Carolina for the following purposes:

         1. PROPOSAL TO APPROVE PROPOSED MERGER. To consider and vote on a proposal to approve the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 18, 1997, and the related Plan of Merger (collectively, the "Agreement"), by and among Triangle Bancorp, Inc. ("Triangle"), Triangle Bank, Guaranty and Guaranty State Bank and the transactions contemplated pursuant to the Agreement, which include, among other matters, (i) at the effective time, Guaranty will merge with and into Triangle, with Triangle being the surviving corporation and (ii) each outstanding share of the common stock, $1.00 par value per share (the "Guaranty Stock"), of Guaranty will be converted into 1.41 shares of the common stock, no par value per share, of Triangle, subject to adjustment as provided in the Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus; and

         2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Under North Carolina law, each holder of Guaranty Stock has the right to dissent from the Merger and to demand payment of the fair value of his or her shares in the event the Merger is approved and consummated. The right of any such shareholder to dissent is contingent upon strict compliance with the requirements of Chapter 55, Article 13 of the North Carolina Business Corporation Act ("Article 13"). The full text of Article 13 is attached as Appendix III to the Proxy Statement/Prospectus which accompanies this Notice and is incorporated herein by reference.

Shareholders of record at the close of business on ________________, 1998 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that the shareholders vote to approve the Agreement.

Approval of the Merger requires the affirmative vote of holders of not less than two-thirds of the outstanding shares of Guaranty Stock. Each Guaranty shareholder is invited to attend the Special Meeting in person. However, to ensure that a quorum is present at the Special Meeting, each shareholder is urged to complete, date, sign and return promptly the enclosed proxy in the enclosed pre-paid envelope. If you return the enclosed proxy, you may still attend the Special Meeting and vote in person, in which case your returned proxy will be void.

                                   By Order of the Board of Directors


                                   Charles J. Stewart, President and
                                   Chief Executive Officer


Dated:  ____________________, 1998

                                   PROSPECTUS

                             TRIANGLE BANCORP, INC.

                            Up to ____________ Shares
                           Common Stock, No Par Value
                            -------------------------

                                 PROXY STATEMENT

                       For Special Meeting of Shareholders
                             Guaranty State Bancorp
                       to be held on ______________, 1998


         This Prospectus of Triangle Bancorp, Inc. ("Triangle"), a bank holding company organized under the laws of the State of North Carolina, relates to the shares of common stock, no par value per share, of Triangle ("Triangle Stock"), that are issuable to the shareholders of Guaranty State Bancorp ("Guaranty"), a bank holding company organized under the laws of the State of North Carolina, upon consummation of the proposed merger described herein, pursuant to which (i) Guaranty will be merged with and into Triangle, with Triangle being the surviving corporation (the "Merger"), and (ii) each outstanding share of common stock, $1.00 par value per share, of Guaranty ("Guaranty Stock") will be converted into 1.41 shares of Triangle Stock, subject to adjustment, pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 18, 1997, and the related Plan of Merger (collectively, the "Agreement"), by and among Triangle, Triangle Bank, Guaranty and Guaranty State Bank. A copy of the Agreement is attached hereto as Appendix I.

         Guaranty shareholders are entitled to their statutory dissenters' rights in accordance with North Carolina law. See "THE MERGER-Appraisal Rights of Dissenting Shareholders." In lieu of issuing fractional shares of Triangle Stock, cash will be distributed to each Guaranty shareholder otherwise entitled to receive a fractional share in an amount equal to that fraction multiplied by the "market value" of one whole share of Triangle Stock. See "THE MERGER -Terms of the Merger".

         Upon the consummation of the Merger, except as described herein with respect to rights of dissenting shareholders, each share of Guaranty Stock outstanding immediately prior to the consummation of the Merger will cease to be outstanding and will be converted into 1.41 shares of Triangle Stock, subject to adjustment as provided in the Agreement, and any options to purchase Guaranty Stock remaining unexercised upon consummation of the Merger will be converted into options to purchase 1.41 shares of Triangle Stock per share of Guaranty Stock, subject to adjustment, less any resulting fractional share. In the event the average closing sales price of Triangle Stock for the 20 trading days preceding a date three days before the closing of the Merger (the "Average Closing Price") is less than $27.11, the Exchange Rate shall be increased to provide a per share value of $38.23, and in the event the Average Closing Price of Triangle Stock is greater than $33.14, the Exchange Rate shall be decreased to provide a per share value of $46.72. As of ____________, 1998, based on the closing sale price of Triangle Stock of $_________ on the New York Stock Exchange, 1.41 shares of Triangle Stock would be worth $_________. See "THE MERGER - Structure of the Merger", and "- Terms of the Merger". In the event the Average Closing Price of Triangle Stock is less than $24.10 or is greater than $36.15, either Triangle or Guaranty may terminate the Agreement and abandon the Merger.

         This Prospectus also serves as the Proxy Statement of Guaranty and is being furnished by Guaranty in connection with the solicitation of proxies to be used at the special meeting of shareholders of Guaranty, including any adjournments thereof (the "Guaranty Special Meeting"), to be held on ______________, ____________________, 1998. At the Guaranty Special Meeting,
shareholders of Guaranty will be asked to approve the Agreement.

         This Proxy Statement/Prospectus and related materials enclosed herewith are being mailed to the shareholders of Guaranty on or about ____________, 1998.

         The address of Guaranty's principal executive office is 302 West Main Street, Durham, North Carolina 27701, telephone number (919) 688-9361.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR HAS THE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                       The date of this Proxy Statement/Prospectus is ______________, 1998.

         No person is authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by Triangle or Guaranty. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus in any jurisdiction in which such offer is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this Proxy Statement/Prospectus regarding Triangle has been furnished by Triangle and the information contained or incorporated by reference in this Proxy Statement/Prospectus regarding Guaranty has been furnished by Guaranty. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities being offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Triangle or Guaranty since the date of this Proxy Statement/Prospectus or the information contained herein or in the documents incorporated herein by reference is correct as of anytime subsequent to the date hereof.

         THE SHARES OF TRIANGLE STOCK BEING OFFERED TO GUARANTY'S SHAREHOLDERS ARE NOT DEPOSITS OF ANY BANK OR OTHER FINANCIAL INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
----------------------

                                TABLE OF CONTENTS

                                                                                   Page
Available Information..............................................................
Incorporation of Certain Documents by Reference....................................
Summary............................................................................
Selected Consolidated Financial Data...............................................
Comparative Per Share Data.........................................................
Special Meeting of Guaranty Shareholders...........................................
         Record Date and Voting Rights.............................................
         Voting and Revocation of Proxies..........................................
         Solicitation of Proxies...................................................
         Recommendation ...........................................................
The Merger.........................................................................
         Parties to the Merger.....................................................
         Structure of the Merger...................................................
         Terms of the Merger.......................................................
                  Exchange Rate....................................................
                  Treatment of Fractional Shares...................................
                  Closing and Effective Time.......................................
                  Conduct of Business Pending the Merger...........................
                  Conditions to Consummation of the Merger.........................
                  Required Regulatory Approvals....................................
                  Amendment and Waivers............................................
                  Termination of the Agreement.....................................
         Background of and Reasons for the Merger..................................
                  Background.......................................................
                  Reasons for the Merger...........................................

                                      iii

         Recommendation of the Guaranty Board of Directors.........................
         Opinion of Guaranty Financial Advisor.....................................
                  Comparison of Selected Companies.................................
                  Analysis of Selected Transactions................................
                  Contribution Analysis............................................
                  Discounted Dividends Analysis ...................................
         Certain Federal Income Tax Consequences...................................
         Accounting Treatment......................................................
         Interest of Certain Persons in the Merger.................................
         Expenses and Fees.........................................................
         Distribution of Triangle Certificates.....................................
         Resale of Triangle Stock..................................................
         Appraisal Rights of Dissenting Shareholders...............................
Pro Forma Combined Condensed Financial Information.................................
Capitalization.....................................................................
Information about Triangle.........................................................
         General...................................................................
         Triangle Stock............................................................
         Security Ownership of Management..........................................
         Legal Proceedings.........................................................
         Recent and Pending Acquisitions...........................................
         Trust Securities Issuance.................................................
Information about Guaranty.........................................................
         General...................................................................
         Guaranty Stock............................................................
         Security Ownership of Management and Principal Shareholders...............
Comparison of Guaranty Stock and Triangle Stock....................................
         Capital Structure.........................................................
         Governing Law ............................................................
         Voting....................................................................
         Preemptive Rights ........................................................
         State Law Anti-Takeover Provisions........................................
         Business Combinations and Changes in Control..............................
         Amendment of Articles of Incorporation....................................
         Amendment of Bylaws ......................................................
         Share Purchase and Option Plans for Affiliates............................
         Redemption of Stock.......................................................
         Transferability by Certain Persons........................................
         Assessments; Impairment of Capital........................................
         Number, Election and Removal of Directors.................................
         Indemnification and Elimination of Director Liability.....................
         Dividend Policy...........................................................
Certain Regulatory Matters.........................................................
         General...................................................................
         Bank Holding Company Regulation...........................................
         Bank Regulation...........................................................
         Dividends.................................................................
         Capital Requirements......................................................
         Legislation and Governmental Policies.....................................
         Monetary Policy and Economic Controls.....................................
Legal and Tax Matters..............................................................
Experts............................................................................

                                       iv



Other Matters......................................................................
Shareholder Proposals..............................................................
Appendix I - Amended and Restated Agreement and Plan of Reorganization and Merger..I-1
Appendix II - Fairness Opinion of Wheat,  First Securities, Inc....................II-1
Appendix III - North Carolina Law Regarding Dissenters' Rights.....................III-1

                                       v



                              AVAILABLE INFORMATION

         Triangle and Guaranty are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning Triangle and Guaranty can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549; and at the Chicago Regional Office, Northwestern Atrium Center, Suite 1400, 500 West
Madison Street, Chicago, Illinois 60661-2511; and at the New York Regional
Office, 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates.

         Triangle has filed with the Commission a Registration Statement on Form
S-4 (the "Registration Statement") under the Securities Act of 1933, as amended
(the "Securities Act"), with respect to the Triangle Stock offered hereby. As permitted by the rules and regulations of the Commission, this Proxy
Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, which may be obtained from the Public Reference Section of the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.


                                       1



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by Triangle with the Commission are incorporated by reference into this Proxy Statement/Prospectus:
(i) Triangle's Annual Report on Form 10-K for the fiscal year ended December 31,
1996; (ii) Triangle's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1997, June 30, 1997 and September 30, 1997; and (iii) Triangle's
Current Reports on Form 8-K dated April 1, 1997, May 16, 1997, May 23, 1997,
September 22, 1997, October 17, 1997, December 19, 1997 and December 22, 1997.
The following documents previously filed by Guaranty with the Commission are incorporated by reference into this Proxy Statement/Prospectus: (i) Guaranty's
Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; (ii)
Guaranty's Quarterly Reports on Form 10-QSB for the quarterly period ended March
31, 1997, June 30, 1997 and September 30, 1997; and (iii) Guaranty's Current
Report on Form 8-K dated October 16, 1997.

         In addition, all of the documents filed by Triangle and Guaranty pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the dates the Guaranty Special Meeting has been finally adjourned and the Merger consummated shall be deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE OTHER
DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS
RELATED TO TRIANGLE OR GUARANTY, INCLUDING EXHIBITS WHICH ARE SPECIFICALLY
INCORPORATED BY REFERENCE INTO THOSE DOCUMENTS, BUT EXCLUDING EXHIBITS NOT
SPECIFICALLY INCORPORATED BY REFERENCE IN THOSE DOCUMENTS, ARE AVAILABLE TO EACH
PERSON INCLUDING ANY BENEFICIAL OWNER TO WHOM A COPY OF THIS PROXY
STATEMENT/PROSPECTUS IS DELIVERED WITHOUT CHARGE, FOR TRIANGLE UPON REQUEST FROM
THE SECRETARY, TRIANGLE BANCORP, INC., 4300 GLENWOOD AVENUE, RALEIGH, NORTH
CAROLINA 27612, TELEPHONE (919) 881-0455, OR FOR GUARANTY UPON REQUEST FROM THE
PRESIDENT, GUARANTY STATE BANCORP, 302 WEST MAIN STREET, DURHAM, NORTH CAROLINA
27701, TELEPHONE (919) 688-9361. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS BEFORE THE GUARANTY SPECIAL MEETING ANY SUCH REQUESTS SHOULD BE MADE
BY _______________, 1998.

         The documents are available without charge, but persons requesting copies of exhibits to such documents which are specifically incorporated by reference in such documents will be charged the cost of reproduction and mailing.

         GUARANTY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED
DECEMBER 31, 1996 AND QUARTERLY REPORT ON FORM 10-QSB FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 1997 ACCOMPANY THIS PROXY STATEMENT/PROSPECTUS.

                                       2



                                     SUMMARY

         The following is a summary of certain information relating to the Guaranty Special Meeting, the Agreement and the Merger described herein and is not intended to be a summary of all material information relating to Triangle, Guaranty, the Agreement or the Merger and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto, and in the documents incorporated herein by reference. As used in this Proxy Statement/Prospectus, the terms "Triangle" and "Guaranty" refer to the respective corporations and, unless the context otherwise requires, the subsidiaries of Triangle and Guaranty. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Appendices.

Special Meeting of Guaranty Shareholders

         The Guaranty Special Meeting will be held on ____________,
_______________, 1998, at _____ p.m., local time, at ______________________,
Durham, North Carolina. At the Guaranty Special Meeting, holders of Guaranty
Stock will vote upon (i) a proposal to approve the Agreement, and (ii) such other business as may properly come before the Special Meeting.

         The affirmative vote of at least two-thirds of the outstanding shares of Guaranty Stock entitled to vote at the Guaranty Special Meeting is required for approval of the Agreement.

         On ____________, 1998, the record date of shareholders of Guaranty entitled to notice of and to vote at the Guaranty Special Meeting (the "Guaranty
Record Date"), there were _______________ shares of Guaranty Stock outstanding.
As of ___________, 1998, directors and executive officers of Guaranty and their affiliates owned and were entitled to vote approximately ______% of the outstanding shares of Guaranty Stock. The directors and executive officers of Guaranty and their affiliates are expected to vote their shares in favor of the proposal to approve the Agreement. See "SPECIAL MEETING OF GUARANTY
SHAREHOLDERS."

         Voting of Proxies. The persons named to represent Guaranty's shareholders as proxies at the Guaranty Special Meeting are ______________, ___________________ and _________________. Shares of Guaranty Stock represented by each appointment of proxy which is properly executed and returned by a Guaranty shareholder, and not revoked, will be voted by the proxies in accordance with the directions contained therein. If no directions are given, such shares will be voted by the proxies "FOR" approval of the Agreement and the transactions contemplated therein. On such other matters that may properly come before the Guaranty Special Meeting, the proxies will be authorized to vote in accordance with their judgment on such matters. See "SPECIAL MEETING OF GUARANTY
SHAREHOLDERS-Voting and Revocation of Proxies."

         Revocation of Appointments of Proxy. Any Guaranty shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Guaranty either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Guaranty Special Meeting and announcing his or her intention to vote in person. See "SPECIAL MEETING OF GUARANTY SHAREHOLDERS-Voting and
Revocation of Proxies."

         Proxy Solicitation Expenses. Except under certain circumstances involving a wrongful breach or termination of the Agreement, Guaranty will pay the expenses associated with the Guaranty Special Meeting, including the costs of preparing, assembling and mailing this Proxy Statement/Prospectus. See "THE



                                       3


MERGER - Terms of the Merger - Termination of the Agreement." In addition to the use of the mail, appointments of proxy may be solicited personally or by telephone by Guaranty's officers, directors and employees, none of whom will be compensated separately for any such solicitation activities.

Parties to the Merger

         Triangle, a North Carolina corporation, is a bank holding company registered with the Board of Governors of the Federal Reserve System (the
"Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the
"BHC Act"). Triangle's business consists primarily of owning all of the outstanding shares of Triangle Bank, headquartered in Raleigh, North Carolina, and Bank of Mecklenburg, headquartered in Charlotte, North Carolina. Triangle
Bank and Bank of Mecklenburg are both North Carolina-chartered commercial banks and member banks of the Federal Reserve. Triangle Bank provides full-service commercial and consumer banking services from its 56 branches in 40 cities located throughout eastern North Carolina. Bank of Mecklenburg provides full-service commercial and consumer banking services from its three branches in Charlotte, North Carolina. Triangle also owns Coastal Leasing LLC, Greenville,
North Carolina, a business equipment leasing company. As of September 30, 1997, Triangle had consolidated assets of $1.5 billion, consolidated deposits of $1.2 billion, and consolidated shareholders' equity of $117.6 million. The executive offices of Triangle are located at 4300 Glenwood Avenue, Raleigh, North Carolina
27612 (telephone (919) 881-0455). On December 24, 1997, Triangle entered into a letter of intent to acquire United Federal Savings Bank, Rocky Mount, North
Carolina. See "THE MERGER-Parties to the Merger-Triangle" and "INFORMATION
ABOUT TRIANGLE--Recent and Pending Acquisitions."

         Guaranty, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Guaranty's business consists primarily of owning all of the outstanding shares of Guaranty State
Bank which is a North Carolina-chartered, commercial bank under the supervision of the North Carolina Commissioner of Banks (the "Commissioner") and the FDIC.
Guaranty provides full-service commercial and consumer banking services through five branches in Durham, North Carolina. As of September 30, 1997, Guaranty had assets of $103.8 million, deposits of $90.0 million, and shareholders' equity of $11.1 million.

         The executive offices of Guaranty are located at 302 West Main Street, Durham, North Carolina 27701, telephone number (919) 688-9361.


Background of and Reasons for the Merger

         Background.

         Guaranty Since its incorporation in 1917, Guaranty State Bank has operated as a community-oriented "hometown" financial institution serving Durham and Durham County, North Carolina with a significant concentration of its assets in residential construction lending. The community-oriented banking philosophy of Guaranty generally has allowed it to compete effectively and profitably with other banking institutions in its local market. During the past few years, however, a number of factors have materialized that caused Guaranty to reassess its long stated position to remain an independent community bank, notably increased competition, technology changes, and increased regulatory oversight.
Additionally, Guaranty's common stock is thinly traded and, therefore, Guaranty's shareholders have limited ability to sell their Guaranty common stock.

         With the continued rise in the price of financial institutions, which was hitting historical highs in 1997, the Board of Directors, as represented by the Executive Committee, duly noted these exchange ratios and



                                       4

requested management to make a five-year projection for Guaranty so as to compare profitability on an independent basis with the profit potential to the shareholders of a potential merger of Guaranty with another financial institution. The results of this analysis clearly indicated that the need for investment in new technology and services, deemed essential for Guaranty to compete in its marketplace, would cause a significant downturn in profitability due to high anticipated costs, increased credit risks associated with pursuing enhanced profitability, the nature of Guaranty's concentration in the Durham market and the potential impact any downturn in the Durham market could have on Guaranty. In July 1997 the Executive Committee determined it to be in the best interest of Guaranty and its shareholders to seek expert advice from qualified investment bankers as to the status of merger activities of community-oriented banks that are similarly situated to Guaranty. In September 1997, the Board of Directors engaged Wheat First Securities, Inc., Richmond, Virginia ("Wheat
First"), an investment banking firm expert in merger and acquisition transactions of financial institutions, to assist Guaranty in identifying prospective acquirors, to prepare information to utilize in discussions with prospective acquirors, to advise Guaranty as to strategy for initiating discussions and conducting negotiations with prospective acquirors, and to advise Guaranty in evaluating any proposal that may result from those discussions and negotiations.

         In early October 1997, Wheat First reported to the Executive Committee as to the specifics of the initial proposals received. Based upon the comparison of Triangle's proposal with the contending potential acquirors, it was decided that Guaranty would have additional discussions with Triangle. The Executive
Committee and Wheat First conducted those discussions and Triangle increased its proposed exchange ratio to the final agreed upon transaction. Thereafter, a definitive Agreement and Plan of Reorganization and Merger was negotiated and presented to the Board of Directors on October 16, 1997. The Board of Directors received a presentation from Wheat First and counsel for Guaranty and unanimously approved the Agreement. Thereafter, the Agreement was amended and restated to restructure the Merger as presently proposed as a result of further legal considerations and consideration of conversion of data processing and operations to permit the flexible timing of that conversion.

         Triangle. As a result of Triangle's acquisitions during the last five years, Triangle's management determined that a well executed acquisition plan in concert with internal growth would allow Triangle to achieve certain benefits while maintaining loan quality and safe and sound operations. In particular, management believed a well executed acquisition plan could (i) provide opportunities to achieve economies of scale that would increase Triangle's efficiency and profitability; (ii) improve Triangle's ability to compete with the many financial institutions doing business in Triangle's market area; (iii) result in an institution better able to respond to technological changes; (iv) enable the resulting institution to better respond to the needs of its customers and the communities it serves; and (v) allow the shareholders of Triangle
(including the former shareholders of acquired institutions) to participate in a financial institution with greater financial resources, a more expansive banking network and a larger market area. After the Merger, Triangle will remain a well-capitalized bank holding company. After the merger of Guaranty State Bank into Triangle Bank, Triangle Bank will remain a well-capitalized bank and will be the ninth largest commercial bank in North Carolina, based on assets, with a greater capacity to compete with larger banks in its market areas.

         Reasons for the Merger.

         Guaranty. In reaching its conclusion that the Merger is fair to, and in the best interests of, Guaranty's shareholders, the Guaranty Board consulted with financial, legal, and other advisors, as well as Guaranty's management, and considered a number of factors. The Guaranty Board did not assign any relative or specific weight to the factors considered. These factors included, among others: the Guaranty Board's review of the



                                       5


business, operations, earnings and financial condition of Guaranty and Triangle, the enhanced opportunities for operating efficiencies and expanded customer service and growth that the Merger will make possible, and the respective contributions the parties would bring to a combined institution; a variety of factors affecting and relating to the overall strategic focus of Guaranty and Triangle; larger historical trading volume, potential liquidity and dividend history of Triangle Stock; the expectation that the Merger generally will be a tax-free transaction to Guaranty and its shareholders (see "THE MERGER--Certain
Federal Income Tax Consequences"); and the current and prospective economic and competitive environments facing financial institutions, including Guaranty.

         Triangle. The Board of Directors of Triangle constantly analyzes opportunities to expand its business and geographic markets by increasing its presence in its existing markets or by entry into new banking markets, whether by acquisition or de novo branching. Triangle considers the Durham market served by Guaranty to be an attractive area for expansion. While Triangle already operates one branch in Durham, the Merger provides the opportunity to expand
Triangle's business without incurring the initial losses that are normally associated with de novo branching and to gain the advantages of acquiring
Guaranty's existing deposit base, established customer relationships and proven management and staff.

         For a more detailed discussion of the background of and reasons for the Merger, see "THE MERGER - Background of and Reasons for the Merger."

Structure and Terms of the Merger

         Subject to the terms and conditions of the Agreement, at the effective time of the Merger (the "Effective Time"), Guaranty will be merged with and into Triangle. Triangle will be the surviving corporation resulting from the Merger, operating as a North Carolina holding company under Triangle's articles of incorporation and bylaws existing immediately prior to the Merger. Following the Merger, Guaranty State Bank will be merged with and into Triangle Bank. See "THE
MERGER-Structure of the Merger."

         At the Effective Time, with the exception of shares surrendered in connection with the exercise of dissenters rights by Guaranty shareholders, each issued and outstanding share of Guaranty Stock will be converted into the right to receive 1.41 shares of Triangle Stock (the "Exchange Rate"), subject to adjustment as provided in the Agreement. In the event the Average Closing Price of Triangle Stock is less than $27.11, the Exchange Rate shall be increased to provide a per share value of $38.23, and in the event the Average Closing Price of Triangle Stock is greater than $33.14, the Exchange Rate shall be decreased to provide a per share value of $46.72. Any options to purchase Guaranty Stock remaining unexercised upon consummation of the Merger will be converted into options to purchase 1.41 shares of Triangle Stock per share of Guaranty Stock, subject to adjustment, rounded down to the nearest whole share. As of _____________, 1998, based on the closing sale price of Triangle Stock of $_______ on the New York Stock Exchange, 1.41 shares of Triangle Stock would be worth $_________. See "THE MERGER-Appraisal Rights of Dissenting Shareholders."
Each Guaranty shareholder will receive one share of Triangle Stock equal to the number of shares of Guaranty Stock owned by such shareholder multiplied by the Exchange Rate. Any fractional shares resulting from the Merger will not be issued and shareholders of Guaranty will instead receive cash in lieu of the issuance of fractional shares. Each share of Guaranty Stock automatically will be canceled by virtue of the Merger. In the event the Average Closing Price of Triangle Stock is less than $24.10 or is greater than $36.15, either Triangle or Guaranty may terminate the Agreement and abandon the Merger. See "THE MERGER -
Terms of the Merger - Exchange Rate."



                                       6

As of the Guaranty Record Date there were _____________ shares of Guaranty Stock outstanding which would be converted into ______________ shares of Triangle
Stock, assuming no shareholder exercises his or her right to dissent under Chapter 55, Article 13 of the North Carolina Business Corporation Act ("Article
13"). Also as of the Guaranty Record Date there were outstanding unexercised options covering ___________ shares of Guaranty Stock which would be converted into options covering ____________ shares of Triangle Stock.

Recommendation of the Board of Directors of Guaranty

         The Guaranty Board believes that the Merger is in the best interests of Guaranty and its shareholders and has unanimously approved the Agreement. The
Guaranty Board unanimously recommends that Guaranty shareholders vote FOR the approval of the Agreement and the merger contemplated thereby.

Opinion of Financial Advisor

         Guaranty has received a written opinion of Wheat First, an independent financial advisory firm, that, as of the date of the Agreement and on the basis of the matters referred to therein, the Exchange Rate is fair, from a financial point of view, to the holders of Guaranty Stock. After its review of a variety of relevant factors, Wheat First rendered to the Guaranty Board its fairness opinion dated __________, 1997, which was reissued on _______________, 1998 (the
"Guaranty Fairness Opinion"). A copy of the Guaranty Fairness Opinion is attached to this Proxy Statement/Prospectus as Appendix II and should be read in its entirety for information with respect to the assumptions made and other matters considered by Wheat First in rendering its opinion. See "THE MERGER -
Opinion of Guaranty Financial Advisor."

Conditions to Consummation of the Merger

         In addition to required regulatory and shareholder approvals, consummation of the Merger is conditioned upon the fulfillment of certain other conditions described in the Agreement, unless waived by the party entitled to the benefits of such provision, including without limitation, (i) receipt of an opinion to the effect that, among other things, for federal income tax purposes the Merger will constitute a tax-free "reorganization" as defined in Section
368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) receipt of the Guaranty Fairness Opinion, (iii) receipt by Triangle of assurances in form and content satisfactory to Triangle from Coopers & Lybrand
L.L.P. to the effect that the Merger may be treated as a pooling-of-interests for accounting purposes, and (iv) certain other conditions customary in a transaction of this nature. See "THE MERGER - Conditions to Consummation of the Merger."

Required Regulatory Approvals

         The Merger is subject to the approval of the Federal Reserve and the Commissioner. Applications for such approvals have been filed. Triangle and Guaranty have no reason to believe that the Merger will not be approved by the Federal Reserve and the Commissioner. The Merger may not be consummated until the fifteenth day following the date of Federal Reserve approval during which time the United States Department of Justice (the "DOJ") may challenge the Merger on antitrust grounds. There can be no assurance that the DOJ will not challenge the Merger. See "THE MERGER - Terms of the Merger."

Conduct of Business Pending Merger

         The Agreement provides that, prior to the Effective Time, Guaranty will conduct its business in the



                                       7


regular and usual course consistent with past practices, and maintain and preserve intact its business organization, officers and employees and business relationships. Further, except as permitted by the Agreement, Guaranty will refrain from taking certain actions relating to the operation of its business without the prior approval of Triangle. See "THE MERGER-Terms of the Merger-Conduct of Business Pending the Merger."

Amendment, Waivers, and Termination

         The Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Time, (i) by the mutual agreement of the Boards of Directors of Triangle and Guaranty or (ii) by either Triangle or Guaranty: (A) if the Average Closing Price of Triangle Stock is less than $24.10 or greater than $36.15; (B) if the Effective Time shall not have occurred on or before June
30, 1998; (C) if any appropriate regulatory authority has denied approval of the Merger; (D) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Agreement, which breach is not cured within 30 days after written notice thereof is given by the non-breaching party; or (E) Guaranty's shareholders do not approve the Merger. For the 20 trading days prior to ___________, 1998, the average closing sales price of Triangle Stock was $______. See "THE MERGER -
Terms of the Merger - Termination of the Agreement." In addition, the Agreement may be terminated and the Merger abandoned by Triangle if, after testing, Guaranty faces environmental liabilities in excess of $100,000. See "THE MERGER
- Terms of the Merger - Termination of the Agreement." Such termination and abandonment would not require the approval of the shareholders of any party to the Agreement. To the extent permitted by law, the Agreement may be amended upon the written agreement of Triangle and Guaranty without the approval of shareholders; provided, however, that the provisions of the Agreement relating to the manner or basis in which the shares of Guaranty Stock will be converted into Triangle Stock may not be amended after the Guaranty Special Meeting without the requisite approval of the holders of the issued and outstanding shares of Guaranty Stock entitled to vote thereon. See "THE MERGER - Terms of Merger - Amendment and Waiver"

Interest of Certain Persons in the Merger

         In the Merger, two members of the Board of Directors of Guaranty will be nominated or appointed to the Board of Directors of Triangle for a term of two years. For such service, such individuals will be paid in accordance with Triangle's normal practices. The remaining members of the Guaranty Board, other than those who choose not to serve, will become members of Triangle Bank's
Durham advisory board and each such individual will be paid in accordance with Triangle Bank's normal practices.

         At the Effective Time, Triangle will enter into an employment agreement with Charles J. Stewart, President of Guaranty. Pursuant to the Agreement, Mr.
Stewart will serve as an Executive Vice President of Triangle Bank until July
31, 2004 at an annual base salary of $150,000. After the first year of the agreement, the annual base salary will be increased by a minimum of 3% per year during each year of the agreement. In addition, consistent with Triangle's practice involving other officers of Triangle Bank, Mr. Stewart will be granted at the Effective Time options to purchase 10,000 shares of Triangle Stock at an exercise price equal to the closing sales price at the Effective Time. The employment agreement will supersede and replace the existing employment agreement between Mr. Stewart and Guaranty State Bank.

         Jean R. Turner, Joseph M. Johnson and J. Edwin Causey, Jr., each a
Senior Vice President of Guaranty State Bank, have individual severance compensation agreements with Guaranty State Bank whereby, as a result of the Merger, each will be entitled to receive two times their salary if within two years of the Merger they are



                                       8


terminated for reasons other than cause, or voluntarily terminate employment in the event of a salary reduction, a reduction in benefits, the assignment of duties incomparable to current duties, or a relocation more than 35 miles from present work location. At this time, neither Triangle nor Guaranty can estimate whether these agreements will be exercised.

         Provided they remain employed by Guaranty at the Effective Time, Triangle will make a good faith effort to cause Triangle Bank to locate suitable positions for and offer employment to employees of Guaranty (other than those serving pursuant to an employment agreement). Employees of Guaranty who are not offered positions with Guaranty after the Merger shall receive severance compensation pursuant to Guaranty's Severance Compensation Plan for Employees which provides that all full time and part-time employees who work regularly scheduled hours will receive a severance payment if terminated (voluntary or involuntary) within two years of the Merger. An employee will have cause to voluntarily terminate employment and receive the severance payment if within two years of the Merger the employee's base salary or compensation rate is reduced, Triangle fails to continue any incentive plan, the employee is assigned duties incomparable with current duties or is relocated more than 35 miles from their current job location, or Triangle reduces, other than proportionately, any benefit plan. The severance payment will be equal to two weeks of compensation for each year of employment with Guaranty, not to exceed 12 months for vice presidents, and not to exceed nine months for assistant vice presidents. For all other employees the severance payment will be one week of compensation for each year of employment, not to exceed six months and not less than two weeks.
Benefits will be continued for the number of weeks or months of the employee's severance payment. Employees also may receive a bonus from Guaranty if Guaranty determines such employee would be critical to the ongoing business of Guaranty.

         The Agreement contains provisions relating to indemnification of the present and former directors and officers of Guaranty to the same extent currently provided by Guaranty to its directors and officers. Additionally, options to purchase shares of Guaranty Stock held by directors and officers of Guaranty will be converted into options to purchase shares of Triangle Stock by multiplying the number of shares of Guaranty Stock subject to such options by the Exchange Rate. The per share exercise price under each option shall be adjusted by dividing the per share exercise price of the option by the Exchange
Rate.

         In negotiating the Agreement, Triangle requested and received from Guaranty a Stock Option Agreement dated October 16, 1997, whereby Guaranty has granted to Triangle an option to purchase 177,538 shares of Guaranty Stock at an exercise price of $34.00 per share. The Stock Option Agreement expires on June
30, 1998, unless such date is extended by mutual agreement of Triangle and Guaranty. The options are exercisable only in the event (i) Guaranty, without Triangle's permission, agrees to be acquired by, merge with or sell all or substantially all of its assets to another entity, (ii) any person or entity acquires 10% or more of the outstanding shares of Guaranty Stock, (iii) any person or entity makes a bona fide acquisition proposal to Guaranty or its shareholders, or (iv) any person or entity files an application to acquire
Guaranty or all or substantially all of its assets. In such event, Triangle may exercise the option prior to June 30, 1998. Triangle may exercise the options only with the prior approval of the Federal Reserve and the Commissioner.

         For a more detailed discussion of these items, See "THE MERGER -
Interest of Certain Persons in the Merger."

Certain Federal Income Tax Consequences

         As a condition of the consummation of the Merger, Triangle has received the opinion (the "Tax Opinion") of Coopers & Lybrand L.L.P., tax advisors to
Triangle, concerning the tax consequences of the


                                       9


Merger. It is expected that shareholders of Guaranty will recognize no gain or loss as a result of the Merger, except with respect to cash received pursuant to the perfection of dissenters' rights or with respect to the payment of cash in lieu of the actual issuance of fractional shares of Triangle Stock. The tax basis of the Triangle Stock received by Guaranty shareholders will generally equal the tax basis of the Guaranty Stock surrendered, and the holding period of the Triangle Stock received will generally include the holding period of the Guaranty Stock surrendered. See "THE MERGER - Certain Federal Income Tax
Consequences."

IT IS RECOMMENDED THAT EACH GUARANTY SHAREHOLDER CONSULT HIS OR HER OWN TAX
ADVISOR CONCERNING THE FEDERAL AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL
INCOME TAX CONSEQUENCES OF THE MERGER.

Accounting Treatment

         The Agreement requires that the Merger qualify to be treated as a pooling-of-interests for accounting and financial reporting purposes. Generally, if the number of fractional shares of Triangle Stock resulting from the Merger for which cash is paid in effecting the Merger, together with shares held by Guaranty shareholders who exercise their dissenters' rights, would represent more than 10% of the shares issued by Triangle in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. In such event, or if for any other reason the Merger could not be accounted for as a pooling-of-interests, Triangle or Guaranty would be entitled to terminate the Agreement and abandon the Merger. See "THE MERGER - Accounting
Treatment."

Effects of the Merger on Rights of Shareholders

         Following the Merger, the Articles of Incorporation and Bylaws of Triangle will remain in full force and effect without change. Shareholders of Guaranty will be shareholders of Triangle after the Merger. The provisions of the Articles of Incorporation and Bylaws of Triangle differ in certain respects from the provisions of the Articles of Incorporation and Bylaws of Guaranty. For a comparison of the rights of shareholders under the Articles of Incorporation and Bylaws of Triangle and the Articles of Incorporation and Bylaws of Guaranty, see "COMPARISON OF GUARANTY STOCK AND TRIANGLE STOCK." The Merger will not affect the rights of shareholders of Triangle. As the Merger will have no effect on the Articles of Incorporation or Bylaws of Triangle or on the rights or outstanding shares of Triangle Stock held by Triangle shareholders, and as the amount of Triangle Stock to be issued in the Merger is less than 20% of the currently outstanding shares of Triangle Stock, no approval of the Merger by the shareholders of Triangle is necessary, pursuant to Section 55-11-03(g) of the NCBCA.

Resales of Triangle Stock Received in Merger

         The shares of Triangle Stock into which Guaranty Stock will be converted in the Merger will be freely transferable by the holders thereof except in the case of shares held by persons who may be deemed to be "affiliates" of Triangle or Guaranty under applicable federal securities laws.
Generally, Guaranty's affiliates include its directors, executive officers, principal shareholders and other persons who may be deemed to "control"
Guaranty. (See "THE MERGER-Resale of Triangle Stock").



                                       10

Certain Provisions that May Be Deemed to Have an Anti-Takeover Effect

         The Articles of Incorporation and Bylaws of Triangle contain several provisions that may be deemed to have an "anti-takeover" effect in that they would discourage or prevent an acquisition of Triangle unless the potential acquiror has obtained the approval of Triangle's Board of Directors. Triangle's
Board of Directors believes that an unsolicited, nonnegotiated takeover proposal could seriously disrupt the business and management of Triangle and cause
Triangle great expense. Although the Board of Directors of Triangle believes these provisions are beneficial to Triangle shareholders, such provisions may tend to discourage some acquisition proposals by potential acquirers. See
"COMPARISON OF GUARANTY STOCK AND TRIANGLE STOCK." The Merger will not effect the rights of shareholders of Triangle.

Distribution of Triangle Certificates

         As soon as practicable after the consummation of the Merger, Registrar and Transfer Company, Cranford, New Jersey, Triangle's transfer agent (the
"Exchange Agent"), will mail to each holder of record of Guaranty Stock (other than dissenting shareholders) a letter of transmittal and instructions for its use in effecting the surrender of the certificates in exchange for certificates representing shares of Triangle Stock. See "THE MERGER - Distribution of
Triangle Certificates."

Appraisal Rights of Dissenting Shareholders

         Subject to certain conditions, each Guaranty shareholder has the right under Article 13 of the North Carolina Business Corporation Act ("NCBCA") to
"dissent" from the Merger and receive the "fair value" of the shareholder's shares of Guaranty Stock in cash ("Dissenters' Rights"). Any Guaranty shareholder may give to Guaranty before the vote is taken on the Merger written notice of his or her intent to demand payment for his or her shares if the Merger is effected. A vote against the Merger will not be deemed to satisfy the notice requirement. Such shareholder must not vote his or her shares in favor of the Merger. Any holder of Guaranty Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Merger and will not be entitled to assert dissenters' rights of appraisal. No later than ten days after the Merger is effected, Guaranty must send to each shareholder exercising Dissenters'
Rights by registered or certified mail a written dissenters' notice stating when the payment demand must be sent and where certificates for shares must be deposited and setting a date by which Guaranty must receive the payment demand which shall not be fewer than 30 nor more than 60 days after the date such notice is mailed. The shareholder sent such notice must demand payment and deposit certificates in accordance with the terms of the notice. A Guaranty shareholder who (i) submits, before the vote is taken on the Merger, written notice of intent to demand payment for the shareholder's shares, (ii) does not vote in favor of the Agreement, (iii) demands payment and deposits the shareholder's share certificates by the date set forth in and in accordance with the terms and conditions of a "dissenter's notice" sent to such shareholder, and
(iv) otherwise satisfies the requirements specified in Appendix III to this Proxy Statement/Prospectus, will be offered the amount Guaranty estimates to be the fair value of the shareholder's shares of Guaranty Stock, plus accrued interest to the date of payment, and will be paid such amount in cash provided the shareholder agrees in writing to accept such amount in full satisfaction of the shareholder's demand. In order to exercise Dissenters' Rights, a Guaranty shareholder must follow carefully all steps prescribed in Appendix III. See "THE
MERGER Appraisal Rights of Dissenting Shareholders" and Appendix III.

         Pursuant to Section 55-11-03(g) of the NCBCA, Triangle's shareholders do not have Dissenters' Rights


                                       11


in the Merger.

Market for Triangle Stock and Guaranty Stock

         Since January 1998, transactions in Triangle Stock have been quoted on the New York Stock Exchange. From 1994 through 1997, transactions in Triangle
Stock were quoted on the Nasdaq National Market. As of _______________, 1998, there were ____________ shares of Triangle Stock outstanding and held by approximately _________ holders of record.

         Guaranty Stock is not traded on any exchange. Guaranty Stock prices are reported over-the-counter in the "pink sheets" by the National Daily Quotation
System and such prices generally can be found in the Durham Morning-Herald and the Raleigh News and Observer on a daily basis. Trading in Guaranty Stock is infrequent. As of the Guaranty Record Date, there were _______________ shares of Guaranty Stock outstanding and held by approximately __________ holders of record.

         The following table sets forth quarterly information on the price range of Triangle Stock and Guaranty Stock for the periods indicated and shows the high and low sale prices as quoted by the Nasdaq National Market for Triangle
Stock and the high and low bid and ask prices as known to management of Guaranty, respectively. The sale prices shown are without retail markups, markdowns or commissions.



                                                Triangle Stock                    Guaranty Stock(1)
                                                --------------                    -----------------
                                             High              Low               High            Low
                                             ----              ---               ----            ---
1997
1st Quarter ................................$20.50            $16.00           $23.38            $22.75
2nd Quarter ................................$22.50            $18.50           $23.88            $22.75
3rd Quarter ................................$30.25            $21.75           $25.00            $24.00
4th Quarter ................................$                 $                $                 $

1996
1st Quarter ................................$16.00            $13.88           $20.00            $17.00
2nd Quarter ................................$15.00            $13.50           $19.75            $18.00
3rd Quarter ................................$15.25            $13.50           $25.00            $21.00
4th Quarter ................................$16.38            $14.50           $25.00            $22.38
------------------------------------------------------------------------------------

 (1) Guaranty Stock prices are reported over-the-counter in the "pink sheets" by the National Daily Quotation System published by the National Quotation Bureau, Inc. Quotations do not necessarily represent actual transactions in Guaranty Stock and should not be taken to indicate the existence of any established trading market.

         On October 15, 1997, the last full business day preceding the public announcement of the Merger, the last sale price for a share of Triangle Stock was $26.75. The last sale price of Guaranty Stock prior to the announcement of the Merger and known to management was $25.00 for 200 shares on October 16, 1997. On _________, 1998, the latest practical date for which such prices were available, the last sale price of a share of Triangle Stock was $________ and the last sale price of Guaranty Stock since the announcement of the Merger and known to management of Guaranty was $_______ for _________ shares on _____________, 1998.

Dividends

         Triangle paid its first cash dividend on Triangle Stock on September 30, 1994 in the form of a quarterly dividend of $0.04 per share. Prior to the formation of Triangle, Triangle Bank had not declared or paid any dividends since its organization in 1988.

         The holders of Triangle Stock are entitled to receive dividends when and if declared by Triangle's Board of Directors out of funds legally available therefor. There can be no assurance that after the Merger any dividends will be declared or paid or, if declared and paid, continued in the future. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and the Triangle Board of Directors' consideration of other relevant factors. Subject to the foregoing, it is currently Triangle's intent to continue to pay quarterly cash dividends. The principal sources of funds for the payment of dividends by Triangle are dividends from its bank subsidiaries, Triangle Bank and Bank of Mecklenburg. See "CERTAIN REGULATORY MATTERS - Dividends" for information regarding certain restrictions on the payment of dividends by Triangle Bank and Bank of Mecklenburg to Triangle.

         The holders of Guaranty Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Guaranty has paid a cash dividend each year since 1919. Pursuant to the terms of the Agreement, Guaranty may continue to pay, but may not increase, its quarterly cash dividend at the rate of $0.10 per share. Like Triangle, the payment of cash dividends by Guaranty is limited by certain regulatory restrictions, and is dependent upon its business conditions, operating results, capital and reserve requirements, and its Board of Directors' consideration of other relevant factors. The principal source of funds for the payment of dividends by Guaranty are dividends from Guaranty State Bank. See "INFORMATION ABOUT GUARANTY - Guaranty Stock." There can be no assurance that, in the absence of the consummation of the Merger, dividends would be paid by Guaranty in the future.

         At September 30, 1997, under dividend restrictions imposed by federal and state laws, and without obtaining regulatory approvals, Triangle Bank could declare approximately $_______ million in cash dividends, Bank of Mecklenburg could declare approximately $_______ million in cash dividends, and Guaranty could declare approximately $____ million in cash dividends. Sources of cash available to Triangle for the payment of cash dividends are cash on hand at Triangle, cash made available to Triangle from Triangle Bank, Bank of Mecklenburg and other subsidiaries in the form of dividends to Triangle, and borrowed funds. Except for the receipt of cash in exchange for shares of Triangle Stock in connection with the exercise of outstanding options and warrants, Triangle does not generate cash other than the dividends received from its subsidiaries, including Triangle Bank and Bank of Mecklenburg, and earnings on investments. After giving effect to the Merger, at September 30, 1997, Triangle's subsidiaries, including Triangle Bank and Bank of Mecklenburg, and Guaranty State Bank could declare approximately $______ million in cash dividends on a combined basis, which amount in turn would be available to Triangle.

         The following table sets forth the cash dividends declared per share for the indicated periods.

                    Triangle(1)        Guaranty
                    ----------         --------

1997

1st Quarter            $.10               $.09
2nd Quarter            $.11               $.09
3rd Quarter            $.12               $.10
4th Quarter            $.12               $.10

1996

1st Quarter            $.07               $.08
2nd Quarter            $.08               $.08
3rd Quarter            $.08               $.09
4th Quarter            $.10               $.09

 (1) The dividends shown are dividends historically paid by Triangle on shares of Triangle Stock outstanding on the date declared without restating such dividends to reflect acquisitions of other entities by Triangle which were accounted for as pooling-of-interests.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables set forth selected historical consolidated financial information for Triangle and Guaranty. This information has been derived from the audited and unaudited consolidated financial statements of Triangle and Guaranty, including the related notes thereto, incorporated herein by reference and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For a discussion of recent and pending transactions, see "PRO FORMA COMBINED CONDENSED INFORMATION" and "INFORMATION ABOUT TRIANGLE - Recent Acquisitions" and "INFORMATION ABOUT TRIANGLE - Trust Preferred Securities"


                             Triangle Bancorp, Inc.

                      Consolidated Selected Financial Data
                  (Dollars in thousands except per share data)


                                               Nine Months Ended
                                                 September 30,                             Year Ended December 31,
                                                 -------------                           -----------------------
                                              1997          1996         1996        1995         1994        1993          1992
                                              ----          ----         ----        ----         ----        ----          ----
At Period End                                           (Unaudited)
  Loans Outstanding - Net                   $ 927,979    $ 735,676      $ 752,399    $ 639,557   $ 526,104    $ 449,738    $ 322,164
  Investment Securities Available for Sale   286,948       288,870        286,510      216,523     156,745            0            0
  Investment Securities Held to Maturity     101,196        76,333         98,112       89,452      86,427      213,371      160,195
  Total Assets                             1,489,707     1,223,743      1,241,394    1,054,157     877,983      791,900      560,500
  Total Deposits                           1,221,657     1,012,165      1,025,752      844,878     737,388      674,302      478,926
  Advances from FHLB                          70,000        58,500         58,000       59,500      20,500        5,500            0
  Subordinated Debt                            1,080             0              0            0       2,000        6,700        2,000
  Corporation-Obligated Mandatorily
       Redeemable Capital Securities          19,950             0              0            0           0            0            0
  Shareholders' Equity                       117,632       102,428        105,736       96,870      82,887       80,360       64,863
Summary of Operations
  Net Interest Income                        $38,847     $  33,547      $  45,637    $  39,456   $  34,411    $  24,407    $  21,580
  Provision for Loan Losses                    2,584         1,502          2,330          523       1,299        2,272        2,120
  Noninterest Income                          10,290         7,875          9,902        8,445       5,856        6,438        4,649
   Noninterest Expenses                       25,814        24,497         32,721       33,602      31,123       22,753       20,111
  Net Income                                  13,179         9,878         13,220        9,114       5,184        4,535        3,466
Per Share Data
  Primary Earnings per Share                 $  0.98     $    0.76      $    1.02    $    0.72   $    0.42     $   0.44    $    0.34
  Fully Diluted Earnings per Share           $  0.97     $    0.76      $    1.01    $    0.71   $    0.42     $   0.44    $    0.34
  Book Value                                 $  9.10     $    8.15      $    8.40    $    7.73   $    6.75     $   6.98    $    6.92
  Cash Dividends                             $  0.28     $    0.19      $    0.28    $    0.16   $    0.07     $   0.02    $    0.01
Selected Ratios
  Net Income to Average Assets (1)            1.32 %         1.14 %         1.13%        0.97%        0.63%        0.77%       0.65%
  Net Income to Average Equity (1)           15.59 %        13.32 %        13.16%       10.12%        6.31%        6.68%       5.46%
  Shareholders' Equity/Assets                 7.90 %         8.37%          8.52%        9.19%        9.44%       10.15%      11.57%

(1) The net income for the nine months ended September 30, 1997 and 1996 has been annualized.

                             Guaranty State Bancorp

                      Consolidated Selected Financial Data
                  (Dollars in thousands except per share data)

                                       Nine Months Ended
                                         September 30,                       Year Ended December 31,
                                     ---------------------      ------------------------------------------------------------
                                         1997       1996           1996         1995          1994         1993       1992
                                         ----       ----           ----         ----          ----         ----       ----
At Period End                                                     (Unaudited)
   Loans Outstanding-Net               $ 75,232   $  65,009     $  64,433     $  58,287    $  48,216     $ 43,754   $  43,523
   Investment Securities Available
       For Sale                          20,976      21,407        22,405        18,665       18,249            0           0
   Investment Securities Held
       For Sale                               0           0             0             0            0       13,771      13,430
   Total Assets                         103,830      96,912        96,560        83,058       75,563       71,601      65,411
   Total Deposits                        90,003      82,203        83,594        72,623       66,470       61,964      57,329
   Advances from the FHLB                 1,800       3,800         1,800             0            0            0           0
    Securities Sold Under
       Agreements to Repurchase               0           0             0             0            0        1,104           0
   Shareholders' Equity                $ 11,165   $  10,182     $  10,450      $  9,675     $  8,597     $  8,135    $  7,515
Summary of Operations
   Net Interest Income                 $  3,103   $   2,875     $   3,860      $  3,640     $  3,236     $  2,963    $  2,824
   Provision for Loan Losses                135         112           143           183          144          229         365
   Noninterest Income                       400         329           444           413          451          586         546
   Noninterest Expense                    2,084       1,899         2,564         2,453        2,345        2,185       2,010
   Net Income                          $    863   $     806     $   1,080      $    972         $835      $   793    $    693
Per Share Data
   Net Income                          $    .93   $     .88     $    1.18      $   1.09     $    .95      $   .89    $    .77
   Book Value                          $  12.51   $   11.59     $   11.87      $  11.10     $   9.91      $  9.44    $   8.77
   Cash Dividends                      $    .28   $     .25     $     .33      $    .29     $    .24      $   .22    $    .20
Selected Ratios
   Net Income to Average
         Assets (1)                        1.16%       1.17%         1.16%         1.22%        1.17%        1.18%       1.11%
   Net Income to Average
        Equity  (1)                       10.67%      10.56%        10.72%        10.59%        9.76%       10.08%       9.51%
   Shareholders' Equity/
       Assets                             10.83%      10.51%        10.82%        11.49%       11.92%       11.71%      11.95%

(1) The net income for the nine months ended September 30, 1997 and 1996 has been annualized.

                           COMPARATIVE PER SHARE DATA

The following unaudited consolidated financial information reflects certain comparative per share data relating to (i) net income and book value per common share for Triangle and Guaranty on a historical basis; (ii) net income and book value per common share on a pro forma basis for Triangle after giving effect to the Merger; and (iii) net income and book value per common share on a pro forma equivalent basis for Guaranty assuming that the Merger had been effected for the periods presented and had been accounted for as a pooling-of-interests. The Triangle historical information for all periods has been restated to reflect the acquisition of Bank of Mecklenburg in October 1997, and the Triangle historical information for 1997 has been restated to reflect the acquisition of Coastal Leasing LLC in October 1997. The data presented should be read in conjunction with and has been derived from historical and supplemental consolidated financial statements of Triangle and historical consolidated financial statements of Guaranty and the related notes thereto incorporated herein by reference and in conjunction with the unaudited pro forma combined condensed financial information, including the related notes thereto, included elsewhere in this Prospectus/Proxy Statement. The pro forma comparative per share information presented is not necessarily indicative of what the actual financial results would have been had such transaction been completed at each of the periods presented and is not indicative of future financial position or future results. See "PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."





                                                     Nine Months
                                                  Ended September 30,  Year Ended December 31,
                                               ----------------------  -----------------------

                                               1997     1996     1996     1995     1994
                                               ----     ----      ----     ----     ----

Per Common Share:

Primary Earnings Per Share:
Triangle - historical: ......................    $ .98   $ .76    $1.02    $ .72   $ .42
Guaranty - historical .......................      .93     .88     1.18     1.09     .95
Triangle/Guaranty pro forma combined: .......      .95     .75     1.00      .72     .44
Guaranty pro forma equivalent: ..............     1.34    1.06     1.41     1.02     .62

Fully Diluted Earnings Per Share:
Triangle - historical:  ........................ $ .97  $  .76    $1.01    $ .71   $ .42
Guaranty - historical:    ....................     .93     .88     1.18     1.09     .95
Triangle/Guaranty pro forma combined: .........    .94     .75     1.00      .71     .44
Guaranty pro forma equivalent:  ...............   1.33    1.06     1.41     1.00     .62

Cash Dividends:
Triangle - historical:  ......................   $ .28  $  .19     $.28    $ .16   $ .07
Guaranty - historical:    ..................       .28     .25      .33      .29     .24
Triangle/Guaranty pro forma combined: .......      .26     .18      .26      .15     .07
Guaranty pro forma equivalent:  ..............     .36     .25      .36      .21     .10

Book Value:                                            At 9/30/97                At 12/31/96
                                                       ----------               -----------
Triangle - historical:  .......................        $    9.10                 $   8.40
Guaranty - historical:    ....................             12.51                    11.87
Triangle/Guaranty pro forma combined: ........              9.08                     9.01
Guaranty pro forma equivalent:  ..............             12.81                    12.70


Market Value per Share (1)(2):
                                   At October 15, 1997

 Triangle  Stock .................... $  26.75

 Guaranty Stock.......................$  29.00

Equivalent pro forma Guaranty
  Stock (giving effect to
  Merger only)....................... $  37.72

    ----------------------

          1The closing price for Triangle Stock is the closing sale price on the Nasdaq National Market on the indicated date. The price for Guaranty Stock is the last sale price known to management on the indicated date.

          2Equivalent pro forma amount is calculated by multiplying the Triangle Stock market value by the Exchange Rate. The equivalent pro forma market value per share is dependent on the price of Triangle Stock on any given date and the amount shown is not indicative of what the value of Triangle Stock will be after the Merger.

                    SPECIAL MEETING OF GUARANTY SHAREHOLDERS

         This Proxy Statement/Prospectus is being furnished to shareholders of record of Guaranty Stock as of the close of business on ___________, 1998, in connection with the solicitation of proxies by the Guaranty Board for use at the Guaranty Special Meeting to be held on _____________, __________________, 1998, at ______ p.m., local time, at the Omni Hotel, 201 Foster Street, Durham, North Carolina and at any adjournments thereof to consider and take action upon (i) a proposal to approve the Agreement and (ii) such other business as may properly come before the Guaranty Special Meeting. Each copy of this Proxy Statement/Prospectus being furnished to the holders of record of Guaranty Stock is accompanied by a form of proxy for use at the Guaranty Special Meeting.

HOLDERS OF GUARANTY STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Record Date and Voting Rights

         The Guaranty Board has fixed the close of business on ____________, 1998 (the "Guaranty Record Date") as the record date for the determination of shareholders of Guaranty entitled to receive notice of and to vote at the Guaranty Special Meeting. As of the Guaranty Record Date, there were _______________ shares of Guaranty Stock issued and outstanding held by approximately __________ holders of record. Each share of Guaranty Stock issued and outstanding as of the Guaranty Record Date is entitled to one vote on each of the matters to be decided at the Guaranty Special Meeting. The affirmative vote of at least two-thirds of the total shares of Guaranty Stock issued and outstanding is necessary for approval of the Agreement. Because the affirmative vote of at least two-thirds of the total shares issued and outstanding is required, abstentions, broker non-votes and shares otherwise not voted in the affirmative will have the same effect as votes against the Agreement.

         As of December 31, 1997, the directors and executive officers of Guaranty and their affiliates owned and were entitled to vote approximately ________% of the Guaranty Stock. The directors and executive officers are expected to vote their shares in favor of the proposal to approve the Agreement.

Voting and Revocation of Proxies

         The shares of Guaranty Stock represented by properly executed proxies received in time for the Guaranty Special Meeting will be voted as directed by the shareholders, unless such proxies are revoked as described below. If no instructions are given, such proxies will be voted FOR approval of the proposal to approve the Agreement. If any other matter is properly brought before the Guaranty Special Meeting, such proxies will be voted in the discretion of a majority of the proxy holders named in the Guaranty proxy card. Management of Guaranty is not aware of any other business to be presented at the Guaranty Special Meeting.

         Any shareholder may revoke a proxy at any time before it is voted by attending and voting in person at the Guaranty Special Meeting or by giving a written notice of revocation to the Secretary of Guaranty provided such notice is actually received prior to the vote of shareholders. A later dated proxy that is actually voted at the Guaranty Special Meeting also will revoke an earlier dated proxy. A proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Guaranty or with any other person authorized to tabulate votes on behalf of Guaranty. Whether or not you plan to attend the Guaranty Special Meeting, please complete, sign and return the enclosed proxy card.

Solicitation of Proxies

         Proxies may be solicited by the directors, officers and employees of Guaranty by mail, in person or by telephone or telegraph. Such persons will receive no additional compensation for such services. Guaranty may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Guaranty Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. Except under certain circumstances involving a wrongful breach or termination of the Agreement by Triangle, Guaranty will pay all expenses of its solicitation of proxies and of holding the Guaranty Special Meeting. This Proxy Statement/Prospectus, Notice of the Guaranty Special Meeting and form of proxy, are first being mailed to shareholders of Guaranty on or about ___________, 1998. (See "THE MERGER - Terms of the Merger - Termination of the Agreement.")

Recommendation

         The Guaranty Board has unanimously approved the Agreement and the Merger, believes that the proposal to approve the Agreement and the Merger is in the best interest of Guaranty and its shareholders, employees, depositors, customers, suppliers and community, and unanimously recommends that Guaranty shareholders vote FOR approval of the Agreement and the Merger. In making its recommendation, the Guaranty Board has considered, among other things, the Guaranty Fairness Opinion that Triangle's proposal is fair to Guaranty shareholders from a financial point of view.

                                   THE MERGER

         The following information describes certain of the important terms and conditions of the Agreement and the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Guaranty Fairness Opinion, and Article 13, all of which are attached hereto as Appendices to this Proxy Statement/Prospectus. Guaranty shareholders are urged to read these materials in their entirety.

Parties to the Merger

         Triangle. Triangle, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Triangle owns all of the outstanding shares of Triangle Bank and Bank of Mecklenburg, state commercial banks under the supervision of the Commissioner and the Federal Reserve. Triangle also owns Coastal Leasing LLC, a business equipment leasing company headquartered in Greenville, North Carolina. Triangle Bank provides full-service commercial and consumer banking services from its 56 branches in 40 cities located throughout central and eastern North Carolina. Bank of Mecklenburg provides full-service commercial and consumer banking services from three branches in Charlotte, North Carolina. As of September 30, 1997, Triangle had consolidated assets of $1.5 billion, consolidated deposits of $1.2 billion, and consolidated shareholders' equity of $117.6 million. On December 24, 1997, Triangle entered into a letter of intent to acquire United Federal Savings Bank, Rocky Mount, North Carolina. See "INFORMATION ABOUT TRIANGLE--Recent and Pending Acquisitions." The executive offices of Triangle are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612, telephone number (919) 881-0455.

         Guaranty. Guaranty, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Guaranty owns all of the outstanding shares of Guaranty State Bank, a North Carolina-chartered commercial bank under the supervision of the Commissioner and the FDIC. Guaranty State Bank provides a range of commercial and consumer banking services through five branches in Durham, North Carolina. As of September 30, 1997, Guaranty had assets of $103.8 million, deposits of $90.0 million, and shareholders' equity of $11.1 million. The executive offices of Guaranty are located at 302 West Main Street, Durham, North Carolina 28207, telephone number (919) 688-9361.

Structure of the Merger

         Subject to the terms and conditions of the Agreement, at the Effective Time, Guaranty will be merged with and into Triangle. Triangle will be the surviving corporation resulting from the Merger, operating under its articles of incorporation and bylaws as existing immediately prior to the Merger. Following the Merger, Guaranty State Bank will be merged with and into Triangle Bank. At the Effective Time, the issued and outstanding shares of Guaranty Stock will be converted into the right to receive shares of Triangle Stock at the Exchange Rate. See "- Terms of the Merger - Exchange Rate." Each share of Guaranty Stock issued and outstanding at the Effective Time will be automatically canceled by virtue of the Merger. With the exception of the issuance of additional shares of Triangle Stock in connection with the Merger, the issued and outstanding shares of Triangle Stock will not be changed as a result of the Merger. See "- Terms of the Merger."

         Guaranty maintains a stock option plan for employees (the "Guaranty Option Plan") under which it has granted options to purchase shares of Guaranty Stock (the "Guaranty Options"). At December 31, 1997, Guaranty Options to purchase a total of ____________ shares of Guaranty Stock were outstanding. All such Guaranty Options will be converted into options to purchase Triangle Stock at the Effective Time and thereafter shall provide for the purchase of that number of shares of Triangle Stock equal to the product of the number of shares of Guaranty Stock subject to the Guaranty Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounded down to the nearest whole number. The per share exercise price immediately prior to the Effective Time shall be adjusted by dividing such per share price by the Exchange Rate and rounded up to the nearest cent. See "- Terms of the Merger - Exchange Rate."

         After the Effective Time, the holders of record of shares of Guaranty Stock will have voting rights and dividend rights with respect to that number of shares of Triangle Stock for which the shares of Guaranty Stock that such persons owned immediately prior to the Effective Time are exchanged.


         For a discussion of the rights of dissenting shareholders see "- Appraisal Rights of Dissenting Shareholders."

Terms of the Merger

         Exchange Rate. Subject to the rights of Guaranty shareholders who dissent from the Merger and seek appraisal rights, shares of Guaranty Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive shares of Triangle Stock at the Exchange Rate as provided in the Agreement. The Exchange Rate is 1.41, subject to adjustment as described below. As of ___________, 1998, based on the closing sale price of Triangle Stock of $_______ on the New York Stock Exchange, 1.41 shares of Triangle Stock would be worth $_________. In the event the Average Closing Price of Triangle Stock is less than $27.11, the Exchange Rate shall be increased to provide a per share value of $38.23, and in the event the Average Closing Price of Triangle Stock is greater than $33.14, the Exchange Rate shall be decreased to provide a per share value of $46.72. Each Guaranty shareholder will receive a number of shares of Triangle Stock equal to the number of shares of Guaranty Stock owned by such shareholder multiplied by the Exchange Rate. No fractional shares will be issued but Guaranty shareholders, in lieu of the issuance of fractional shares, will receive cash as determined in the Agreement. In the event the Average Closing Price of Triangle Stock is less than $24.10 or is greater than $36.15, either Triangle or Guaranty may terminate the Agreement and abandon the Merger.

         Treatment of Fractional Shares. No fraction of a share of Triangle Stock will be issued in connection with the Merger. Each Guaranty shareholder who otherwise would be entitled to receive a fraction of a share of Triangle Stock upon the conversion of that shareholder's shares of Guaranty Stock at the Effective Time shall receive, in lieu thereof, cash (without interest) in an amount equal to that fraction multiplied by the Market Value of one whole share of Triangle Stock at the Effective Time. As used above, Market Value shall be equal to the closing sale price of Triangle Stock as quoted on the New York Stock Exchange (as reported by The Wall Street Journal or, if not so reported, by any other authoritative source) on the trading day three days preceding the Closing Date. As of _________, 1998, the closing sale price of Triangle Stock on the New York Stock Exchange was $________. No Guaranty shareholders will be entitled to any dividend or other distribution or any voting or other rights as a shareholder with respect to any fractional share of Triangle Stock.

         Closing and Effective Time. The Merger will not be consummated unless and until the Agreement and the transactions contemplated thereby are approved by the requisite vote of the shareholders of Guaranty, the required regulatory approvals are received, and the other conditions to the Merger are satisfied (or waived to the extent permitted by applicable law). The Agreement provides that the closing of the Merger shall occur on a date specified by Triangle after the expiration of all required waiting periods following receipt of the required regulatory approvals, but in no event later than June 30, 1998. The Effective Time shall occur not later than June 30, 1998. The Merger will become effective on the date and at the time on which Articles of Merger shall have been accepted for filing by the North Carolina Secretary of State (or such later date and time as may be specified in the Articles of Merger). The Effective Time is currently anticipated to occur in April or May, 1998.

         Upon consummation of the Merger, Guaranty will merge with and into Triangle and will cease to exist. After the Merger, Guaranty State Bank will merge with and into Triangle Bank after which merger Guaranty State Bank will cease to exist. After the Merger, offices of Guaranty State Bank will become offices of Triangle Bank.

         Conduct of Business Pending the Merger. The Agreement provides that, during the period from October 16, 1997 (the date the Agreement was originally executed) to the Effective Time, except as provided in the Agreement, Guaranty will conduct its business in the regular and usual course consistent with past practice, and maintain and preserve intact its business organization, officers and employees and business relationships. The Agreement further provides that Triangle may enter into agreements to acquire other financial institutions prior to the Effective Time.

         In addition to other restrictions described elsewhere herein, the Agreement provides that, prior to the Effective Time and except in the ordinary course of its business or as otherwise required by applicable law or regulation, Guaranty may not, among other prohibited actions, (i) incur indebtedness for borrowed money, (ii) sell, transfer, mortgage, pledge or otherwise dispose of any of its properties or assets, or acquire any significant assets, (iii) increase the compensation or benefits of any of its employees, (iv) settle any claim, action or proceeding against it involving monetary damages, (v) make any change in its capital stock, or issue, sale, purchase, redeem or retire shares of such stock, (vi) amend its charter or bylaws, (vii) grant or issue any additional stock options, (viii) enter into any new employment agreements or adopt any new employee benefit plans, (ix) change its accounting practices, (x) acquire or open any new branch offices, or (xi) enter into any contract other than in the ordinary course of its business.

         Conditions to Consummation of the Merger. Consummation of the Merger is subject to various conditions described in the Agreement, including without limitation: (i) approval of the Agreement by Guaranty's shareholders; (ii) receipt of all required regulatory approvals without the imposition by any regulatory agency of a condition to any such approval that is considered by Triangle or Guaranty to be materially disadvantageous or burdensome or to impact the economic or business benefits of the Merger so adversely that it would not be advisable to consummate it; (iii) receipt of the Tax Opinion; and (iv) receipt of the Guaranty Fairness Opinion.

         Triangle's and Guaranty's separate obligations under the Agreement are subject to various other conditions described in the Agreement, unless waived by the party entitled to the benefits of such provision, including without limitation: (i) the absence of a material adverse change in the financial condition, results of operations or business of the other party; (ii) compliance by the other party with all laws and regulations applicable to the transactions described in the Agreement; (iii) the absence of any violation or breach by the other party of any of its obligations, covenants, agreements, representations or warranties under the Agreement; and (iv) the receipt of certain certificates and opinions of the other party's senior officers and legal counsel.

         Additionally, Triangle's obligations are subject to certain additional conditions, unless waived by Triangle, including without limitation: (i) receipt of a written agreement as to certain matters from persons who are considered "affiliates" of Guaranty (see " - Resale of Triangle Stock"); (ii) receipt by Triangle of assurances from Coopers & Lybrand L.L.P. in form and content satisfactory to Triangle to the effect that the Merger may be treated as a "pooling-of-interests" for accounting purposes, (iii) amounts paid by Guaranty for legal, accounting and other professional services related to the Merger (not including fees for the Guaranty Fairness Opinion) may not exceed $50,000; and
(iv) the aggregate shares of Guaranty Stock being paid in cash pursuant to Dissenters' Rights and cash in lieu of fractional shares may not exceed 10% of the outstanding shares of Guaranty Stock.

         Required Regulatory Approvals. The Merger and the transactions contemplated by the Agreement are contingent upon receipt of the following approvals:

         Federal Reserve. The Merger is subject to the approval of the Federal Reserve under the Bank Merger Act, which prohibits the merger or consolidation of any bank holding company or Federal Reserve member bank with any other bank holding company or depository institution without Federal Reserve approval. Triangle has made application to the Federal Reserve and has no reason to believe that the Federal Reserve will not approve the Merger.

         North Carolina Commissioner of Banks. Because Triangle and Guaranty are North Carolina-chartered commercial banks, the merger of Guaranty State Bank into Triangle Bank is subject to the approval of the Commissioner. North Carolina law prohibits the merger or consolidation of any state bank with any other depository institution without the approval of the Commissioner. Triangle has made application to the Commissioner and has no reason to believe that the Commissioner will not approve the Merger.

         Other Approvals. Triangle and Guaranty are not aware of any other governmental approvals or actions that may be required for consummation of the Merger except those described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and, if obtained, would not be conditioned in a manner that would cause the parties to abandon the Merger.

         Amendment and Waivers. Prior to the Effective Time, any provision of the Agreement (other than provisions relating to regulatory approvals, shareholder approvals and other approvals required by law) may be waived by the party entitled to the benefits of such provision. Additionally, the Agreement may be amended, modified or supplemented by Triangle and Guaranty at any time prior to the Effective Time, and whether before or after approval by Guaranty's shareholders, by an agreement in writing approved by a majority of members of their respective Boards of Directors. However, except as otherwise provided in the Agreement, following approval of the Agreement by Guaranty's shareholders, no such amendment may change the Exchange Rate without approval of such change by Guaranty's shareholders.

         Termination of the Agreement. The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by Guaranty's shareholders, upon the mutual agreement of Triangle and Guaranty, and may be terminated by either Triangle or Guaranty if, among other things: (i) the Average Closing Price of Triangle Stock is less than $24.10 or is greater than $36.15 (for the 20 trading days prior to _____________, 1998, the average closing sales price of Triangle Stock was $_______); (ii) the other party shall have violated or failed to perform fully any of its obligations, covenants or agreements in any material respect; (iii) any of the other party's representations or warranties shall have been false or misleading in any material respect when made, or if there has occurred any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading; (iv) Guaranty's shareholders fail to ratify and approve the Agreement; or (v) any condition to the obligations of the terminating party is not satisfied or effectively waived, or the Merger has not become effective by June 30, 1998 (or such later date as shall be mutually agreeable to Triangle and Guaranty).

         Additionally, Triangle may terminate the Agreement if, based on the advice of its legal counsel or consultants, it believes Guaranty or Triangle could incur or become responsible or liable at any time or over a period of time in an amount equal to or greater than $100,000 for expenses or monetary damages on account of any and all remediation, corrective action or damages relating to any discharge, disposal, release or emission by any person of any "hazardous substance" (as defined in the Agreement) on, from or relating to any real property belonging to Guaranty or serving as collateral for any of Guaranty State Bank's loans, or relating to any condition or event with respect to any such real property which constitutes a violation of any "environmental laws" (as defined in the Agreement).


         In the event of the termination and abandonment of the Merger pursuant to the termination provisions of the Agreement, the Agreement will become void and have no effect, except that certain provisions of the Agreement relating to expenses, indemnification and confidentiality of information obtained pursuant to the Agreement or in connection with the negotiation thereof will survive any such termination and abandonment.

Background of and Reasons for the Merger

Background.

         Guaranty. Since its incorporation in 1917, Guaranty State Bank has operated as a community-oriented "hometown" financial institution serving Durham and Durham County, North Carolina with a significant concentration of its assets in residential construction lending. The community-oriented banking philosophy of Guaranty generally has allowed it to compete effectively and profitably with other banking institutions in its local market. During the past few years, however, a number of factors have materialized that caused Guaranty to reassess its long stated position to remain an independent community bank, notably increased competition, technology changes, and increased regulatory oversight. Additionally, Guaranty's common stock is thinly traded and, therefore, Guaranty's shareholders have limited ability to sell their Guaranty common stock.

         With the continued rise in the values of financial institutions, which was hitting historical highs in 1997, the Board of Directors, as represented by the Executive Committee, requested management to make a five-year projection for Guaranty so as to compare profitability on an independent basis with the profit potential to the shareholders of a potential merger of Guaranty with another financial institution. The results of this analysis clearly indicated that the need for investment in new technology and services, deemed essential for Guaranty to compete in its marketplace, would cause a significant downturn in profitability due to high anticipated costs, increased credit risks associated with pursuing enhanced profitability, the nature of Guaranty's concentration in the Durham market and the potential impact any downturn in the Durham market could have on Guaranty. In July 1997 the Executive Committee determined it to be in the best interest of Guaranty and its shareholders to seek expert advice from qualified investment bankers as to the status of merger activities of community-oriented banks that are similarly situated to Guaranty. This decision was reinforced as a result of several bank holding companies indicating an interest in acquiring Guaranty to expand their operations in the Durham market as evidenced over the recent past by inquiries of Guaranty's management as to the desire of Guaranty to remain independent versus a potential combination.

         In July 1997 the Executive Committee met with Wheat First, an investment banking firm expert in merger and acquisition transactions of financial institutions. Based upon this meeting, the Executive Committee determined it would be in the best interests of Guaranty and its shareholders to allow Wheat First to further study Guaranty to develop a more refined viewpoint of the value Guaranty could obtain if it entertained merger proposals from larger financial institutions.

         In August 1997, Wheat First also reviewed, in a summary fashion, Guaranty's strengths and weaknesses both as a financial institution and as a stock market performer. Wheat First also reviewed the strategic options
                                       25
available to Guaranty, inculding the option of a sale of Guaranty either through a negotiated sale with a selected acquiror or through an auction process.

         Based upon the analysis of Wheat First, the Executive Committee recommended the engagement of Wheat First for adoption by the Board of Directors. In early September 1997, Wheat First made a similar presentation to the Board of Directors and the Board approved the engagement of Wheat First to assist Guaranty in identifying prospective acquirors, to prepare information to utilize in discussions with prospective acquirors, to advise Guaranty as to strategy for initiating discussions and conducting negotiations with prospective acquirors, and to advise Guaranty in evaluating any proposal that may result from those discussions and negotiations. Wheat First then engaged in the preparation of financial and operational information of Guaranty and prepared a detailed financial presentation that was confidentially shared with a number of potential acquirors. Based on that information, several potential acquirors indicated an interest in submitting a detailed proposal for the acquisition of Guaranty.

         In early October 1997, Wheat First reported to the Board of Directors as to the specifics of the initial proposals received. Each of the proposals was reviewed in detail as to form of consideration, value per share of Guaranty Stock and aggregate value of the transaction, the ratio of the value per share to the book value and earnings of Guaranty. Based upon the comparison of Triangle's proposal with the contending potential acquirors, it was decided that Guaranty would have additional discussions with Triangle. The Executive Committee and Wheat First conducted those discussions and Triangle increased its proposed exchange ratio to the final agreed upon transaction. Thereafter, a definitive Agreement and Plan of Reorganization and Merger was negotiated and presented to the Board of Directors on October 16, 1997. The Board of Directors received a presentation from Wheat First and counsel for Guaranty and unanimously approved the Agreement. Thereafter, the Agreement was amended and restated to restructure the Merger as presently proposed as a result of further legal considerations and consideration of conversion of data processing and operations to permit the flexible timing of that conversion.

         Triangle. As a result of Triangle's acquisitions during the last five years, Triangle's management determined that a well executed acquisition plan in concert with internal growth would allow Triangle to achieve certain benefits while maintaining loan quality and safe and sound operations. In particular, management believed a well executed acquisition plan could (i) provide opportunities to achieve economies of scale that would increase Triangle's efficiency and profitability; (ii) improve Triangle's ability to compete with the many financial institutions doing business in Triangle's market area; (iii) result in an institution better able to respond to technological changes; (iv) enable the resulting institution to better respond to the needs of its customers and the communities it serves; and (v) allow the shareholders of Triangle (including the former shareholders of acquired institutions) to participate in a financial institution with greater financial resources, a more expansive banking network and a larger market area. After the Merger, Triangle will remain a well-capitalized institution, and Triangle Bank will remain a well-capitalized bank and will be the ninth largest commercial bank in North Carolina, based on assets, with a greater capacity to compete with larger banks in its market area.

Reasons for the Merger.

         Guaranty. In considering the proposed Merger, the Guaranty Board was attracted to the prospect of affiliating with an institution that has greater financial resources and a larger banking network with a greater array of services and higher lending limits. Further, the Guaranty Board considered it important to recognize the contribution of its employees to the profitability of Guaranty. Since Triangle's existing presence in Durham is small, the Merger would offer a greater likelihood of maintaining Guaranty's existing branch and employee structure when compared to an acquisition by a banking institution with more existing branches and personnel in Guaranty's market area.

         In evaluating the Merger and determining whether to approve the Agreement, the Guaranty Board consulted with financial, legal, and other advisors as well as Guaranty's management, and considered a number of factors. In addition to those discussed above, and without assigning any relative or specific weight to any factors, the Guaranty Board considered the following:

         (i) The assessment of Triangle's business, operations, earnings, prospects and financial condition, and enhanced opportunities for growth, operating efficiencies and expanded customer services expected to result from the Merger;

         (ii) The opinion of Guaranty's financial advisor, Wheat First, that the Merger is fair, from a financial point of view, to the shareholders of Guaranty;

         (iii) A variety of factors affecting and relating to the overall strategic focus of Guaranty and Triangle, including similarities in business outlook, approach and corporate culture;

         (iv) The expectation that the Merger will be a tax-free transaction to Guaranty and its shareholders (see "-- Certain Federal Income Tax
Consequences");

         (v) The larger average trading volume and potential for greater liquidity offered by the Triangle Stock to be received by Guaranty's shareholders in the Merger;

         (vi) By affiliation with Triangle on the terms proposed in the Agreement, the dividends, earnings and book value per share of Guaranty Stock would be significantly increased; and

         (vii) The current and prospective economic and competitive environment facing financial institutions, including Guaranty, and the likelihood of a continuing trend of consolidation in the financial services industry.

         Triangle. The Board of Directors of Triangle constantly analyzes opportunities to expand its business and geographic markets by increasing its presence in its existing markets or by entry into new banking markets, whether by acquisition or de novo branching. Triangle's particular interest in the Merger results from the opportunity to increase its market share in Guaranty's geographic market which Triangle considers to be an attractive area for expansion. Triangle currently operates one branch in Durham County, North Carolina. While Triangle could increase its presence in this market through de novo branching, the Merger provides the opportunity to expand Triangle's business without incurring the initial expenses and losses that are normally associated with de novo branching and to gain the advantages of acquiring Guaranty's existing deposit base, established customer relationships and proven management and staff.

Recommendation of the Guaranty Board of Directors

         For the reasons described above, the Guaranty Board of Directors unanimously recommends that the shareholders of Guaranty vote FOR approval of the Agreement.

Opinion of Guaranty Financial Advisor

         Guaranty retained Wheat First to act as its financial advisor in connection with the Merger and to render an opinion to the Guaranty Board of Directors as to the fairness, from a financial point of view, to the holders of Guaranty Stock of the Exchange Rate. Wheat First is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Wheat First regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry. The Guaranty Board of Directors selected Wheat First to serve as its financial advisor in connection with the Merger on the basis of such firm's expertise.

         Representatives of Wheat First attended the meeting of the Guaranty Board of Directors on October 16, 1997, at which the Agreement was considered and approved. At the meeting, Wheat First issued its oral opinion that, as of such date, the Exchange Rate was fair, from a financial point of view, to the holders of Guaranty Stock. A written opinion dated as of this Proxy Statement/Prospectus has been delivered to the Guaranty Board of Directors to the effect that, as such date, the Exchange Rate is fair, from a financial point of view, to the holders of Guaranty Stock.

         The full text of the Guaranty Fairness Opinion, dated as of the date of this Proxy Statement/Prospectus, which sets forth certain assumptions made, matters considered and limitations on review undertaken, is attached as Appendix II to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of Wheat First set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the opinion. Wheat First's opinion is directed only to the fairness, from a financial point of view, of the Exchange Rate to the holders of Guaranty Stock and does not constitute a recommendation to any shareholder of Guaranty as to how such shareholder should vote on the Merger.

         In arriving at its oral opinion of October 16, 1997, Wheat First reviewed certain publicly available business and financial information relating to Guaranty and Triangle and certain other information provided to it, including, among other things the following: (i) Guaranty's Annual Reports to Stockholders, Annual Reports on Form 10-KSB and related financial information for the three fiscal years ended December 31, 1996; (ii) Guaranty's Quarterly Reports on Form 10-QSB and related financial information for the periods ended June 30, 1997, and March 31, 1997, and certain financial data provided by management of Guaranty for the period ended September 30, 1997; (iii) Triangle's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1996; (iv) Triangle's Quarterly Reports on Form 10-Q and related financial information for the periods ended June 30, 1997 and March 31, 1997, and certain financial data provided by management of Triangle for the period ended September 30, 1997; (v) certain publicly available information with respect to historical market prices and trading activities for Guaranty Stock and Triangle Stock and for certain publicly traded financial institutions which Wheat First deemed relevant; (vi) certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant; (vii) the

Agreement; (viii) Triangle's joint proxy/prospectus dated August 11, 1997; (ix) certain estimates of the cost savings and revenue enhancements projected by Guaranty and Triangle for the combined company; (x) other financial information concerning the businesses and operations of Guaranty and Triangle, including certain audited and unaudited financial information and certain internal financial analyses and forecasts for Guaranty and Triangle prepared by the senior managements of those companies; and (xi) such financial studies, analyses, inquiries and other matters as Wheat First deemed necessary. In addition, Wheat First met with members of the senior managements of Guaranty and Triangle to discuss the business and prospects of each company.

         In connection with its review, Wheat First relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of Guaranty and Triangle included in the Agreement, and Wheat First has not assumed any responsibility for independent verification of such information. Wheat First relied upon the managements of Guaranty and Triangle as to the reasonableness and achievability of its financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Wheat First, and assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Wheat First also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Guaranty and Triangle are adequate to cover such losses. Wheat First did not review any individual credit files of Guaranty or Triangle, nor did it make an independent evaluation or appraisal of the assets or liabilities of Guaranty or Triangle.

         In connection with rendering its opinion dated as of the date of this Proxy Statement/Prospectus, Wheat First performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Exchange Rate to holders of Guaranty Stock (other than Triangle and its affiliates) was to some extent a subjective one based on the experience and judgment of Wheat First and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat First believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat First's view of the actual value of Guaranty or Triangle.

         In performing its analyses, Wheat First made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Guaranty or Triangle. The analyses performed by Wheat First are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat First assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to Triangle.

         Wheat First's opinion is just one of the many factors taken into consideration by the Guaranty Board of Directors in determining to approve the Agreement. Wheat First's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Guaranty, nor does it address the effect of any other business combination in which Guaranty might engage.

         The following is a summary of the analyses performed by Wheat First in connection with its oral opinion delivered to the Guaranty Board of Directors on October 16, 1997:

         Comparison of Selected Companies. Wheat First compared the financial performance and market trading information of Triangle to that of a group of regional bank holding companies (the "Group"). This Group included: Carolina First Corporation, Centura Banks Incorporated, CCB Financial Corporation, First Citizens BancShares, Inc., First Charter Corporation, F&M National Corporation, First Virginia Banks Incorporated, Bank of Granite Corporation, MainStreet BankGroup Incorporated, National Commerce Bancorp, and Union Bankshares Corporation.

         Based on financial data as of and for the three-month period ended June 30, 1997, or September 30, 1997, Triangle (including pending acquisitions for balance sheet measures) had ratios which included: (i) equity to assets of 8.92% compared to an average of 9.73%, a minimum of 6.46% and a maximum of 17.45% for the Group; (ii) loans to deposits of 75.70% compared to an average of 81.72%, a minimum of 68.56% and a maximum of 90.47% for the Group; (iii) nonperforming assets to total assets of 0.53% compared to an average of 0.35%, a minimum of 0.00% and a maximum of 0.92% for the Group; (iv) reserves for loan losses to nonperforming assets of 181.4% compared to an average of 292.3%, a minimum of 82.4% and a maximum of 533.9% for the Group; (iv) returns on average assets before nonrecurring charges and extraordinary items of 1.29% compared to an average of 1.30%, a minimum of 0.79% and a maximum of 2.72% for the Group; and
(v) returns on average equity before nonrecurring charges and extraordinary items of 15.38% compared to an average of 14.68%, a minimum of 11.07% and a maximum of 19.38% for the Group.

         Based on the market values as of October 15, 1997, and financial data as of June 30, 1997 or September 30, 1997, Triangle had: (i) a stock price to book value (as estimated pro forma for pending acquisitions) multiple of 298.9% compared to an average of 279.8%, a minimum of 184.8% and a maximum of 438.1% for the Group; (ii) a stock price to "First Call" (as hereinafter defined) 1997 estimated earnings per share multiple of 21.2x compared to an average of 19.3x, a minimum of 16.9x and a maximum of 22.4x for the Group; (iii) a stock price to First Call 1998 estimated earnings per share multiple of 17.6x compared to an average of 17.2x, a minimum of 15.3x and a maximum of 19.8x for the Group; and
(iv) an indicated dividend yield of 1.79% compared to an average of 1.80%, a minimum of 0.96% and a maximum of 2.48% for the Group. "First Call" is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors.

         Analysis of Selected Transactions. Wheat First performed an analysis of premiums paid in nine selected pending or recently completed community bank acquisitions announced since June 1996 where the announced deal value was between $10 million and $100 million and the target company located in North Carolina, South Carolina or Virginia (the "Selected Transactions"). Multiples of book value, trailing twelve months earnings and estimated current year earnings paid in the Selected Transactions were compared to the multiples and premiums implied by the consideration offered by Triangle in the Merger. The Selected Transactions included the following pending transactions: Regions Financial Corp./Greenville Financial Corp.; MainStreet BankGroup, Inc./Tysons Financial Corp.; First Charter Corp./Carolina State Bank and Abigail Adams National Bancorp/Ballston Bancorp, Inc. The Selected Transactions included the following completed transactions: Triangle Bancorp, Inc./Bank of Mecklenburg; United Bancshares, Inc./First Patriot Bankshares; LSB Bancshares, Inc./Old North State Bank; FCFT, Inc./Blue Ridge Bank and Triangle Bancorp, Inc./Granville United Bank.

         Based on the market value of Triangle Stock on October 15, 1997, and financial data as of September 30, 1997, the analysis yielded ratios of the implied consideration to be paid by Triangle to Guaranty: (i) to book value of 305.6% compared to an average of 244.5%, a minimum of 167.3% and a maximum of 360.2% for the Selected Transactions; (ii) to trailing twelve months earnings per share of 31.1x compared to an average of 22.3x, a minimum of 14.5x and a maximum of 33.4x for the Selected Transactions; and (iii) to annualized latest quarter earnings per share of 28.1x compared to an average of 22.1x, a minimum of 16.1x and a maximum of 37.6x for the Selected Transactions.

         The following comparisons are based on financial data as of and for the nine month period ended September 30, 1997, for Guaranty and the twelve months reporting period prior to the announcement of each transaction for each acquiree in the Selected Transactions: Guaranty had: (i) equity to assets of 10.75% compared to an average of 8.93%, a minimum of 6.53%, and a maximum of 10.55% for the Selected Transaction acquirees; (ii) nonperforming assets to total assets of 0.14% compared to an average of 0.23%, a minimum of 0.00%, and a maximum of 0.46% for the Selected Transaction acquirees; (iii) returns on average assets of 1.24% compared to an average of 1.10%, a minimum of 0.84%, and a maximum of 1.41% for the Selected Transaction acquirees; and (iv) returns on average equity before extraordinary items of 11.63% compared to an average of 13.27%, a minimum of 9.57%, and a maximum of 21.87% for the Selected Transaction acquirees; and
(v) an efficiency ratio of 56.89% compared to an average of 61.37%, a minimum of 45.57%, and a maximum of 71.53% for the Selected Transaction acquirees.


         Contribution Analysis. Wheat First analyzed the relative contribution made by each of Guaranty and Triangle to certain balance sheet and income statement items including assets, deposits, shareholders' equity and estimated earnings, based on balance sheet data as of September 30, 1997 (estimated pro forma for Triangle's pending acquisitions as of that date), First Call consensus earnings estimates for Triangle and management earnings projections for Guaranty. Wheat First then compared the relative contribution of such balance sheet and income statement items with the fully diluted ownership percentage of the combined company of approximately 8.86% for Guaranty shareholders based on an Exchange Rate of 1.41. The contribution analysis showed that under the Triangle proposal, Guaranty would contribute approximately 6.38% of the combined assets, 8.72% of the combined shareholder's equity (before Merger-related expenses) and 6.59% of the 1998 estimated earnings of the two companies (before cost savings).

         Discounted Dividends Analysis. Using discounted dividends analysis, Wheat First estimated the present value of the future stream of dividends that Guaranty could produce over the next five years, under various circumstances, assuming the company performed in accordance with the earnings forecasts of management and an assumed level of expense savings was achieved. Wheat First then estimated the terminal values for Guaranty Stock at the end of the period by applying multiples ranging from 14x to 16x projected earnings in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 14% to 16%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Guaranty Stock. This discounted dividend analysis indicated reference ranges of between $33.69 and $41.32 per share for Guaranty Stock. These values compare to the implied consideration to be offered by Triangle to Guaranty in the Merger of $38.23 based on the market value of Triangle Stock on October 15, 1997.

         In connection with its written opinion as of the date hereof, Wheat First confirmed the appropriateness of its reliance on the analyses used to render its October 16, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

         No company or transaction used as a comparison in the above analysis is identical to Guaranty, Triangle or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

         The Guaranty Fairness Opinion is dated as of the date of this Proxy Statement/Prospectus and is based solely upon the information available to us and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof.



         As compensation for Wheat First's services, Guaranty has agreed to pay Wheat First advisory fees which aggregate to 1.15% of the aggregate consideration to be paid to Guaranty shareholders. Guaranty has agreed also to reimburse Wheat First for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the Merger is consummated. Guaranty has further agreed to indemnify Wheat First against certain liabilities, including certain liabilities under federal securities laws. The payment of the above fees is not contingent upon Wheat First rendering a favorable opinion with respect to the Merger.

Certain Federal Income Tax Consequences

         The following is a summary of the federal income tax consequences of the Merger generally applicable to Guaranty and its shareholders under the Code. It does not include consequences of state, local or other tax laws or special consequences to particular Guaranty shareholders having special situations. Accordingly, each Guaranty shareholder is urged to consult with his or her own tax advisor regarding specific tax consequences of the Merger.

         As a condition of the consummation of the Merger, Triangle has received an opinion of Coopers & Lybrand L.L.P., tax advisors to Triangle, concerning the tax consequences of the Merger, which provides, in substance, that the federal income tax consequences of the Merger are as follows:

         (i) The Merger will constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

                  (ii) The conversion of Guaranty Stock into Triangle Stock will not give rise to any income to, and no gain or loss will be recognized by, Guaranty shareholders except with respect to any cash payments in lieu of fractional shares or dissenter's rights (see subparagraphs (v) and (vi) below);

                  (iii) The aggregate tax basis of the shares of Triangle Stock received by a Guaranty shareholder will be equal to the tax basis of the shares of Guaranty Stock converted into such shares of Triangle Stock;

                  (iv) The holding period of the shares of Triangle Stock received by a Guaranty shareholder will include the holding period of the shares of Guaranty Stock converted into such shares of Triangle Stock provided that such stock was held as a capital asset on the date of consummation of the Merger;

                  (v) The payment of cash to Guaranty shareholders in lieu of the actual issuance of fractional shares of Triangle Stock will be treated for tax purposes as if fractional shares of Triangle Stock were in fact issued and the cash was then distributed by Triangle in a redemption of such fractional shares subject to the provisions and limitations of Section 302 of the Code ("Section 302"). Any gain or loss recognized will be capital gain or loss, assuming that the shares of Triangle Stock would have been a capital asset in the hands of the shareholder; and,

                  (vi) The receipt of cash by a dissenting Guaranty shareholder will be treated as received by that shareholder as a distribution by Guaranty in redemption of such shareholder's common stock, subject to the provisions and limitations of Section 302. Any gain or loss recognized will be capital gain or loss, assuming that the shares of Guaranty Stock are a capital asset in the hands of the shareholder.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. GUARANTY SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS, AND THE TAX CONSEQUENCES OF SALES OF TRIANGLE STOCK.

Accounting Treatment

         The Agreement requires that the Merger be treated as a pooling-of-interests for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Guaranty will be reported on the books of Triangle at their book values at the Effective Time and Triangle's consolidated financial statements for prior periods will be restated to reflect the consolidated assets, liabilities and operations of Guaranty for such periods. No goodwill or other intangible assets will be created in connection with the Merger.

         Among other requirements, in order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (at least 90%) of the outstanding shares of Guaranty Stock must be exchanged for Triangle Stock. Generally, if the number of fractional shares of Triangle Stock resulting from the Merger for which cash is paid, and shares held by Guaranty shareholders who exercise their Dissenters' Rights together represent more than 10% of the shares to be issued by Triangle in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. Consummation of the Merger is conditioned on receipt by Triangle, unless waived, in whole or in part, of assurances in form and content satisfactory to Triangle from its independent accountants, Coopers & Lybrand L.L.P., that the Merger may be treated as a pooling-of-interests for accounting purposes. (See "- Conditions to Consummation of the Merger.")

Interest of Certain Persons in the Merger

         Directors. As soon as practicable following the Effective Time, two members of Guaranty's Board of Directors will be appointed to the Board of Directors of Triangle for a term of two years from the Effective Time. Such individuals shall be compensated in accordance with Triangle's then current policies and procedures. The remaining members of the Board of Directors of Guaranty, other than those who choose not to serve, will become members of Triangle Bank's Durham local advisory board following the Effective Time. Each such person shall be compensated in accordance with Triangle Bank's then current policies and procedures.

         Officers. At the Effective Time, Triangle will enter into an employment agreement with Charles J. Stewart, President of Guaranty. Pursuant to the Agreement, Mr. Stewart will serve as an Executive Vice President of Triangle Bank until July 31, 2004 at an annual base salary of $150,000. After the first year of the agreement, the annual base salary will be increased by a minimum of 3% per year during each year of the agreement. In addition, consistent with Triangle's practice involving other officers of Triangle Bank, Mr. Stewart will be granted at the Effective Time options to purchase 10,000 shares of Triangle Stock at an exercise price equal to the closing sales price at the Effective Time. The employment agreement will supersede and replace the existing employment agreement between Mr. Stewart and Guaranty State Bank.

         Jean R. Turner, Joseph M. Johnson and J. Edwin Causey, Jr., each a Senior Vice President of Guaranty State Bank, have individual severance compensation agreements with Guaranty State Bank whereby, as a result of the Merger, each will be entitled to receive two times their salary if within two years of the Merger they are terminated for reasons other than cause, or voluntarily terminate employment in the event of a salary reduction, a reduction in benefits, the assignment of duties incomparable to current duties, or a relocation more than 35 miles from present work location. At this time, neither Triangle nor Guaranty can estimate whether these agreements will be exercised.

         Employees. Provided they remain employed by Guaranty at the Effective Time, Triangle will make a good faith effort to cause Triangle Bank to locate suitable positions for and offer employment to employees of Guaranty (other than those serving pursuant to an employment agreement). Employees of Guaranty who are not offered positions with Guaranty after the Merger shall receive severance compensation pursuant to Guaranty's Severance Compensation Plan for Employees which provides that all full time and part-time employees who work regularly scheduled hours will receive a severance payment if terminated (voluntary or involuntary) within two years of the Merger. An employee will have cause to voluntarily terminate employment and receive the severance payment if within two years of the Merger the employee's base salary or compensation rate is reduced, Triangle fails to continue any incentive plan, the employee is assigned duties incomparable with current duties or is relocated more than 35 miles from their current job location, or Triangle reduces, other than proportionately, any benefit plan. The severance payment will be equal to two weeks of compensation for each year of employment with Guaranty, not to exceed 12 months for vice presidents, and not to exceed nine months for assistant vice presidents. For all other employees the severance payment will be one week of compensation for each year of employment, not to exceed six months and not less than two weeks. Benefits will be continued for the number of weeks or months of the employee's severance payment. Employees also may receive a bonus from Guaranty if Guaranty determines such employee would be critical to the ongoing business of Guaranty.

         The Agreement provides that Guaranty's employee benefit plans will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of Guaranty (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of Triangle and its subsidiaries, (ii) in the event a Guaranty employee benefit plan is terminated, the rights and benefits of a Guaranty employee thereunder shall become fully vested, with each participating Guaranty employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Triangle employee benefit plan, on the same basis and applying the eligibility standards as would apply to the employees of Triangle and its subsidiaries as if such employee's prior service to Guaranty had been performed on behalf of Triangle and its subsidiaries for qualification, participation and vesting (but not for funding purposes), and
(iii) in the event a Guaranty employee benefit plan is merged into a Triangle employee benefit plan, shall be entitled to participate in such plan on the same basis and applying the same eligibility standards as would apply to employees of Triangle and its subsidiaries. Triangle has agreed that for purposes of qualification, participation and vesting, the employees of Guaranty shall receive credit for their periods of service to Guaranty.

         Guaranty Options. Under the Agreement at the Effective Time, all rights with respect to Guaranty Options which are outstanding at the Effective Time, whether or not then exercisable, will be converted into and will become rights with respect to Triangle Stock, and Triangle will assume Guaranty's obligations with respect to each such Guaranty Option, in accordance with the terms of the applicable Guaranty Option Plan and the related option agreements. From and after the Effective Time, (i) each Guaranty Option assumed by Triangle may be exercised solely for shares of Triangle Stock, (ii) the number of shares of Triangle Stock subject to each Guaranty Option will be equal to the number of shares of Guaranty Stock subject to such Guaranty Option immediately prior to the Effective Time multiplied by the Exchange Rate rounded down to the nearest whole share, and (iii) the per share exercise price under each such Guaranty Option will be adjusted by dividing the per share exercise price thereunder by the Exchange Rate and rounding up to the nearest cent, provided that the number of shares of Triangle Stock subject to each Guaranty Option and the per share exercise price will, in accordance with the terms of the Guaranty Option and the per share exercise price, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.

         Indemnification. Pursuant to the Agreement, Triangle will indemnify the present and former officers and directors of Guaranty against liabilities from actions in their official capacities as directors and officers of Guaranty to the same extent Guaranty indemnifies its directors and officers.

         Stock Option Agreement Between Triangle and Guaranty. In negotiating the Agreement, Triangle requested and received from Guaranty a stock option agreement dated October 16, 1997, whereby Guaranty has granted to Triangle an option to purchase 177,538 shares of Guaranty Stock at an exercise price of $34.00 per share. The Stock Option Agreement expires on June 30, 1998, unless such date is extended by mutual agreement of Triangle and Guaranty. The options are exercisable only in the event (i) Guaranty, without Triangle's permission, agrees to be acquired by, merge with or sell all or substantially all of its assets to another entity, (ii) any person or entity acquires 10% or more of the outstanding shares of Guaranty Stock, (iii) any person or entity makes a bona fide acquisition proposal to Guaranty or its shareholders, or (iv) any person or entity files an application to acquire Guaranty or all or substantially all of its assets. In such event, Triangle may exercise the option prior to June 30, 1998. Triangle may exercise the options only with the prior approval of the Federal Reserve and the Commissioner.

Expenses and Fees

         The Agreement provides that Guaranty and Triangle each will pay its own legal, accounting and financial advisory fees and all its other costs and expenses (including filing fees, printing costs and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the Agreement or otherwise in connection with the Merger. Triangle may terminate the Agreement and abandon the Merger if Guaranty's expenses for legal, accounting and other professional fees (excluding fees for the Guaranty Fairness Opinion) exceed $50,000.

Distribution of Triangle Certificates

         Registrar and Transfer Company, Cranford, New Jersey, will serve as the Exchange Agent to effect the exchange of certificates in connection with the Merger. Immediately prior to the Effective Time, Triangle shall deposit with the Exchange Agent the number of shares of Triangle Stock and the amount of cash necessary to consummate the Merger. Promptly after the Effective Time, the Exchange Agent will forward to each holder of record of Guaranty Stock as of the Effective Time (other than dissenting shareholders) a letter of transmittal and instructions for the record holder's use in effecting the surrender of the certificates in exchange for certificates representing shares of Triangle Stock. Shareholders of Guaranty should not surrender their certificates for exchange until such letter of transmittal and instructions are received. Upon surrender of any certificate for exchange and cancellation, together with a duly endorsed letter of transmittal, if applicable, the holder of such certificate shall be entitled to receive in exchange therefor (i) certificates evidencing the number of whole shares of Triangle Stock into which their shares of Guaranty Stock will have been converted, together with cash for any fractional share, or (ii) in the case of a shareholder properly exercising dissenters' rights, the amount of cash determined as provided in Article 13 of the NCBCA.

         Until surrendered as described above, each Guaranty certificate will be deemed for all corporate purposes to evidence only the right to receive the number of shares of Triangle Stock to which the shareholder has become entitled. However, after the Effective Time and regardless of whether they have surrendered their Guaranty certificates, Guaranty shareholders shall be entitled to vote and to receive any dividends or other distributions (for which the record date is after the Effective Time) on the number of whole shares of Triangle Stock into which their Guaranty Stock has been converted; provided, however, that no such dividends or other distributions will be paid to the holders of such Guaranty certificates unless and until their Guaranty certificates are surrendered. Upon surrender of each Guaranty certificate, there will be paid the amount, without interest thereon, of dividends and other distributions, if any, that became payable on the shares of Triangle Stock represented by such certificate after the Effective Time but had not been paid to the record owner thereof.

         Shareholders whose Guaranty certificates have been lost, stolen or destroyed will be required to furnish evidence satisfactory to Triangle of ownership of such Guaranty certificates and of such loss, theft or destruction, and to furnish appropriate and customary indemnification (which may include an indemnity bond), in order to receive the Triangle certificates or cash to which they are entitled.

         If any certificates for shares of Triangle Stock are to be issued in a name other than that in which the certificates surrendered for exchange are issued, the certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer. The person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, provide funds for such purpose, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

         After the Effective Time, there will be no transfers on the transfer books of Guaranty of the shares of Guaranty Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they will be canceled and exchanged for a certificate representing shares of Triangle Stock pursuant to the terms of the Agreement.

         Neither Guaranty, Triangle, the Exchange Agent nor any other person will be liable to former holders of Guaranty Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

Resale of Triangle Stock

         Although the shares of Triangle Stock to be issued in the Merger have been registered under the Securities Act, such shares may not be traded freely and without restriction by those shareholders deemed to be "affiliates" of Guaranty prior to the Effective Time. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Guaranty and generally include directors, executive officers, and any current shareholder of Guaranty who owns an amount of Guaranty Stock equal to or greater than 10% of the issued and outstanding shares of Guaranty Stock. Persons deemed to be affiliates of Guaranty may not resell shares of Triangle Stock received by them in connection with the Merger unless (i) sales are made pursuant to an effective registration statement under the Securities Act, (ii) sales are made in compliance with Rule 145 promulgated under the Securities Act, or (iii) sales are made pursuant to another exemption from registration under the Securities Act. In addition, as a condition of treating the Merger as a pooling-of-interests for accounting purposes, affiliates of Triangle and Guaranty will be prohibited from selling or transferring any shares of Triangle Stock from the date generally 30 days prior to consummation of the Merger and until Triangle shall have published results of its financial operations for a period covering at least 30 days following the Effective Time. The stock certificates representing the shares of Triangle Stock issued to persons deemed to be affiliates of Guaranty in the Merger will bear a legend summarizing the above restrictions, and Triangle will instruct its transfer agent to impose stop orders with respect to such certificates.

         This Proxy Statement/Prospectus may not be used for the resale of any shares of Triangle Stock received in connection with the Merger.

Appraisal Rights of Dissenting Shareholders

         The following is only a summary of the rights of a dissenting Guaranty shareholder under Article 13 of the NCBCA. Any Guaranty shareholder who intends to dissent to the Merger should carefully review the text and comply with the requirements of Article 13 of the NCBCA included herein as Appendix III, and should also consult with his or her attorney. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Guaranty shareholders and no notice of approval of the Merger will be given to a dissenting shareholder.

         Article 13 of the NCBCA, the text of which is attached as Appendix III, provides in detail the procedure which must be followed by any Guaranty shareholder objecting to the Merger and desiring to be paid the fair value of his or her shares. The Merger gives rise to shareholder dissenter's rights under such statute which, in summary, provides as follows:

         (a) Any Guaranty shareholder may give to Guaranty before the vote is taken on the Merger written notice of his or her intent to demand payment for his or her shares if the Merger is effected. A dissenting shareholder's notice to Guaranty should be mailed to Charles J. Stewart, President, Guaranty State Bancorp, 302 West Main Street, Durham, North Carolina 27701, telephone (919) 688-9361. A vote against the Merger will not be deemed to satisfy the notice requirement.

         (b) Such shareholder must not vote his or her shares in favor of the Merger. Any holder of Guaranty Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Merger and will not be entitled to assert dissenters' rights of appraisal.

         (c) No later than ten days after the Merger is effected, Guaranty must send to such shareholder by registered or certified mail, return receipt requested, a written dissenter's notice stating when the payment demand must be sent and where certificates for certificated shares must be deposited, informing holders of such shares as to the restrictions on transfer of such shares, supplying a form for demanding payment and setting a date by which Guaranty must receive the payment demand, which shall not be fewer than 30 nor more than 60 days after the date such notice is mailed. The shareholder must also be provided a copy of Article 13. The shareholder receiving such notice must demand payment and deposit certificates in accordance with the terms of the notice.

         (d) As soon as the Merger is effected, or upon receipt of a payment demand, Guaranty shall offer to pay each dissenter who has complied with the requirements of the statute, the amount Guaranty estimates to be the fair value of his or her shares, plus interest accrued to the date of payment, in full satisfaction of the demand of each dissenting shareholder who agrees in writing to accept the same. The offer of payment must be accompanied by Guaranty's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, the latest available interim financial statements, if any, a statement of Guaranty's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenting shareholder's rights to demand payment and a copy of
Article 13.

         (e) If the shareholder believes the amount offered by Guaranty is less than the fair value of his or her shares or the interest was incorrectly calculated or Guaranty fails to make payment within 30 days after the dissenting shareholder accepts its offer, the dissenting shareholder must notify, in writing, Guaranty of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of the same, or notify Guaranty of its failure to act promptly. Such notice must be given within 30 days after Guaranty offers payment or fails to perform.

         (f) If demand for payment remains unsettled, the shareholder may, within 60 days after the date of his or her payment demand, petition the court to determine the fair value of the shares and accrued interest. If the dissenting shareholder does not commence the proceeding within the 60 day period, he or she shall have an additional 30 days to either: (i) accept in writing Guaranty's offer or (ii) assume the status of a nondissenting shareholder.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)

         The following unaudited pro forma combined condensed balance sheet as of September 30, 1997 and the unaudited pro forma combined condensed statements of income for the nine months ended September 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 combine (i) the historical and supplemental financial statements of Triangle and the historical financial statements of Guaranty using the pooling-of-interests method of accounting for business combinations, and (ii) Triangle and Guaranty pro forma financial information and
(a) the historical financial information of ten branches acquired in August 1997 (the "Branch Acquisition") using the purchase method of accounting for business combinations, (b) the trust securities issued by a subsidiary trust of Triangle in June 1997 (the "Trust Securities"), and (c) the proposed acquisition of United Federal Savings Bank, Rocky Mount, North Carolina (the "United Federal Acquisition"). The pro forma combined condensed balance sheet gives effect to the Merger and the United Federal Acquisition as if they had occurred on September 30, 1997. The pro forma income statements give effect to the Merger and the United Federal Acquisition as if they had occurred on January 1, 1994, and the Branch Acquisition as if the transaction had occurred on January 1, 1996. The historical financial statements of Triangle for all periods have been restated to include Bank of Mecklenburg, which was acquired October 2, 1997, using the pooling-of-interests method, and the historical financial statements of Triangle for 1997 have been restated to include Coastal Leasing Corporation, which was acquired on October 31, 1997, using the pooling-of-interests method. The pooling-of-interests method of accounting requires all assets and liabilities to be carried at their book values. The purchase method of accounting requires that all assets and liabilities be adjusted to their estimated fair values as of the date of the acquisition. See "INFORMATION ABOUT TRIANGLE AND TRIANGLE BANK - Recent and Pending Acquisitions" and "-Trust Securities Issuance".

         The pro forma statements are provided for informational purposes. The unaudited pro forma financial information presented is not necessarily indicative of what the actual financial position or results of operations would have been had such transactions been completed as of September 30, 1997, or as of the beginning of each of the periods presented and is not indicative of future financial position or future results. The unaudited pro forma financial information does not reflect any non-recurring expenses which may be incurred in connection with the transactions. Current estimates of non-recurring expenses for the Merger in 1998 are $1.0 million after tax. The cost savings associated with the possible operating efficiencies and synergies have not been quantified, nor are any such savings assured. The pro forma financial statements should be read in conjunction with the audited historical and supplemental consolidated financial statements and the notes thereto of Triangle, the unaudited consolidated interim financial statements of Triangle, the audited financial statements and the notes thereto of Guaranty and the unaudited consolidated interim financial statements of Guaranty, all incorporated herein by reference.

                             Triangle Bancorp, Inc.
                   Pro Forma Combined Condensed Balance Sheet
                               September 30, 1997
                                   (Unaudited)
                                 (In Thousands)


                                                                                                                Pro Forma Combined
                                                                     Pro Forma                                  Triangle Bancorp,
                                             Guaranty               Combined and                              Guaranty State Bancorp
                                 Triangle     State                Guaranty State  United Federal               and United Federal
 Assets                          Bancorp     Bancorp   Adjustments    Bancorp       Savings Bank  Adjustments      Savings Bank
                                -----------  --------  ----------- --------------  -------------- ----------- ----------------------

        Cash and Due From Banks   $  82,391  $  2,952                $   85,343      $  8,840                        $   94,183
        Investment Securities       388,144    21,285                   409,429        22,658                           432,087
        Federal Funds Sold            9,930       819                    10,749            --                            10,749
        Loans, net                  927,979    75,232                 1,003,211       241,570                         1,244,781
        Premises and Equipment       30,450     2,514                    32,964         5,724                            38,688
        Intangible Assets            28,549         -                    28,549         3,080                            31,629
        Other Assets                 22,264     1,027                    23,291         3,872                            27,163
                                ----------------------------------------------------------------------------------------------------
Total Assets                    $ 1,489,707  $103,829                $1,593,536      $285,744                         1,879,280
                                ====================================================================================================

Liabilities
       Noninterest Bearing Demand $ 180,788  $ 11,653                $  192,441      $  7,680                        $  200,121
       Interest Bearing Demand      162,051     4,599                   166,650        14,616                           181,266
       Savings and Money Market     244,407    27,375                   271,782        18,530                           290,312
Deposits
        Time Deposits               634,411    46,376                   680,787       213,027                           893,814
                                ----------------------------------------------------------------------------------------------------
        Total Deposits            1,221,657    90,003                $1,311,660      $253,853                        $1,565,513
                                ----------------------------------------------------------------------------------------------------
        Borrowed Funds              111,895     1,800                   113,695         7,163                           120,858
        Corporation - Obligated
           Mandatorily
           Redeemable
           Capital Securities        19,950         -                    19,950                                          19,950
        Other Liabilities            18,573       862                    19,435         3,774                            23,209
                                ----------------------------------------------------------------------------------------------------
Total Liabilities                 1,372,075    92,665                 1,464,740       264,790                         1,729,530

Shareholders' Equity
      Common Stock                   75,417       892       4,800(2)     81,109            31         2,715 (2)          83,855

      Surplus                             -     4,800     (4,800)(2)          -         2,715        (2,715)(2)              --
      Retained Earnings              41,475     5,387                    46,862        18,153                            65,015
      Unrealized Gain on
        Securities AFS                  740        85                       825            55                               880
                                ----------------------------------------------------------------------------------------------------
Total Shareholders' Equity          117,632    11,164                   128,796        20,954                           149,750
                                ----------------------------------------------------------------------------------------------------
Total Liabilities and
      Shareholders' Equity       $1,489,707  $103,829                $1,593,536      $285,744                        $1,879,280
                                ====================================================================================================

See Notes to Pro Forma Combined Condensed Financial Information.

                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                         Nine Months Ended September 30, 1997
                                   (Unaudited)
                                 (In Thousands)



                                                                                Pro Forma
                                                                                 Combined
                                              Trust Securities                Triangle Bancorp,
                                                   and                        Trust Securities
                                    Triangle      Branch                           and              Guaranty State
                                    Bancorp    Acquisition (1,3)   Adjustments  Branch Acquisition       Bancorp
                                 ----------   -----------------  ------------  -------------------  -------------

Interest Income
  Loans                               $60,067   $ 3,541          $ (191) (6)   $63,417                  $ 4,943
  Federal Funds Sold                    1,204      --                --          1,204                       99
  Investment Securities                16,235       389           4,370  (4)    20,994                      912
                                      --------   -------         ----------    ---------                -------
Total Interest Income                  77,506     3,930           4,179         85,615                    5,954
                                      --------   -------         ----------    ---------                -------

Interest Expense
  Deposits                             33,008     5,121              --         38,129                    2,752
  Borrowed Funds                        5,651       589              --          6,240                      100

                                        --------   -------         ----------    ---------                -------

Total Interest Expense                 38,659     5,709              --         44,369                    2,852
                                       --------   -------         ----------    ---------                -------
Net Interest Income
  before Provision for Loan  Losses    38,847    (1,780)            4,179       41,246                    3,102
Provision for Loan Losses               2,584      --                 124        2,708                      135
                                        --------   -------         ----------    ---------                -------
Net Interest Income after
  Provision for Losses                 36,263    (1,780)            4,055       38,538                    2,967
Noninterest income                     10,290     1,548                --       11,838                      400

Noninterest expenses                   25,815     1,827               480 (5)   29,106                    2,083
                                                                      984 (6)
                                      --------   -------         ----------    ---------                -------
Net Income before taxes                20,738    (2,058)            2,591       21,270                    1,284
Income Taxes                            7,559      --                 123        7,682                      422
                                       --------   -------         ----------    ---------                -------
Net Income                            $13,179    (2,058)            2,467       13,588                  $   862

Primary Earnings Per Share            $  0.98                                                           $  0.93
                                      =======                                                           =======
Fully Diluted Earnings Per Share      $  0.97                                                           $  0.93
                                      =======                                                           =======


                                                                                                                    Pro Forma
                                                                                                                    Combined
                                                                                                                Triangle Bancorp,
                                                                                                               Branch Acquisition,
                                                                                                                 Guaranty State
                                                     Pro Forma Combined                                            Bancorp and
                                                    Triangle Bancorp and       United Federal                    United Federal
                                     Adjustments    Guaranty State Bancorp      Savings Bank    Adjustments       Savings Bank
                                   ---------------  -----------------------------------------------------------------------------
Interest Income
  Loans                                    -                      $ 68,360         $14,251                           $ 82,611
  Federal Funds Sold                       -                         1,303               -                              1,303
  Investment Securities                    -                        21,906           2,457                             24,363
                                    --------------  -----------------------------------------------------------------------------
Total Interest Income                      -                        91,569          16,708                            108,277
                                    --------------  -----------------------------------------------------------------------------

Interest Expense
  Deposits                                 -                        40,881           9,383                             50,264
  Borrowed Funds                           -                         6,340              12                              6,352
                                    --------------  -----------------------------------------------------------------------------
Total Interest Expense                     -                        47,221           9,395                             56,616
                                    --------------  -----------------------------------------------------------------------------
Net Interest Income
  before Provision for Loan  Losses        -                        44,348           7,313                             51,661
Provision for Loan Losses                  -                         2,843             770                              3,613
                                    --------------  -----------------------------------------------------------------------------
Net Interest Income after
  Provision for Losses                     -                        41,505           6,543                             48,048
Noninterest income                         -                        12,238           2,904                             15,142
Noninterest expenses                       -                        31,189           7,238                             38,427
                                    --------------   ----------------------------------------------------------------------------
Net Income before taxes                    -                        22,554           2,209                             24,763
Income Taxes                               -                         8,104             756                              8,860
                                    --------------  -----------------------------------------------------------------------------
Net Income                                 -                      $ 14,450          $1,453                            $15,903

Primary Earnings Per Share                                          $ 0.98           $0.47                              $0.95 (8)
                                                     ============================================================================
Fully Diluted Earnings Per Share                                    $ 0.97           $0.47                              $0.94 (8)
                                                     ============================================================================







See Notes to Pro Forma Combined Condensed Financial Information.

                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                          Year Ended December 31, 1996
                                   (Unaudited)
                                 (In Thousands)



                                                  Trust                         Pro Forma                         Pro Forma Combined
                                                Securities                       Combined                         Triangle Bancorp.,
                                                   and                       Triangle Bancorp,                    Branch Acquisition
                                   Triangle      Branch                    Trust Securities and   Guaranty State      and Guaranty
                                    Bancorp    Acquisition   Adjustments    Branch Acquisition        Bancorp        State Bancorp
Interest Income                    --------    -----------   -----------   -------------------    -------------      ---------------

  Loans                             $67,633        $5,693        $(307) (6)   $73,019                 $6,061             $79,080
  Federal Funds Sold                    296             -             -           296                    164                 460
  Investment Securities              22,030         1,236         7,026 (4)    30,292                  1,232              31,524
                                    ------------------------------------    -------------------------------------------------------

Total Interest Income                89,959         6,929         6,719       103,607                  7,457             111,064
                                    ------------------------------------    -------------------------------------------------------

Interest Expense

  Deposits                           38,977         8,234             -        47,211                  3,390              50,601
  Borrowed Funds                      5,345         1,872             -         7,217                    207               7,424
                                    ------------------------------------    -------------------------------------------------------
Total Interest Expense               44,322        10,106             -        54,428                  3,597              58,025
                                    ------------------------------------    -------------------------------------------------------

Net Interest Income before
  Provision for Loan Losses          45,637       (3,177)         6,719        49,179                  3,860              53,039
Provision for Loan Losses             2,330            -            200 (5)     2,530                    143               2,673
                                    ------------------------------------    -------------------------------------------------------
Net Interest Income after
  Provision for Losses               43,307       (3,177)         6,519        46,649                  3,717              50,366
Noninterest income                    9,902         1,549            --        11,451                    444              11,895
Noninterest expenses                 32,720         2,637           772 (5)    37,711                  2,564              40,275
                                                                  1,582 (6)
                                    ------------------------------------    -------------------------------------------------------
Net Income before taxes              20,489       (4,265)         4,165        20,389                  1,597              21,986
Income Taxes                          7,269            -            198 (7)     7,467                    517               7,984
                                    ------------------------------------    -------------------------------------------------------
Net Income                          $13,220      $(4,265)        $3,967       $12,922                 $1,080             $14,002
                                    -------------------------------------- ---------------------------------------------------------
Primary Earnings Per Share           $ 1.02                                                           $ 1.18              $  .98
                                    ========                                                          ========            ========
Fully Diluted Earnings Per Share     $ 1.01                                                           $ 1.18              $  .98
                                    ========                                                          =========           ========

See Notes to Pro Forma Combined Condensed Financial Information.


                                                                 Pro Forma Combined
                                                                 Triangle Bancorp.
                                                                 Trust Securities,
                                                                Branch Acquisition,
                                                               Guaranty State Bancorp
                            United Federal                       and United Federal
                             Savings Bank      Adjustments          Savings Bank
                            ---------------------------------------------------------
Interest Income

  Loans                         $14,979                                $ 94,059
  Federal Funds Sold                 --                                     460
  Investment Securities           5,387                                  36,911
                            ---------------------------------------------------------

Total Interest Income            20,366                                $131,430
                            ---------------------------------------------------------

Interest Expense

  Deposits                       11,756                                  62,357
  Borrowed Funds                     68                                   7,492
                            ---------------------------------------------------------
Total Interest Expense           11,824                                  69,849
                            ---------------------------------------------------------

Net Interest Income before
  Provision for Loan Losses       8,542                                  61,581
Provision for Loan Losses            42                                   2,715
                            ---------------------------------------------------------
Net Interest Income after
  Provision for Losses            8,500                                  58,866
Noninterest income                2,622                                  14,517
Noninterest expenses              9,571                                  49,846
                            ---------------------------------------------------------

Net Income before taxes           1,551                                  23,537
Income Taxes                      1,055                                   9,039
                            ---------------------------------------------------------
Net Income                        $ 496                                 $14,498
                            ---------------------------------------------------------
Primary Earnings Per Share        $0.16                                   $0.90 (8)
                            =========================================================
Fully Diluted Earnings Per Share  $0.16                                   $0.89 (8)
                            =========================================================

                                      Triangle Bancorp, Inc.
                        Pro Forma Combined Condensed Statements of Income
                                    Year Ended December 31, 1995
                                           (Unaudited)
                                          (In Thousands)



                                                                    Pro Forma                                          Pro Forma
                                                                     Combined                                      Combined Triangle
                                                                 Triangle Bancorp                                  Bancorp, Guaranty
                                          Guaranty                      and                                        State Bancorp and
                             Triangle      State                  Guaranty State    United Federal                   United Federal
                             Bancorp      Bancorp    Adjustments      Bancorp        Savings Bank     Adjustments     Savings Bank
                             -------------------------------------------------------------------------------------------------------
Interest Income

  Loans                       $56,497     $ 5,266      --             $61,763          $11,749                           $73,512

  Federal Funds Sold              525         228      --                 753               --                               753

  Investment Securities        16,702       1,055      --              17,757            7,903                            25,660

                              -------     -------    -------          -------          -------                           -------
Total Interest Income          73,724       6,549      --              80,273           19,652                            99,925

                              -------     -------    -------          -------          -------                           -------
Interest Expense
  Deposits                     31,288       2,909      --              34,197           10,806                            45,003

  Borrowed funds                2,981           -      --               2,981            1,396                             4,377

                              -------     -------    -------          -------          -------                           -------
Total Interest Expense         34,269       2,909      --              37,178           12,202                            49,380

                              -------     -------    -------          -------          -------                           -------
Net Interest Income
  before Provision for Loan    39,455       3,640      --              43,095            7,450                            50,545
  Losses
  Provisions for Loan Losses      523         183      --                 706             (675)                               31

                              -------     -------    -------           ------          -------                           -------
Net Interest Income after
  Provision for Losses         38,932       3,457      --              42,389            8,125                            50,514
Noninterest income              8,445         414      --               8,859            2,677                            11,536

Noninterest expenses           33,601       2,454      --              36,055            7,019                            43,074
                              -------     -------    -------          -------          -------                           -------
Net Income before taxes        13,776       1,417      --              15,193            3,783                            18,976
Income Taxes                    4,662         445      --               5,107            1,353                             6,460
                              -------     -------    -------          -------          -------                           -------
Net Income                    $ 9,114     $   972      --             $10,086           $2,430                           $12,516
                              -------     -------    -------          -------          -------                           -------


Primary earnings per share    $  0.72     $  1.09                      $ 0.72           $ 0.79                            $ 0.79(8)
                              =======     =======                      ======           ======                            ======

Fully diluted earnings per
share                         $  0.71     $  1.09                      $ 0.71           $ 0.79                            $ 0.78(8)
                              =======     =======                      ======           ======                            ======

See Notes to Pro Forma Combined Condensed Financial Information.

                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                           Year Ended December 31, 1994
                                   (Unaudited)
                                 (In Thousands)


                                                                       Pro Forma                                  Pro Forma Combined
                                                                        Combined                                   Triangle Bancorp,
                                                                        Triangle                                    Guaranty State
                                                                        Bancorp                                      Bancorp and
                             Triangle   Guaranty State              and Guaranty State  United Federal              United Federal
                             Bancorp      Bancorp      Adjustments      Bancorp         Savings Bank   Adjustments   Savings Bank
                           -----------  -----------    ----------   ------------------  ------------   ----------- -----------------
Interest Income

  Loans                       $ 44,652        $ 4,106                  $      48,758       $8,451                       $57,209

  Federal Funds Sold               601            168       -                    769           --                           769

  Investment Securities         12,773            962       -                 13,735        6,842                        20,577
                           ---------------------------------------------------------------------------------------------------------
Total Interest Income           58,026          5,236       -                 63,262       15,293                        78,555

                           ---------------------------------------------------------------------------------------------------------
Interest Expense
  Deposits                      21,435          1,984       -                 23,419        9,018                        32,437

  Borrowed funds                 2,181             16       -                  2,197          304                         2,501

                           ---------------------------------------------------------------------------------------------------------
Total Interest Expense          23,616          2,000       -                 25,616        9,322                        34,938
                           ---------------------------------------------------------------------------------------------------------
Net Interest Income
  before Provision for Loan     34,410          3,236                         37,646        5,971                        43,617
  Losses
Provision for Loan Losses        1,299            144       -                  1,443         (435)                        1,008

                           ---------------------------------------------------------------------------------------------------------
Net Interest Income after
  Provision for Losses          33,111          3,092       -                 36,203        6,406                        42,609

Noninterest income               5,856            451       -                  6,307        3,076                         9,383

Noninterest expenses            31,122          2,344       -                 33,466        7,603                        41,069

                           ---------------------------------------------------------------------------------------------------------
Net Income before taxes                         1,199       -                  9,044        1,879                        10,923
                                 7,845
Income Taxes                                      363       -                  3,024          715                         3,739
                                 2,661
                           ---------------------------------------------------------------------------------------------------------
Net Income                  $    5,184        $   836       -            $     6,020       $1,164                       $ 7,184

                           ---------------------------------------------------------------------------------------------------------
Primary earnings per share  $     0.42        $  0.95                    $      0.44       $ 0.38                        $ 0.46 (8)

                           ===========================              ================================             ===================
Fully diluted earnings per
  share                     $     0.42        $  0.95                    $      0.44       $ 0.38                        $ 0.46 (8)

                           ===========================               ===============================             ===================

See Notes to Pro Forma Combined Condensed Financial Information.

           Notes to Pro Forma Combined Condensed Financial Information
                                   (Unaudited)

1. Financial information is the sum of the information available on the branches acquired and the interest income on the proceeds and expense on the $19,950,000 in redeemable capital securities of a subsidiary trust, holding junior subordinated debentures of Triangle. The pro forma information is included from January 1, 1997 to August 14, 1997 for the Branch Acquisition and from January 1,1997 to June 2, 1997 for the Trust Securities.

2. Adjustment reflects the movement of surplus to common stock as Triangle Stock has no par value.

3. All noninterest income and expense represents the historical charges and credits and includes no significant intercompany allocations. Interest income on loans and interest expense on deposits are based on the acquired balances of loans and deposits multiplied by the applicable branch's portfolio yields and costs, respectively, as of December 31, 1996. The average loan yield is 9.23% and the average cost of deposits is 4.22%.

4. This adjustment represents the estimated incremental revenues on investments created by the Branch Acquisition and the issuance of the Trust Securities based on Triangle's historical investment yields. The rate utilized of 6.2% represents the approximate tax equivalent yield on Triangle's investments for calendar year 1996 and 1997.

5. This adjustment reflects anticipated additional expenses as if the branches had been operating as a stand alone bank for the period presented. Expenses were estimated considering similar-sized Triangle Bank branches operating expenses as well as additional infrastructure costs.

6. This adjustment represents the amortization of the intangible assets based on the straight-line method over an estimated ten years for the deposit premium ($15,824,000) and three years for the loan premium ($920,000).

7. This adjustment represents federal and state income tax expense on incremental net operating income before taxes.

8. This adjustment has been based on the assumption that Triangle will issue approximately 1.9 million shares of Triangle Stock in the United Federal Acquisition, based on an exchange rate of 0.63 shares of Triangle Stock for each outstanding share of United Federal Savings Bank stock.

                  INFORMATION ABOUT TRIANGLE AND TRIANGLE BANK

General

         Triangle is a business corporation incorporated on November 27, 1991, under the laws of the State of North Carolina for the purpose of becoming a one-bank holding company. Triangle acquired Triangle Bank in August 1992 as part of the reorganization of Triangle Bank into a one-bank holding company structure. Pursuant to the reorganization, the former shareholders of Triangle Bank became shareholders of Triangle. Triangle holds all of the outstanding stock of Triangle Bank. Triangle has not engaged in any material activities independent of the activities of Triangle Bank except for the establishment in May 1997 of a Delaware grantor trust subsidiary to effect the issuance of $20 million in trust preferred securities, the acquisition on October 2, 1997 of Bank of Mecklenburg as a wholly-owned subsidiary, and the acquisition on October 31, 1997 of Coastal Leasing LLC as a wholly-owned subsidiary. See "-Trust Securities Issuance" and " -Recent and Pending Acquisitions.".

         Triangle Bank, headquartered in Raleigh, North Carolina, is chartered as a state bank under the laws of the State of North Carolina and is a member of the Federal Reserve. Deposit insurance is provided by the Bank Insurance Fund ("BIF") of the FDIC. The sole business of Triangle Bank is to provide banking services to businesses and individuals through its 56 offices in 40 cities located in the Triangle area and throughout the central and eastern region of North Carolina. Triangle also offers securities and insurance products to its customers. Triangle Bank primarily serves small and medium-sized businesses as well as consumers within its markets. Triangle Bank began business on January 4, 1988. On June 30, 1991, Enterprise Bancorp, Inc., a North Carolina bank holding company, and its wholly-owned subsidiary, Enterprise Bank, National Association, a national bank, merged into Triangle Bank. On December 28, 1993, New East Bancorp and its five subsidiary North Carolina-chartered banks merged into Triangle Bank. On February 23, 1995, Columbus National Bank, a national bank headquartered in Whiteville, North Carolina, merged into Triangle Bank. On March 31, 1995, Standard Bank and Trust Company, a North Carolina-chartered commercial bank headquartered in Dunn, North Carolina, merged into Triangle Bank. Also, on March 31, 1995, Atlantic Community Bancorp, Inc. ("Atlantic"), a North Carolina corporation and registered bank holding company headquartered in Rocky Mount, North Carolina, merged with and into Triangle. Atlantic's wholly-owned subsidiary, Unity Bank & Trust Company, a North Carolina-chartered commercial bank also headquartered in Rocky Mount, North Carolina, merged into Triangle Bank on May 11, 1995. On November 1, 1995, The Village Bank, a North Carolina-chartered commercial bank headquartered in Chapel Hill, North Carolina, merged into Triangle Bank. On September 21, 1995, Triangle Bank acquired three branches and approximately $40 million in deposits from NationsBank of North Carolina, and on January 12, 1996, Triangle acquired four branches and approximately $55 million in deposits from First Union National Bank of North Carolina. On October 24, 1996, Granville United Bank, a North Carolina-chartered commercial bank headquartered in Oxford, North Carolina, merged into Triangle Bank. On August 15, 1997, Triangle Bank acquired eight branches from United Carolina Bank and two branches from Branch Banking and Trust Company and on October 2, 1997, Triangle acquired Bank of Mecklenburg as a wholly-owned subsidiary. See "-Recent and Pending Acquisitions."

Triangle Stock

         For information regarding Triangle Stock, the market therefor and other matters, see "SUMMARY - Market for Triangle Stock and Guaranty Stock."

         Triangle has outstanding warrant agreements acquired upon its merger with Atlantic in March 1995. Triangle has reserved 12,000 shares of Triangle Stock for such warrants. Each warrant entitles the holder to purchase a number of shares of Triangle Stock at a purchase price of $9.17 per share. The warrants expire on December 31, 2000.
         In April 1995, Triangle's Board of Directors authorized the repurchase of up to 1% of the shares of Triangle Stock outstanding at that time which represented approximately 88,000 shares of Triangle Stock. The repurchase was principally undertaken to fund Triangle's various stock benefit plans. Through March 31, 1997, Triangle had repurchased 61,400 shares pursuant to this authorization prior to its expiration in April 1997. In May 1997, Triangle's Board of Directors authorized the repurchase of up to 170,000 shares of Triangle Stock. The repurchase was principally undertaken to fund Triangle's various stock benefit plans. The repurchase was rescinded on October 3, 1997. Between May and October 1997, Triangle repurchased 67,300 shares pursuant to the authorization.

Security Ownership of Management

         Information regarding the ownership of Triangle Stock by management of Triangle and information regarding directors and executive officers of Triangle, executive compensation and certain relationships and related transactions with management of Triangle is incorporated herein by reference to Triangle's Annual Report on Form 10-K for the year ended December 31, 1996.

Recent and Pending Acquisitions

         On August 15, 1997, Triangle Bank acquired two branch offices from Branch Banking and Trust Company and eight branch offices from United Carolina Bank, all of which branches were divested in connection with the merger of those two companies. The ten branches are located in the North Carolina counties of Duplin, Lee, Richmond, Robeson, Washington and Wayne. In the Branch Acquisition, Triangle Bank assumed approximately $192.0 million in deposits and approximately $61.0 million in aggregate principal amount in loans associated with the ten branches. Triangle Bank paid a premium of approximately $15.8 million for the assumption of the deposits. The branch acquisition was accounted for as a purchase. The branch acquisition is reflected in Triangle's unaudited financial statements as of and for the nine months ended September 30, 1997, which are incorporated herein by reference.

         On October 2, 1997, Triangle acquired Bank of Mecklenburg as a wholly-owned subsidiary. Bank of Mecklenburg operates three branches in Charlotte, North Carolina. At September 30, 1997, Bank of Mecklenburg had $270.0 million in assets, $195.0 million in deposits and $21.0 million in shareholders' equity. The Mecklenburg acquisition was accounted for under the pooling-of-interests method of accounting and all historical financial data has been restated to include the balances and results of operations of Bank of Mecklenburg.

      On October 31, 1997, Triangle acquired Coastal Leasing LLC as a wholly-owned subsidiary. Coastal Leasing is a business equipment leasing company headquarter in Greenville, North Carolina. At September 30, 1997, Coastal Leasing had $13.1 million in assets and $3.1 million in shareholders' equity. The Coastal Leasing acquisition was accounted for under the pooling-of-interests method of accounting and 1997 historical data has been restated to include the balances and results of operations of Coastal Leasing.

      On December 24, 1997, Triangle entered into a letter of intent to acquire United Federal Savings Bank, Rocky Mount, North Carolina ("United Federal"), a federally-chartered savings bank whose deposits are insured by the Savings Association Insurance Fund of the FDIC. At September 30, 1997, United Federal had total assets of $286 million, total deposits of $254 million, and shareholders' equity of $21 million. United Federal operates 13 branches in the North Carolina communities of Rocky Mount, Cary, Greenville, Morehead City, New Bern, Pinetops, Raleigh, Spring Hope, Tarboro, Warrenton and Wilson and two mortgage origination offices located in Charlotte and Wilmington. United Federal will be merged into Triangle Bank. The United Federal acquisition will be accounted for under the pooling-of-interests method of accounting, and is subject to the satisfactory completion of due diligence, the execution of a definitive merger agreement, and the approval of United Federal's shareholders and all applicable regulatory agencies. The United Federal Acquisition is expected to be consummated in the third quarter of 1998. See "PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."


Trust Securities Issuance

         In May 1997, Triangle caused a Delaware statutory business trust subsidiary to be created which issued trust preferred securities in the amount of $19.33 million to eight qualified institutional buyers, and $619,000 in trust common securities to Triangle (collectively, the "Trust Securities"), both sales occurring on June 3, 1997. The Trust Securities have a maturity of 30 years, pay dividends at the rate of 9.375% and may be treated as tier 1 capital by Triangle. To fund the trust, Triangle sold to the trust $19.95 million of junior subordinated notes with a yield and maturity identical to the Trust Securities. Holders of the Trust Securities are entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable semi-annually in arrears on the first day of June and December of each year, commencing December 1, 1997, at an annual rate equal to 9.375%. The distribution rate and distribution payment dates of the Trust Securities correspond to the interest rate and interest payment dates of the junior subordinated debentures, which are the sole assets of the trust. Triangle, through various agreements, has irrevocably and unconditionally guaranteed all of the trust's obligations under the Trust Securities regarding the payment of distributions and payment on liquidation or redemption of the Trust Securities, but only to the extent of funds held by the trust. The Trust Securities are subject to mandatory redemption in whole, but not in part, upon repayment of the junior subordinated debentures at their stated maturity or upon their early redemption. The junior subordinated debentures may be redeemed prior to their stated maturity upon the occurrence of certain events or at the option of Triangle on or after June 1, 2007. Triangle caused the Trust Securities to be issued because they are a relatively inexpensive form of capital that qualifies as regulatory capital for Triangle. The sale of the Trust Securities was effected with the assistance of Wheat First in a transaction exempt from the registration requirements of the Securities Act. In November 1997, the trust preferred securities sold to institutional buyers were registered under the Securities Act and an exchange offer conducted whereby all but $1.0 million of such trust preferred securities were exchanged for registered securities. The issuance of the Trust Securities is reflected in Triangle's financial statements as of and for the nine months ended September 30, 1997 which are incorporated herein by reference.

                           INFORMATION ABOUT GUARANTY

General

         Guaranty is a business corporation incorporated on March 26, 1993, under the laws of the State of North Carolina for the purpose of becoming a one-bank holding company. Guaranty acquired Guaranty State Bank on September 20, 1993 as part of the reorganization of Guaranty State Bank into a one-bank holding company structure. Pursuant to the reorganization, the former shareholders of Guaranty State Bank became shareholders of Guaranty. Guaranty holds all of the outstanding stock of Guaranty State Bank. Guaranty has not engaged in any material activities independent of the activities of Guaranty State Bank. Guaranty State Bank is a North Carolina-chartered, commercial bank under the supervision of the Commissioner and the FDIC. Guaranty State Bank commenced operations in 1917. Guaranty conducts business from its main office located at 302 West Main Street, Durham, North Carolina with additional full service branches located at 2101 Guess Road, 3732 Roxboro Road, 3400 Westgate Drive and 2313 Highway 54, all in Durham. Guaranty's primary market area is Durham County, North Carolina. Guaranty provides a range of commercial and consumer banking services.

Guaranty Stock

         Guaranty Stock is not traded on any exchange. Guaranty Stock prices are reported over-the-counter in the "pink sheets" by the National Daily Quotation System. Guaranty has paid cash dividends since 1919. See "SUMMARY - Market for Triangle Stock and Guaranty Stock."

Security Ownership of Management and Principal Shareholders

         Information regarding the ownership of Guaranty Stock by principal shareholders and by management of Guaranty, and information regarding directors and executive officers of Guaranty, executive compensation and certain relationships and related transactions with management of Guaranty is incorporated herein by reference to Guaranty's Annual Report on Form 10-KSB for the year ended December 31, 1996.


                          COMPARISON OF GUARANTY STOCK
                               AND TRIANGLE STOCK

         Upon consummation of the Merger, the shareholders of Guaranty (other than those who perfect dissenters' rights of appraisal) will become shareholders of Triangle, and their rights as such will be determined by North Carolina corporation law and Triangle's Articles of Incorporation and Bylaws. The following is a summary of certain provisions of Guaranty's Articles of Incorporation and Bylaws and Triangle's Articles of Incorporation and Bylaws, the relevant provisions of North Carolina law and the material changes in the rights of shareholders of Guaranty that would occur as a result of the Merger. The following discussion is qualified in its entirety by reference to Guaranty's Articles of Incorporation and Bylaws and Triangle's Articles of Incorporation and Bylaws and the North Carolina General Statutes. SHARES OF TRIANGLE STOCK AND GUARANTY STOCK ARE NOT, AND CANNOT BE, INSURED BY THE FDIC.

Capital Structure

         The authorized capital stock of Guaranty consists of 5,000,000 shares, comprised of 4,000,000 shares of common stock, par value $1.00 per share, of which 892,978 shares were outstanding as of December 31, 1997, and 1,000,000 shares of serial preferred stock, none of which is outstanding. The authorized capital stock of Triangle consists of 20,000,000 shares of common stock, no par value per share, of which 12,980,925 shares were outstanding as of December 31, 1997 and of which it is anticipated approximately 14,240,024 shares will be outstanding upon consummation of the Merger.

Governing Law

         Triangle and Guaranty are chartered under the laws of the State of North Carolina and are subject to the provisions of the NCBCA. The following is a brief summary of certain material provisions of the NCBCA and certain material differences between the respective Articles of Incorporation and Bylaws of Guaranty and the Articles of Incorporation and Bylaws of Triangle.

Voting

         The holders of Guaranty Stock and Triangle Stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. The shareholders of Triangle and Guaranty do not have the right to vote cumulatively in the election of directors. As a result of the absence of cumulative voting, the majority of votes represented at a legal quorum may elect all directors and the remaining minority shareholders may not elect any directors. The absence of cumulative voting makes it more difficult for shareholders who hold a minority of outstanding shares of Guaranty Stock or Triangle Stock to elect representatives of their choice.

Preemptive Rights

         The holders of Guaranty Stock and Triangle Stock do not have preemptive rights to acquire other or additional shares that may be issued from time to time. As shareholders of Triangle Stock have no preemptive rights, their ownership interest in Triangle Stock may be diluted if Triangle issues additional shares of Triangle Stock in the future.

State Law Anti-Takeover Provisions

         North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act (the "Shareholder Act") generally requires that, unless certain "fair price" and procedural requirements are satisfied, the affirmative vote of 95% of the voting shares of a corporation is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such voting shares. Guaranty is subject to the provisions of the Shareholder Act but the Merger is not subject to the provisions of the Shareholder Act. Triangle is not subject to the provisions of the Shareholder Act pursuant to the terms of its Articles of Incorporation.

         North Carolina Control Share Acquisition Act. The North Carolina Control Share Acquisition Act (the "Control Act") generally provides that, except as provided below, "Control Shares" will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which when added to other shares owned, would give such person effective control over one-fifth, one-third or a majority of all voting power in the election of the corporation's directors. However, voting rights will be restored to Control Shares by a resolution approved by the affirmative vote of the holders of a majority of the corporation's voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors employed by the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation's directors, then the corporation's other shareholders may require the corporation to redeem their shares at their fair value. Guaranty is subject to the provisions of the Control Act pursuant to its Bylaws and a resolution of the Guaranty Board, but the Merger is not subject to the provisions of the Control Act. Triangle is not subject to the provisions of the Control Act pursuant to the terms of its Articles of Incorporation.

Business Combinations and Changes in Control

         While Triangle is subject to the NCBCA, Triangle's Articles of Incorporation provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of Triangle Stock is required to approve certain transactions with Triangle or any affiliate of Triangle specified therein, including any merger, consolidation, sale of assets, share exchange, or dissolution. The supermajority provision is inapplicable if the transaction has been approved (or in the case of a dissolution recommended for shareholder approval) by two-thirds of all directors of Triangle then in office or if the other entity is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by Triangle or its affiliates.

For purposes of such provision, an "affiliate" is any individual, corporation, partnership, trust, estate, or other entity who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. Triangle's Articles of Incorporation further provide that the Board of Directors, when evaluating the merits of any transaction described in such provision, including any merger, consolidation, sale of assets, or share exchange, or any offer of a party to make a tender or exchange offer for any equity security of Triangle, shall, in connection with the exercise of its judgment in determining what is in the best interest of Triangle and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of Triangle and its affiliates, and on the communities in which Triangle and its affiliates operate or are located.

         The supermajority provision of Triangle's Articles of Incorporation may have the effect of delaying, deferring, or preventing a change in control of Triangle, which some holders of Triangle Stock may deem to be in their best interests.

         The constituency provision of Triangle's Articles of Incorporation may discourage or make more difficult certain acquisition proposals or business combinations and, therefore, may adversely affect the ability of shareholders to benefit from certain transactions opposed by the Board of Directors of Triangle. The constituency provision would allow the Board of Directors of Triangle to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effect in determining whether to accept or reject such proposal.

         The Merger is not subject to the supermajority voting provision as it has been approved unanimously by Triangle's Board of Directors.

         Guaranty's Bylaws provide that the affirmative vote of two-thirds of the outstanding shares of Guaranty Stock is required to approve any merger or consolidation with another entity or the transfer of all or substantially all of Guaranty's assets to another entity.

Amendment of Articles of Incorporation

         Guaranty is subject to the requirements of the NCBCA with respect to amendments of its Articles of Incorporation. Generally, the NCBCA requires that the votes cast in favor of an amendment to the Articles of Incorporation must exceed the votes cast against such amendment in order for Guaranty to amend its Articles of Incorporation.

         While Triangle is subject to the NCBCA, Triangle's Articles of Incorporation require the affirmative vote of 75% of all outstanding shares present at a meeting where the issue considered is to amend its Articles of Incorporation. This provision of Triangle's Articles of Incorporation makes it more difficult for amendments to the Articles of Incorporation to be approved by Triangle's shareholders. Accordingly, such provision makes it more difficult for provisions in the Articles of Incorporation to be changed in the event of a hostile takeover attempt.

Amendment of Bylaws

         Guaranty's bylaws and Triangle's bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or shareholders of Guaranty or Triangle, respectively, except as otherwise provided in each company's Articles of Incorporation or by the NCBCA. Under the NCBCA and the bylaws of Guaranty and Triangle, the Board of Directors may not readopt, amend or repeal a bylaw adopted, amended or repealed by the shareholders if neither the Articles of Incorporation nor a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally. The shareholders may amend or repeal the bylaws of Guaranty or Triangle, respectively, even though the bylaws may also be amended or repealed by the Board of Directors. Triangle's bylaws further provide that the Board of Directors has no power to adopt a bylaw: (1) changing the statutory requirement for a quorum of directors or action by directors or changing the statutory requirement for a quorum of shareholders or action by shareholders; (2) providing for management of Triangle otherwise than by the Board of Directors or a committee thereof; (3) increasing or decreasing the fixed number of the size of the Board of Directors or the range of directors, or changing from a fixed number to a range, or visa versa; or (4) classifying and staggering the election of directors. Guaranty's bylaws further provide that the Board of Directors has no power to adopt a bylaw that fixes a greater quorum or voting requirement for the Board of Directors, if originally adopted by the shareholders.

         The bylaws of Triangle currently provide that the number of directors shall be at least 10 but no more than 28. The Board of Directors may set the number of directors in this range without shareholder approval. In addition, the bylaws require the affirmative vote of 75% of shares of Triangle voting, in person or by proxy, to increase or decrease the range and prohibit the Board of Directors from changing the range without shareholder approval. The supermajority requirement for a shareholder vote to change the range of the number of directors makes it more difficult for Triangle's shareholders to increase the size of the Board of Directors and elect directors to fill the vacancies created thereby. Accordingly, one or more shareholders seeking to gain control of the Board (for example, a tender offer or entity attempting a hostile takeover) would find its task more difficult. This requirement makes it more difficult for the size of the Board of Directors to be increased without the existing Board of Directors' consent.

         The Bylaws of Guaranty provides that the number of directors shall be at least nine but not more than 15. The number of directors in this range may be set only with shareholder approval

Share Purchase and Option Plans for Affiliates

         Under the NCBCA, Triangle and Guaranty each may issue rights, options, or warrants for the purchase of shares of its capital stock, with the Board of Directors determining the terms upon which the rights, options or warrants are issued, their form and content, and the consideration for which the shares are to be issued. Shares of capital stock of Triangle or Guaranty may be issued for consideration determined by the Board of Directors to be adequate. The foregoing rights, options, warrants or shares of capital stock of Triangle or Guaranty may generally be issued to or for the benefit of officers, directors, and employees of Triangle or Guaranty or their respective subsidiaries free of restrictions, except as set forth above or as required under the Securities Act. See "THE MERGER - Resale of Triangle Stock."

Redemption of Stock

         Triangle and Guaranty each may repurchase shares of its stock, provided that certain requirements as to the effect of the repurchase on the company's solvency and the relationship between its assets and liabilities are fulfilled.

         As a bank holding company, Triangle and Guaranty each is required to give the Federal Reserve Bank of Richmond (the "Federal Reserve Bank") prior written notice of any purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for such purchase or redemption, when aggregated with the net consideration paid by either Triangle or Guaranty for all purchases or redemption of its equity securities during the 12 months preceding the date of notification, equals or exceeds 10% of its consolidated net worth as of the date of such notice. The Federal Reserve Bank must either approve the transaction described in the notice within 30 days of receipt of the notice or refer it to the Federal Reserve for action within 60 days after the Federal Reserve Bank's receipt thereof.

Transferability by Certain Persons

         The public sale by Triangle or Guaranty of its stock and resales of its stock by certain persons who are at the time of resale "affiliates" of Triangle or Guaranty must be registered under the Securities Act and the North Carolina Securities Act or meet certain statutory and regulatory requirements to qualify for an exemption from registration. The exemption from registration under the Securities Act most often used by affiliates of public corporations is Rule 144 which requires, among other things, that affiliates' shares be sold in "brokers' transactions" without any solicitation of offers to purchase such shares.

Assessments; Impairment of Capital

         No assessment provisions are contained in North Carolina law with respect to the Triangle Stock or Triangle's shareholders or Guaranty Stock or Guaranty's shareholders for the amount of any impairment in the capital stock of Triangle or Guaranty due to losses or any other cause when the surplus and undivided profits of Triangle or Guaranty are insufficient to make good such impairment.

Number, Election and Removal of Directors

         The Board of Directors of Triangle is divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. Directors of each class are elected to hold office for three years. Each director holds office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification.

         Triangle's Articles of Incorporation provide that a director may be removed without cause by the shareholders only if (i) the removal without cause is recommended to the shareholders by the Board of Directors pursuant to a vote of not less than 75% of the directors then in office and (ii) the shareholders approve such removal by a vote of 75% of the votes present at the meeting where the issue is considered. Directors also are removable by the shareholders with cause pursuant to a vote of 75% of the outstanding shares of Triangle Stock, but no specific director recommendation is required. The Articles of Incorporation define "cause" as "personal dishonesty, incompetence, mental and physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) based on a conviction for such offense or an opinion of counsel to Triangle to such effect."

         The supermajority provisions of Triangle's Articles of Incorporation discourages hostile takeover attempts so that Triangle will be able to follow through with its business plan which it has developed in the interest of all Triangle shareholders. Management believes that, for a financial institution, allowing Board members to be removed and replaced without cause by the shareholders would open Triangle to acquisition or control by interests that might not follow through with the Board's business plan for Triangle.

         The Board of Directors of Guaranty is divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. Directors of each class are elected to hold office for three years. Each director holds office until the annual meeting for the year in which his or her term expires and until his or her successors are elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification. A director may be removed from office, only with cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors.

Indemnification and Elimination of Director Liability

         The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

         Permissible Indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

         Mandatory Indemnification. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

         Advance for Expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

         Voluntary Indemnification. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

         Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

         Parties Entitled to Indemnification. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

         Indemnification by Triangle and Guaranty. The Articles of Incorporation and the Bylaws of Guaranty provide for indemnification of directors and officers of Guaranty to the fullest extent permitted by North Carolina law. The Bylaws of Triangle provide for indemnification of its directors and officers to the fullest extent permitted by North Carolina law. Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. Triangle and Guaranty each currently maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Triangle or Guaranty, Triangle and Guaranty have been informed that, in the opinion of the Commission, such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable.

         Elimination of Director Liability. The Articles of Incorporation of Guaranty and Triangle provide for the elimination of personal liability of directors for monetary damage to the fullest extent permitted by applicable law. The limitation on monetary damages does not preclude other equitable remedies such as injunctive relief or rescission. Further, such limitation may not be available for violations of federal and state banking and securities laws.

Dividend Policy

         Triangle paid its first cash dividend on September 30, 1994 in the form of a quarterly dividend of $0.04 per share. Prior to the formation of Triangle, Triangle Bank had not declared or paid any dividends since its organization in 1988. Under Chapter 53, Triangle Bank was not permitted to pay dividends until three years after it was organized. Therefore, Triangle Bank was first able to pay dividends under North Carolina law on January 5, 1991.

         The holders of Triangle Stock are entitled to receive dividends when and if declared by its Board of Directors out of funds legally available therefor. There can be no assurance that after the Merger any dividends will be declared or paid or, if declared and paid, continued in the future. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and Triangle's Board of Directors' consideration of other relevant factors. Subject to the foregoing, it is currently Triangle's intent to pay quarterly cash dividends. The principal sources of funds for the payment of dividends by Triangle are dividends from Triangle Bank. See "CERTAIN REGULATORY MATTERS - Dividends" for information regarding certain restrictions on the payment of dividends by Triangle Bank to Triangle.

         The holders of Guaranty Stock are entitled to receive dividends when and if declared by the Guaranty Board out of funds legally available therefor. Guaranty has paid a cash dividend since 1919. Like Triangle, the payment of cash dividends by Guaranty is limited by certain regulatory restrictions and is dependent upon business conditions, operating results, capital and reserve requirements, and the Guaranty Board's consideration of other relevant factors.

                           CERTAIN REGULATORY MATTERS

General

         Bank holding companies and banks are extensively regulated under both federal and state law. The following discussion summarizes some of the statutory and regulatory restrictions imposed upon the operations of Triangle, Triangle Bank, Guaranty and Guaranty State Bank. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Triangle, Triangle Bank, Guaranty and Guaranty State Bank. Supervision, regulation, and examination of financial institutions by the regulatory agencies are intended primarily for the protection of depositors rather than the holders of Guaranty Stock or Triangle Stock.

         From time to time bills are introduced in the United States Congress which would provide for wide-ranging proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. Among such bills which have recently been considered by Congress and which may be introduced in the future are proposals to prohibit financial institutions and holding companies from conducting certain activities, to subject financial institutions to increased disclosure and reporting requirements, and to further alter the regulatory structure relative to financial institutions. It cannot be predicted with accuracy whether or in what form any of these proposals will be adopted or the extent of their effect upon all financial institutions.

Bank Holding Company Regulation

         Triangle and Guaranty each is a bank holding company, registered with the Federal Reserve under the BHC Act, and with the Commissioner under the North Carolina Bank Holding Company Act of 1984, as amended (the "North Carolina Act"). As such, Triangle and Guaranty each is subject to the supervision, examination, and reporting requirements contained in the BHC Act and the North Carolina Act and the regulations of the Federal Reserve and the Commissioner.

Bank Regulation

         As banks, Triangle Bank and Guaranty State Bank are subject to numerous state and federal statutes and regulations that affect their business, activities and operations. Triangle Bank is supervised and examined by the Federal Reserve. Guaranty State Bank is supervised and examined by the FDIC. In addition, Triangle Bank and Guaranty State Bank are supervised and examined by the Commissioner. The Federal Reserve, the FDIC and the Commissioner are required to regularly examine the operations of banks over which they exercise jurisdiction. They have the authority to approve or disapprove the establishment of branches, mergers, consolidations, and other similar corporate actions, and to prevent the continuance or development of unsafe or unsound banking practices and other violations of law. The Federal Reserve, the FDIC, and the Commissioner regulate and monitor all areas of the operations of banks and their subsidiaries, including loans, mortgages, issuances of securities, capital adequacy, loss reserves, and compliance with the Community Reinvestment Act and other laws and regulations. Interest and certain other charges collected and contracted for by the banks are also subject to state usury laws and certain federal laws concerning interest rates.

         The deposit accounts of Triangle Bank and Guaranty State Bank are insured by the BIF of the FDIC up to a maximum of $100,000 per insured depositor. The FDIC issues regulations and conducts periodic examinations, requires the filing of reports, and generally supervises the operations of its insured banks. The approval of the FDIC is required prior to a bank's merger or consolidation, assumption of deposit liabilities, or establishment or relocation of an office facility, unless, as in the case of Triangle Bank, such matters are subject to the jurisdiction of the Federal Reserve. This supervision and regulation is intended primarily for the protection of depositors. Any insured bank that is not operated in accordance with or does not conform to federal regulations, policies, and directives may be sanctioned for noncompliance. Civil and criminal proceedings may be instituted against any insured bank or any director, officer, or employee of such bank for the violation of applicable laws and regulations, breaches of fiduciary duties, or engaging in any unsafe or unsound practice. The FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose.

Dividends
         Although neither Triangle nor Guaranty is subject to any direct legal or regulatory restrictions on dividends (other than the requirements under the NCBCA that a distribution may not be made if after giving it effect the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its liabilities), Triangle's and Guaranty's ability to pay cash dividends is dependent upon the amount of dividends paid by Triangle Bank and Guaranty State Bank, respectively. The ability of Triangle Bank and Guaranty State Bank to pay dividends is subject to statutory and regulatory restrictions on the payment of cash dividends, including the requirement under the North Carolina banking laws that cash dividends be paid only out of undivided profits and only if the bank has surplus of a specified level. Federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payment may be deemed to constitute an unsafe and unsound practice.

Capital Requirements
         Triangle and Triangle Bank are required by federal regulations to maintain certain minimum capital levels. Federal regulators impose capital requirements on federally insured depository institutions and their holding companies to ensure that such institutions have a sufficient capital base to absorb operating losses and to provide a cushion to the federal deposit insurance funds. At September 30, 1997, Triangle and Triangle Bank exceeded their respective capital requirements.

         Upon consummation of the Merger, Triangle and Triangle Bank will continue to remain in compliance with all existing capital requirements as shown in the tables below.

                             Triangle Bancorp, Inc.
                          PRO FORMA CAPITAL CALCULATION
                            As of September 30, 1997

                                                        Pro Forma
                                                        Combined
                               Triangle  Guaranty       Triangle           Minimum
                               Bancorp   State Bancorp  and Guaranty  Regulatory Ratios



Tier 1 capital to
       risk weighted assets      10.78%   15.75%          11.10%           4.0%
Total capital to risk
 weighted assets                 12.03%   17.39%          12.35%           8.0%
Leverage ratio(1)                 7.67%   11.22%           7.88%           4.0%

 (1) Leverage ratio is calculated as Tier 1 capital divided by quarterly average assets less goodwill and other disallowed intangibles.

                                  Triangle Bank
                          PRO FORMA CAPITAL CALCULATION
                            As of September 30, 1997



                                                                               Pro Forma
                                                                                Combined
                                           Triangle                        Triangle Bank and     Minimum
                                             Bank       Guaranty State      Guaranty State       Regulatory
                                                              Bank                Bank              Ratios
                                             -----       -------------   ---------------------- -----------

           Tier 1 capital to
                  risk weighted assets          8.63%        15.58%            9.17%             4.0%
           Total capital to risk                                                                 8.0%
                  weighted assets               9.88%        16.84%            10.42%
           Leverage ratio(1)                    6.96%        11.10%             7.31%            4.0%

(1) Leverage ratio is calculated as Tier 1 capital divided by quarterly average assets less goodwill and other disallowed intangibles.

         The capital requirements currently in effect could be increased by the federal regulators. Moreover, the management of Triangle may determine that it is advisable, or banking regulators may require, that Triangle and Triangle Bank raise additional capital as a result of growth, unanticipated losses or inadequate financial performance, or for other reasons. No assurances can be given that any such additional capital would be available to Triangle or Triangle Bank.

Legislation and Governmental Policies

         Legislative and regulatory proposals regarding changes in banking, and the regulation of banks, savings and loan associations, and other financial institutions are considered from time to time by the executive branch of the Federal government, Congress, and various state governments, including North Carolina. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry generally. It cannot be predicted whether any of these proposals will be adopted, and, if adopted, how these will affect Triangle, Triangle Bank or Guaranty.

         In September 1994, Congress passed the Interstate Banking and Branching Efficiency Act (the "Interstate Act"). The Interstate Act permits adequately capitalized bank holding companies to acquire control of banks in any state. States may require the bank being acquired to have been in existence for a certain length of time but not in excess of five years. No bank may acquire more than 10% of nationwide insured deposits or 30% of any state's insured deposits. States have the right to waive the 30% limit. As of June 1, 1997, banks may merge under the Interstate Act with other banks across state lines. States could opt-in to such interstate branching earlier or could opt-out of interstate branching by June 1, 1997. The states of Texas and Montana have opted out of interstate branching. Under the Interstate Act, establishing new branches in another state will require that state's specific approval. Legislation to have North Carolina opt in for earlier adoption of interstate branching was passed in 1995. During 1993, North Carolina adopted legislation authorizing interstate mergers. There can be no prediction as to what impact such legislation or the Interstate Act might have upon Triangle and its subsidiaries.

Monetary Policy and Economic Controls

         Triangle, Triangle Bank, Guaranty and Guaranty State Bank are directly affected by government monetary policy and by regulatory measures affecting the financial services industry in general. Of primary importance is the Federal Reserve, whose actions directly affect the money supply and, in general, affect the lending ability of financial institutions by increasing or decreasing the cost and availability of funds to financial institutions. The Federal Reserve regulates the availability of credit in order to combat recession and curb inflationary pressures in the economy by open market operations in United States government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against bank deposits.

         Deregulation of interest rates paid by banks and savings and loan associations on deposits and the types of deposits that may be offered by such institutions have eliminated minimum balance requirements and rate ceilings on various types of time deposit accounts. The effect of these specific actions and, in general, the deregulation of deposit interest rates have made such institutions much more sensitive to fluctuations in money market rates. In view of the changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of Triangle, Triangle Bank, Guaranty or Guaranty State Bank.

                              LEGAL AND TAX MATTERS

         Alexander M. Donaldson, Esq., Senior Vice President and General Counsel of Triangle, will deliver an opinion at the Effective Time to the effect that Triangle Stock to be issued to the shareholders of Guaranty in connection with the Merger, when issued as contemplated in the Agreement, will be validly issued, fully paid, and non-assessable.

         Coopers & Lybrand L.L.P., tax advisors to Triangle, has delivered an opinion to Triangle and Guaranty concerning certain federal income tax consequences of the Merger as required by the Agreement. See "THE MERGER - Certain Federal Income Tax Consequences."

         Certain other legal matters in connection with the Merger will be passed upon for Triangle by Mr. Donaldson and for Guaranty by Moore & Van Allen PLLC, Raleigh, North Carolina. As of ________________, 1998, Mr. Donaldson owned of record ________ shares of Triangle Stock.


EXPERTS

         The consolidated and supplemental consolidated balance sheets of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and the consolidated and supplemental consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated balance sheets of Guaranty State Bancorp as of December 31, 1996 and 1995, and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Guaranty Special Meeting, and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, the Board of Directors of Guaranty did not know of any matters that will be presented for consideration at the Guaranty Special Meeting other than as described in this Proxy Statement/Prospectus. However, if any other proper matters shall come before the Guaranty Special Meeting or any adjournment thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                                   APPENDIX I


      AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                             DATED NOVEMBER 18, 1997

                              AMENDED AND RESTATED

                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER


                                  BY AND AMONG


                             GUARANTY STATE BANCORP,

                              GUARANTY STATE BANK,

                                  TRIANGLE BANK

                                       AND

                             TRIANGLE BANCORP, INC.














                                NOVEMBER 18, 1997

                                TABLE OF CONTENTS


ARTICLE I.  AGREEMENT TO MERGE................................................................................... 2

         1.01.    Names of Merging Corporations.................................................................. 2
         1.02.             Nature of Transaction................................................................. 2
         1.03.    Effect of Merger; Surviving Corporation........................................................ 2
         1.04.    Assets and Liabilities of Bancorp and Guaranty................................................. 2
         1.05.    Conversion and Exchange of Stock............................................................... 2
                  a.       Conversion of Bancorp Stock........................................................... 2
                  b.       Exchange Procedures................................................................... 3
                  c.       Treatment of Fractional Shares........................................................ 4
                  d.       Surrender of Certificates............................................................. 4
                  e.       Antidilutive Adjustments.............................................................. 4
                  f.       Dissenters............................................................................ 4
                  g.       Lost Certificates..................................................................... 5
                  h.       Treatment of Bancorp's Stock Options.................................................. 5
                  i.       Outstanding Triangle Stock ........................................................... 6
         1.06.    Articles, By-Laws and Management............................................................... 6
         1.07.    Closing; Articles of Merger; Effective Time.................................................... 6
         1.08     Merger of Subsidiary Banks..................................................................... 7

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF BANCORP AND GUARANTY.............................................  7

           2.01.           Organization; Standing; Power........................................................  7
         2.02.    Capital Stock.................................................................................. 7
         2.03.    Principal Shareholders......................................................................... 7
         2.04.             Subsidiaries...........................................................................8
         2.05.             Convertible Securities, Options, Etc...................................................8
         2.06.             Authorization and Validity of Agreement..............................................  8
         2.07.             Validity of Transactions; Absence of Required Consents or Waivers....................  8
         2.08.             Bancorp Books and Records..............................................................9
         2.09.    Bancorp Reports.................................................................................9
         2.10.    Bancorp Financial Statements...................................................................10
         2.11.    Tax Returns and Other Tax Matters..............................................................10
         2.12.    Absence of Material Adverse Changes or Certain Other Events....................................11
         2.13.    Absence of Undisclosed Liabilities............................................................ 11
         2.14.    Compliance with Existing Obligations.......................................................... 11
         2.15.    Litigation and Compliance with Law.............................................................11
         2.16.    Real Properties............................................................................... 12
         2.17.    Loans, Accounts, Notes and Other Receivables ..................................................13
         2.18.    Securities Portfolio and Investments.......................................................... 14
         2.19.    Personal Property and Other Assets............................................................ 15
         2.20.    Patents, Trademarks and Licenses.............................................................. 15

                                        i



2.21.    Environmental Matters.................................................................................. 15
         2.22.    Absence of Brokerage or Finders Commissions................................................... 17
         2.23.    Material Contracts............................................................................ 17
         2.24.    Employment Matters; Employee Relations........................................................ 17
         2.25.    Employee Agreements; Employee Benefit Plans................................................... 18
         2.26.    Insurance..................................................................................... 19
         2.27.    Insurance of Deposits......................................................................... 20
         2.28.    Affiliates.................................................................................... 20
         2.29.    Obstacles to Regulatory Approval, Accounting Treatment
                  or Tax Treatment.............................................................................. 20
         2.30.    Disclosure.................................................................................... 20

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY AND TRIANGLE...............................  20

         3.01.    Organization; Standing; Power................................................................. 21
         3.02.    Capital Stock................................................................................. 21
         3.03.    Authorization and Validity of Agreement....................................................... 21
         3.04.    Validity of Transactions; Absence of Required Consents or Waivers............................. 21
         3.05     Holding Company Books and Records............................................................. 22
         3.06.    Holding Company Reports....................................................................... 22
         3.07.    Holding Company Financial Statements.......................................................... 23
         3.08.    Absence of Material Adverse Changes........................................................... 23
         3.09.    Litigation and Compliance with Law............................................................ 23
         3.10.    Absence of Brokerage or Finders Commissions................................................... 24
         3.11.    Obstacles to Regulatory Approval, Accounting
                  Treatment or Tax Treatment.................................................................... 24
         3.12.    Disclosure.................................................................................... 25

ARTICLE IV.  COVENANTS OF BANCORP AND GUARANTY.................................................................. 25

         4.01.    Affirmative Covenants of Bancorp and Guaranty................................................. 25
                  a.       "Affiliates" of Bancorp.............................................................. 25
                  b.       Conduct of Business Prior to Effective Time.......................................... 25
                  c.       Periodic Information Regarding Loans and Other Information........................... 26
                  d.       Notice of Certain Changes or Events.................................................. 27
                  e.       Consents to Assignment of Leases..................................................... 27
                  f.       Further Action; Instruments of Transfer, etc......................................... 27

         4.02.    Negative Covenants of Bancorp and Guaranty.................................................... 28
                  a.       Amendments to Articles of Incorporation or Bylaws.....................................28
                  b.       Change in Capital Stock.............................................................. 28
                  c.       Options, Warrants and Rights......................................................... 28
                  d.       Dividends............................................................................ 28
                  e.       Employment, Benefit or Retirement Agreements or Plans................................ 28
                  f.       Increase in Compensation; Additional Compensation ................................... 28




                  g.       Accounting Practices................................................................. 29
                  h.       Acquisitions; Additional Branch Offices.............................................. 29
                  i.       Changes in Business Practices........................................................ 29
                  j.       Exclusive Merger Agreement........................................................... 29
                  k.       Acquisition or Disposition of Assets................................................. 30
                  l.       Debt; Liabilities.................................................................... 30
                  m.       Liens; Encumbrances.................................................................. 31
                  n.       Waiver of Rights..................................................................... 31
                  o.       Other Contracts...................................................................... 31

ARTICLE V.  COVENANTS OF THE HOLDING COMPANY AND TRIANGLE........................................................31

         5.01.             Board of Directors....................................................................31
         5.02.             NASDAQ National Market System Notification of Listing of Additional Shares of Triangle
                           Stock.................................................................................31
         5.03              Notice of Certain Changes or Events...................................................32
         5.04              The Holding Company to Provide Necessary   Information................................32

ARTICLE VI.  MUTUAL AGREEMENTS.................................................................................. 32

         6.01              Shareholders' Meeting; Registration Statement;
                           Proxy Statement/Prospectus............................................................32
                  a.       Meeting of Shareholders.............................................................. 32
                  b.       Preparation and Distribution of Proxy Statement/Prospectus........................... 33
                  c.       Registration Statement and "Blue Sky" Approvals...................................... 33
                  d.       Recommendation of Bancorp's Board of Directors ...................................... 33
                  e.       Information for Proxy Statement/Prospectus and Registration Statement................ 33
         6.02.             Regulatory Approvals................................................................. 34
         6.03.             Access............................................................................... 34
         6.04.             Costs................................................................................ 34
         6.05.             Announcements........................................................................ 35
         6.06.             Environmental Studies................................................................ 35
         6.07              Employees; Severance Payments; Employee Benefits..................................... 36
                  a.       Employment Agreement................................................................. 36
                  b.       Employment of Guaranty Employees..................................................... 36
                  c.       Severance Payment.................................................................... 36
                  d.       Employee Benefits.................................................................... 36
         6.08.             Confidentiality...................................................................... 37
         6.09.             Reorganization for Tax Purposes...................................................... 37
         6.10.             Accounting Treatment................................................................. 37
         6.11.             Other Permissible Transactions....................................................... 38
         6.12.             Dividend Coordination................................................................ 38
         6.13.             Stock Exchange Registration.......................................................... 38

                                      iii



ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER.................................................................... 38

         7.01.             Conditions to all Parties' Obligations............................................... 38
                  a.       Approval by Governmental or Regulatory Authorities; No Disadvantageous
                           Conditions........................................................................... 38
                  b.       Effectiveness of Registration Statement; Compliance with Securities and Other
                           "Blue Sky" Requirements.............................................................. 38
                  c.       Adverse Proceedings, Injunction, Etc................................................. 39
                  d.       Approval by Boards of Directors and Shareholders..................................... 39
                  e.       Fairness Opinion..................................................................... 39
                  f.       Tax Opinion.......................................................................... 40
                  g.       No Termination or Abandonment........................................................ 40
         7.02.             Additional Conditions to Bancorp's and Guaranty's Obligations........................ 40
                  a.       Material Adverse Change.............................................................. 40
                  b.       Compliance with Laws................................................................. 40
                  c.       The Holding Company's and Triangle's Representations and Warranties and
                           Performance of Agreements; Officers' Certificate..................................... 40
                  d.       Legal Opinion of the Holding Company's Counsel....................................... 41
                  e.       Other Documents and Information from  the Holding Company and Triangle .............. 41
                  f.       Acceptance by Bancorp's Counsel                                                       41
         7.03              Additional Conditions to the Holding Company's and Triangle's
                           Obligations...........................................................................41
                  a.       Material Adverse Change.............................................................. 41
                  b.       Compliance with Laws; Adverse Proceedings, Injunction, Etc........................... 41
                  c.       Bancorp's and Triangle's Representations and Warranties and Performance of
                           Agreements; Officers' Certificate.................................................... 41
                  d.       Agreements from Bancorp Affiliates................................................... 42
                  e.       Accounting Treatment..................................................................42
                  f.       Legal Opinion of Bancorp's Counsel................................................... 42
                  g.       Other Documents and Information from Bancorp......................................... 42
                  h.       Consents to Assignment of Real Property Leases....................................... 42
                  i.       Acceptance by the Holding Company's Counsel.......................................... 42
                  j.       Expenses............................................................................. 43
                  k.       Exercise of Dissenters Rights........................................................ 43

ARTICLE VIII.  TERMINATION; BREACH; REMEDIES.................................................................... 43

         8.01.             Mutual Termination................................................................... 43
         8.02.             Unilateral Termination............................................................... 43
                  a.       Termination by the Holding Company .................................................. 43
                  b.       Termination by Bancorp............................................................... 44
         8.03.             Breach; Remedies..................................................................... 45
                  a.       Breach of Agreement ................................................................. 45
                  b.       Payment of Expenses.................................................................. 45

                                       iv




ARTICLE IX.  INDEMNIFICATION.................................................................................... 45

         9.01.             Indemnification Following Effective Time............................................. 45
         9.02              Procedure for Claiming Indemnification............................................... 45

ARTICLE X.  MISCELLANEOUS PROVISIONS............................................................................ 46

         10.01....         "Previously Disclosed" Information; "Material
                           Adverse Effect".......................................................................46
         10.2.             Survival of Representations, Warranties, Indemnification and
                           Other Agreements..................................................................... 46
                  a.       Representations, Warranties and Other Agreements......................................46
                  b.       Indemnification...................................................................... 46
         10.03.            Waiver............................................................................... 47
         10.04.            Amendment............................................................................ 47
         10.05.            Notices.............................................................................. 47
         10.06.            Further Assurance.................................................................... 48
         10.07.            Headings and Captions................................................................ 48
         10.08.            Entire Agreement..................................................................... 48
         10.09.            Severability of Provisions........................................................... 48
         10.10.            Assignment........................................................................... 48
         10.11.            Counterparts......................................................................... 48
         10.12.            Governing Law........................................................................ 48
         10.13.            Inspection........................................................................... 49

                                       v


                              AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  BY AND AMONG
                             GUARANTY STATE BANCORP,
                              GUARANTY STATE BANK,
                                  TRIANGLE BANK
                                       AND
                             TRIANGLE BANCORP, INC.


                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION
AND MERGER (hereinafter called "Agreement") entered into as of the 18th day of November, 1997, by and among GUARANTY STATE BANCORP ("Bancorp"), GUARANTY STATE
BANK ("Guaranty"), TRIANGLE BANK ("Triangle") and TRIANGLE BANCORP, INC. (the
"Holding Company").

                  WHEREAS, Guaranty is a North Carolina banking corporation with its principal office and place of business located in Durham, North Carolina and also is the wholly-owned subsidiary of Bancorp, a North Carolina business corporation with its principal office and place of business located in Durham, North Carolina; and,

                  WHEREAS, Triangle is a North Carolina banking corporation with its principal office and place of business located in Raleigh, North Carolina and also is the wholly-owned subsidiary of the Holding Company, a North Carolina business corporation with its principal office and place of business located in Raleigh, North Carolina; and,

                  WHEREAS, the parties hereto entered into an Agreement and Plan of Reorganization and Merger dated October 16, 1997 and wish now to amend such agreement through the execution of this amended Agreement; and,

                  WHEREAS, the Holding Company and Bancorp have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Bancorp to merge with and into the Holding Company (the
"Merger") with the effect that each of the outstanding shares of Bancorp's common stock will be converted into newly issued shares of the Holding Company' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

                  WHEREAS, the parties hereto have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Guaranty to merge with and into Triangle Bank (the "Bank Merger") simultaneously with or at some time after the Merger; and,

                  WHEREAS, to effectuate the foregoing, the Holding Company, Triangle, Bancorp and Guaranty desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

                                       1


                  WHEREAS, while Bancorp's Board of Directors has approved this Agreement, Bancorp has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein; and,

                  WHEREAS, the Holding Company's and Triangle's Boards of
Directors have approved this Agreement and the transactions described herein, including the issuance by the Holding Company of shares of its common stock to Bancorp's shareholders to effectuate such transactions.

                  NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the Holding Company, Triangle, Bancorp and Guaranty hereby adopt and make this Agreement and mutually agree as follows:

                          ARTICLE I. AGREEMENT TO MERGE

         1.01. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are GUARANTY STATE BANCORP ("Bancorp") and TRIANGLE
BANCORP, INC. (the "Holding Company").

         1.02. NATURE OF TRANSACTION. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.07. below),
Bancorp shall be merged into and with the Holding Company pursuant to N.C. GEN.
STAT. Section 55-11-03 (the "Merger").

         1.03. EFFECT OF MERGER; SURVIVING CORPORATION. At the Effective Time and as provided in N.C. GEN. STAT. Section 53-11-06, by reason of the Merger the separate corporate existence of Bancorp shall cease while the corporate existence of the Holding Company as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.
Following the Merger, the Holding Company will continue to conduct its business as before the Merger. The duration of the corporate existence of the Holding
Company, as the surviving corporation, shall be perpetual and unlimited.

         1.04. ASSETS AND LIABILITIES OF BANCORP AND THE HOLDING COMPANY. At the
Effective Time and by reason of the Merger, and in accordance with N.C. GEN.
STAT. Section 55-11-06, all of Bancorp's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Bancorp, whether tangible or intangible) shall be transferred to and vest in the Holding Company, and the Holding Company shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Bancorp, all without any conveyance, assignment or further act or deed; and the Holding Company shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Bancorp as of the Effective Time.

                                       2


         1.05. CONVERSION AND EXCHANGE OF STOCK.

                  A. CONVERSION OF BANCORP STOCK. At the Effective Time, all rights of Bancorp's shareholders with respect to all then outstanding shares of Bancorp's common stock ($1.00 par value) ("Bancorp Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) each such outstanding share of Bancorp Stock (other than any shares held by the Holding Company or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, the Holding Company, Triangle, Guaranty or Bancorp, into 1.41 (the "Exchange Rate") newly issued shares of the Holding Company's no par value common stock ("Triangle Stock"), provided, however, that in the event the average closing sales price of Triangle
Stock for the twenty (20) trading days preceding a date three (3) business days before the Effective Time (the "Average Closing Price") is less than $27.11, the
Exchange Rate shall be increased to provide a per share value of $38.23, and in the event the Average Closing Price of Triangle Stock is greater than $33.14, the Exchange Rate shall be decreased to provide a per share value of $46.72, and provided further that in the event the Average Closing Price of Triangle Stock is less than $24.10 or is greater than $36.15, either party, at its option and without penalty, may terminate this Agreement, provided that in the event either party does not so terminate this Agreement, the Agreement shall remain in effect.

                  At the Effective Time, and without any action by Bancorp, Guaranty, Triangle, the Holding Company or any holder thereof, Bancorp's stock transfer books shall be closed as to holders of Bancorp Stock immediately prior to the Effective Time and, thereafter, no transfer of Bancorp Stock by any such holder may be made or registered; and the holders of shares of Bancorp Stock shall cease to be, and shall have no further rights as, shareholders of Bancorp other than as provided herein. Following the Effective Time, certificates representing shares of Bancorp Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (I) certificates for the number of whole shares of the Triangle Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, or (II) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business
Corporation Act.

                  B. EXCHANGE PROCEDURES. As promptly as practicable following the Effective Time, the Holding Company shall cause First-Citizens Bank & Trust
Company, the transfer agent for Triangle Stock (the "Exchange Agent"), to mail to each former shareholder of Bancorp of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal
Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Bancorp of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of the Triangle Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                                       3


                  C. TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of Triangle Stock will be issued to any former shareholder of Bancorp, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of the Triangle Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of Triangle Stock, the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of Bancorp in accordance with their respective interests. For purposes of this Paragraph 1.05.c., the "aggregate market value" of all fractional shares of the Triangle Stock shall be equal to the total of such fractional shares multiplied by the closing sales price of Triangle Stock as quoted on the National Market System of the Nasdaq
Stock Market, Inc. ("Nasdaq National Market System") (as reported by The Wall
Street Journal or, if not reported thereby, any other authoritative source) on the third to last trading day preceding the Effective Time (as defined in Paragraph 1.07 below).

                  D. SURRENDER OF CERTIFICATES. Subject to Paragraph 1.05.f.
below, no certificate for any shares, or cash for any fractional share, of Triangle Stock shall be delivered to any former shareholder of Bancorp unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Bancorp Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old
Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of Triangle
Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Triangle, Bancorp, Guaranty nor the
Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither the Holding
Company, Triangle, Bancorp, Guaranty, nor the Exchange Agent shall be liable to a former holder of Bancorp Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                  E. ANTIDILUTIVE ADJUSTMENTS. If, following the date of this Agreement, the Holding Company shall change the number of outstanding shares of Triangle Stock as a result of a dividend payable in shares of Triangle Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment shall be made to the Exchange Rate so as to appropriately and proportionately increase or decrease the number of shares of Triangle Stock to be issued in exchange for each of the shares of Bancorp Stock.

                  F. DISSENTERS. Any shareholder of Bancorp who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act
("Dissenters Rights") shall be entitled to receive payment of the fair value of

                                       4


his or her shares of Bancorp Stock in the manner and pursuant to the procedures provided therein. Shares of Bancorp Stock held by persons who exercise
Dissenters Rights shall not be converted into Triangle Stock as provided in Paragraph 1.05.a. above. However, if any shareholder of Bancorp who exercises
Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Bancorp Stock, at the Holding Company's sole option, shall be deemed to have been converted into the right to receive Triangle Stock as of the Effective Time as provided in Paragraph 1.05.a. above.

                  G. LOST CERTIFICATES. Any shareholder of Bancorp whose certificate evidencing shares of Bancorp Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding
Company pursuant to the provisions of N.C. GEN. STAT. Section 25-8-405 and N.C.
GEN. STAT. Section 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and the Holding
Company).

                  H. TREATMENT OF BANCORP'S STOCK OPTIONS. (I) At the Effective
Time, each option or other right to purchase shares of Bancorp Stock pursuant to stock options ("Bancorp Options") granted by Bancorp under the Guaranty State
Bancorp 1986 Incentive Stock Option Plan (the "Bancorp Stock Plan"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Triangle Stock, and the Holding
Company shall assume each Bancorp Option, in accordance with the terms of the Bancorp Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time (A) the Holding Company and its Compensation Committee shall be substituted for Bancorp and the Committee of Bancorp's Board of Directors (including, if applicable, the entire Board of Directors of Bancorp) administering the Bancorp Stock Plan, (B) each Bancorp
Option assumed by the Holding Company may be exercised solely for shares of Triangle Stock, (C) the number of shares of Triangle Stock subject to such Bancorp Option shall be equal to the number of shares of Bancorp Stock subject to such Bancorp Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounding down to the nearest whole share, and (D) the per share exercise price under each such Bancorp Option shall be adjusted by dividing the per share exercise price under each such Bancorp Option by the Exchange Rate and rounding up to the nearest cent.

         (II) As soon as practicable after the Effective Time, the Holding
Company shall deliver to the participants in the Bancorp Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the Bancorp Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph
1.05.a. after giving effect to the Merger). At or prior to the Effective Time, the Holding Company shall take all corporate action necessary to reserve for issuance sufficient shares of Triangle Stock for delivery upon exercise of Bancorp Options assumed by it in accordance with this Paragraph 1.05.h. As soon as practicable after the Effective Time, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Triangle
Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such

                                       5


registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         (III) All restrictions or limitations on transfer with respect to Bancorp Stock awarded under the Bancorp Stock Plan or any other plan, program, or arrangement of Bancorp, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of Triangle Stock into which such restricted stock is converted pursuant to this Agreement.

         (IV) Notwithstanding the foregoing provisions of this Paragraph
1.05.h., in no event shall options to purchase more than 52,355 shares of Bancorp Stock be converted into options to purchase Triangle Stock in connection with the transactions contemplated by this Agreement. Bancorp agrees to cooperate with the Holding Company to insure the implementation of this Paragraph 1.05.h.

                  I. OUTSTANDING TRIANGLE STOCK. The status of the shares of Triangle Stock and of shares of common stock of Triangle which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         1.06. ARTICLES, BY-LAWS AND MANAGEMENT. The Articles of Incorporation and By-Laws of the Holding Company in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of the Holding Company as the surviving corporation. The officers and directors of the Holding Company in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

         1.07. CLOSING; ARTICLES OF MERGER; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Holding Company in Raleigh, North Carolina, or at such other place as the Holding Company shall designate, on a date specified by the Holding
Company (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event later than June 30, 1998). At the Closing, the Holding Company, Triangle, Bancorp and Guaranty shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Merger and cause it to become effective, and shall execute
Articles of Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Schedule A hereto.

         Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall be effective on the date and at the time (the
"Effective Time") designated in the Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law;
provided, however, that the date and time so specified as the Effective Time shall in no event be later than June 30, 1998. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

                                       6


         1.08 MERGER OF SUBSIDIARY BANKS. Simultaneously with or at any time after the Merger, Guaranty shall merge with and into Triangle with Triangle as the surviving corporation pursuant to a plan of merger substantially in the form attached as Schedule B hereto.

       ARTICLE II. REPRESENTATIONS AND WARRANTIES OF BANCORP AND GUARANTY

         Except as otherwise specifically provided herein or as "Previously
Disclosed" (as defined in Paragraph 10.01. below) to the Holding Company,
Bancorp and Guaranty each hereby makes the following representations and warranties to the Holding Company:

                  2.01. ORGANIZATION; STANDING; POWER. Bancorp and Guaranty each
(I) is duly organized and incorporated, validly existing and in good standing as a corporation and a banking corporation, respectively, under the laws of North
Carolina; (II) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on Bancorp; and (IV) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on Bancorp.

                  2.02. CAPITAL STOCK. Bancorp's authorized capital stock consists of 5,000,000 shares of common stock, $1.00 par value per share and 1,000,000 shares of serial preferred stock. As of October 10, 1997, 892,153 shares of Bancorp Stock were issued and outstanding, which constitute Bancorp's only issued and outstanding securities. Bancorp has 15,863 shares of Bancorp
Stock available for issuance under the Bancorp Stock Plan and options to purchase 52,355 shares of Bancorp Stock are outstanding.

                  Each outstanding share of Bancorp Stock (I) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (II) has not been issued in violation of the preemptive rights of any shareholder, and (III) has been issued pursuant to and in compliance with the registration requirements under the Securities Act of 1933, as amended (the
"1933 Act").

                  The Bancorp Stock is registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the
"Exchange Act"); Bancorp is subject to the periodic reporting requirements of the Exchange Act.

                  2.03. PRINCIPAL SHAREHOLDERS. No person or entity is known to Bancorp to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Bancorp Stock.

                                       7


                  2.04. SUBSIDIARIES. Bancorp's only subsidiary is Guaranty.
Guaranty has no subsidiaries and, other than the ownership of Guaranty, neither
Bancorp nor Guaranty owns any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity. Guaranty's authorized capital stock consists of 9,500,000 shares of common stock, $1.00 par value per share ("Guaranty Stock"), of which 571,475 shares are issued and outstanding and constitute the only securities issued by Guaranty. All outstanding shares of Guaranty Stock are owned of record and beneficially by Bancorp. Each outstanding share of Guaranty Stock (I) has been duly authorized, is validly issued and outstanding, and is fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking law), (II) has not been issued in violation of the preemptive rights of any shareholder, and
(III) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the 1933 Act.

                  2.05. CONVERTIBLE SECURITIES, OPTIONS, ETC.. With the exception of options to purchase an aggregate of 52,355 shares of Bancorp Stock which have been issued and are outstanding under the Bancorp Stock Plan, neither
Bancorp nor Guaranty has any outstanding (I) securities or other obligations
(including debentures or other debt instruments) which are convertible into shares of Bancorp Stock, Guaranty Stock or any other securities of Bancorp or Guaranty, (II) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Bancorp
Stock, Guaranty Stock or any other securities of Bancorp or Guaranty, or (III) plan, agreement or other arrangement pursuant to which shares of Bancorp Stock, Guaranty Stock or any other securities of Bancorp or Guaranty, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

                  2.06. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Bancorp's and Guaranty's Boards of Directors and executed and delivered on Bancorp's and Guaranty's behalf. Subject only to approval of this Agreement by the shareholders of Bancorp in the manner required by law (as contemplated by Paragraph 6.01.a. below), (I) Bancorp and Guaranty each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings and approvals required to authorize Bancorp and Guaranty to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (III) this Agreement has been executed on behalf of Bancorp and Guaranty and constitutes a valid and binding agreement of Bancorp and Guaranty enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  2.07. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS
OR WAIVERS. Except where the same would not have a Material Adverse Effect on Bancorp, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Bancorp or Guaranty with any of their obligations or agreements contained herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation

                                       8


under any provision of, Bancorp's or Guaranty's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Bancorp or Guaranty is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (II) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Bancorp's or Guaranty's properties or assets; (III) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (IV) result in the acceleration of any obligation or indebtedness of Bancorp or Guaranty; or (V) interfere with or otherwise adversely affect Bancorp's or Guaranty's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with Bancorp's or Guaranty's execution and delivery of this Agreement, or the performance of their obligations or agreements or the consummation of the transactions described herein, except for required approvals of Bancorp's shareholders as described in Paragraph 7.01.c.
below and of governmental or regulatory authorities as described in Paragraph
7.01.a. below and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on Bancorp or its ability to consummate the Merger.

                  2.08. BANCORP BOOKS AND RECORDS. Bancorp's and Guaranty's books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Bancorp's and Guaranty's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of Bancorp and Guaranty accurately reflect in all material respects the corporate actions which their shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Triangle and its representatives.

                  2.09. BANCORP REPORTS. Since January 1, 1992, and where the failure to file has had or could have a Material Adverse Effect on Bancorp, Bancorp and Guaranty each has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (I) the SEC, (II) the Board of Governors of the Federal Reserve System (the "FRB"), (III) the Federal Deposit Insurance
Corporation (the "FDIC"), (IV) the North Carolina Commissioner of Banks (the
"Commissioner"), or (V) any other governmental or regulatory authorities having jurisdiction over Bancorp or Guaranty. All such reports, registrations and statements filed by Bancorp or Guaranty with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Bancorp Reports." As of their respective dates, each Bancorp
Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither Bancorp nor Guaranty has been notified that any such Bancorp Report was deficient in any material respect as to form or content.
Following the date of this

                                       9


Agreement, Bancorp and Guaranty shall deliver to Triangle, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by Bancorp or Guaranty with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

                  2.10. BANCORP FINANCIAL STATEMENTS. Bancorp has delivered to
Triangle a copy (I) of its balance sheets as of December 31, 1995 and December
31, 1996, and its statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1994, December 31, 1995 and December
31, 1996, together with notes thereto (the "Bancorp Financial Statements"), and
(II) a copy of its balance sheet as of June 30, 1997 and its statement of operations for the six months ended June 30, 1997 (the "Bancorp Interim
Financial Statements"); and, following the date of this Agreement, Bancorp promptly will deliver to Triangle all other annual or interim financial statements prepared by or for Bancorp or Guaranty. The Bancorp Financial
Statements and the Bancorp Interim Financial Statements (including any related notes and schedules thereto) (I) are in accordance with Bancorp's books and records, and (II) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects Bancorp's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Bancorp Financial Statements have been audited and certified by Bancorp's independent certified public accountants, Coopers & Lybrand, LLP.

                  2.11. TAX RETURNS AND OTHER TAX MATTERS. (I) Bancorp and
Guaranty each has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge of management of Bancorp and Guaranty, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (II) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Bancorp or Guaranty or their property have been fully paid, and, with respect to any such taxes to become due from Bancorp or Guaranty for any period or periods through and including June
30, 1997, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Bancorp Financial Statements; (III) Bancorp's and Guaranty's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1993, and neither Bancorp nor Guaranty has received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (IV) neither Bancorp nor Guaranty has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Bancorp or Guaranty have been provided for in the Bancorp Financial Statements in all material respects.

                                       10


                  2.12. ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER
EVENTS.

                                 (I) Since December 31, 1996, Bancorp and
Guaranty each has conducted its business only in the ordinary course, and there has been no Material Adverse Change in Bancorp, and there has occurred no event or development and, to the best knowledge of management of Bancorp and Guaranty, there currently exists no condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material
Adverse Change, in Bancorp.

                                 (II) Since December 31, 1996, and other than in
the ordinary course of its business, including its normal salary review for 1997, neither Bancorp nor Guaranty has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

                  2.13. ABSENCE OF UNDISCLOSED LIABILITIES. Neither Bancorp nor
Guaranty has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (I) those reflected in the Bancorp Financial Statements and the Bancorp Interim Financial Statements, or (II) obligations or liabilities incurred in the ordinary course of its business since June 30, 1997, and which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in Bancorp.

                  2.14. COMPLIANCE WITH EXISTING OBLIGATIONS. Bancorp and
Guaranty each has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which it is bound or by which it, its business, capital stock or any of its properties or assets may be affected.

                  2.15.    LITIGATION AND COMPLIANCE WITH LAW.

                                 (I) There are no actions, suits, arbitrations,
controversies or other proceedings (or, to the best knowledge of management of Bancorp and Guaranty, any facts or circumstances which reasonably could result in such), including without limitation any action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge of management of Bancorp or Guaranty threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Bancorp or Guaranty or any of their properties or assets which, if determined adversely, could result in liability on the part of Bancorp or Guaranty for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a Material Adverse Effect on Bancorp or on the ability of Bancorp or Guaranty to consummate the Merger;

                                       11


                                 (II) Bancorp and Guaranty each has all
licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Bancorp and Guaranty, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                 (III) Neither Bancorp nor Guaranty is subject
to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the SEC, the FRB, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise;
there are no judgments, orders, stipulations, injunctions, decrees or awards against Bancorp or Guaranty which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Bancorp or Guaranty; and neither Bancorp nor Guaranty has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                 (IV) Neither Bancorp nor Guaranty is in
violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer
Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Guaranty) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have a Material Adverse Effect on Bancorp.

                  2.16. REAL PROPERTIES. Bancorp and Guaranty have Previously
Disclosed to the Holding Company a listing of all real property owned or leased by Bancorp or Guaranty (including Guaranty's banking facilities and all other real estate or foreclosed properties owned by Guaranty) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which Bancorp or Guaranty is a party (the "Real Property Leases"). With respect to all Real
Property owned by Bancorp or Guaranty, Bancorp or Guaranty has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (I) the lien of current taxes not yet due and payable, and (II) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (I) such lease is valid and enforceable in accordance with its terms, (II) there currently exists no circumstance or condition which constitutes an event of default by Bancorp or Guaranty or its lessor or which, with the passage of time or the giving of required notices

                                       12


will or could constitute such an event of default, and (III) subject to any required consent of the lessor, each such Real Property Lease may be assigned to Triangle and the execution and delivery of this Agreement does not constitute an event of default thereunder.

                  To the best of the knowledge of management of Bancorp and Guaranty, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

                  All improvements and fixtures included in or on the Real
Property are in good condition and repair, ordinary wear and tear excepted, and, except as may have been Previously Disclosed pursuant to Paragraph 2.21 below, there does not exist any condition which interferes with Bancorp's or Guaranty's use or affects the economic value thereof.

                  2.17.    LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

                                 (I) All loans, accounts, notes and other
receivables reflected as assets on Bancorp's and Guaranty's books and records
(A) have resulted from bona fide business transactions in the ordinary course of Bancorp's or Guaranty's operations, (B) were made in accordance with Guaranty's customary loan policies and procedures, and (C) are owned by Bancorp or Guaranty free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                                 (II) All records of Bancorp or Guaranty
regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Guaranty's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Guaranty's records of such loan.

                                 (III) Each loan reflected as an asset on
Bancorp's or Guaranty's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

                                       13


                                 (IV) Bancorp and Guaranty have Previously
Disclosed to the Holding Company a listing of (A) each loan, extension of credit or other asset of Bancorp or Guaranty which, as of June 30, 1997, is classified by the FRB, the FDIC, the Commissioner or by Guaranty as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Guaranty has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan
Collateral therefor, and (B) each loan or extension of credit of Guaranty which, as of June 30, 1997, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                                 (V) To the best knowledge of management of
Bancorp and Guaranty, each of Guaranty's loans and other extensions of credit
(with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Guaranty's business in an amount which is not less than the amount at which it is carried on Guaranty's books and records.

                                 (VI) Guaranty's reserve for possible loan
losses (the "Loan Loss Reserve") shown in the Bancorp Interim Financial
Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FDIC and rules and policies of the Commissioner and, in the best judgment of Bancorp's and Guaranty's management, is reasonable in view of the size and character of Guaranty's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Guaranty's loan portfolio and other real estate owned.

                  2.18. SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Bancorp and Guaranty (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Bancorp or Guaranty to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Guaranty's business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which Bancorp or Guaranty is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Bancorp or Guaranty has "purchased" securities under agreement to resell (if any), Bancorp or Guaranty has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Bancorp or Guaranty which is secured by such collateral.

                  Since June 30, 1997, there has been no significant deterioration or Material Averse Change in the quality, or any material decrease in the value, of Bancorp's or Guaranty's securities portfolio.

                                       14


                  2.19. PERSONAL PROPERTY AND OTHER ASSETS. All assets of
Bancorp and Guaranty (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Bancorp and Guaranty or otherwise used by Bancorp or Guaranty in the operation of its business) are owned by Bancorp or Guaranty free and clear of all liens, leases, encumbrances, title defects or exceptions to title. All of Guaranty's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

                  2.20. PATENTS, TRADEMARKS AND LICENSES. Bancorp or Guaranty owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted;
and, to the best knowledge of management of Bancorp and Guaranty, neither
Bancorp not Guaranty has violated, or is currently in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

                  2.21. ENVIRONMENTAL MATTERS. Bancorp and Guaranty have
Previously Disclosed and provided to the Holding Company copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan
Collateral or otherwise involving Bancorp or Guaranty.

                  To the best of the knowledge of management of Bancorp and
Guaranty:

                                 (I) there has been no presence, use,
production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up, in a reportable or regulated quantity, of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property;

                                       15


                                 (II) Neither Bancorp nor Guaranty has violated
any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions
(all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation
Bancorp or Guaranty is or may be responsible or liable;

                                 (III) Neither Bancorp nor Guaranty is subject
to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or any Loan Collateral, by Bancorp or Guaranty or any other person or entity;
and,

                                 (IV) No facts, events or conditions relating to
the Real Property or any Loan Collateral, or the operations of Bancorp or Guaranty at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                  For purposes of this Agreement, "Environmental Laws" shall include:

                                 (I) all federal, state and local statutes,
regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                                 (II) all contractual agreements, and

                                 (III) all common law,

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal
Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials
Transportation Act, the Resource Conservation and Recovery Act, the Clean Water
Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North
Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina
Water and Air Resources Act, and the North Carolina Occupational Safety and
Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective Time) be defined or in effect.

                                       16


                  2.22. ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. (I) All negotiations relative to this Agreement and the transactions described herein have been carried on by Bancorp and Guaranty directly with the Holding Company;
(II) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Bancorp or Guaranty or their Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (III) neither Bancorp nor Guaranty has agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  2.23. MATERIAL CONTRACTS. Except for leases on Guaranty's branch offices, neither Bancorp nor Guaranty is a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $25,000 (I) which is not to be performed in full prior to December 31, 1997, (II) which calls for the provision of goods or services to Bancorp or Guaranty and cannot be terminated without material penalty upon written notice to the other party thereto, (III) which is material to Bancorp or Guaranty and was not entered into in the ordinary course of business, (IV) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (V) which commits Guaranty to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Guaranty's business), (VI) which involves the purchase or sale of any assets of Bancorp or Guaranty, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities issued by Bancorp or Guaranty, or (VII) with any director, officer or principal shareholder of Bancorp or Guaranty (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Bancorp's or Guaranty's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

                  Neither Bancorp nor Guaranty is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a Material Adverse Effect on Bancorp.

                  2.24. EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Bancorp and
Guaranty each (I) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when Bancorp or Guaranty has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (II) is in compliance with all federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the knowledge of management of Bancorp and Guaranty, asserted that Bancorp or Guaranty is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

                                       17


                           There is no action, suit or proceeding by any person
pending or, to the best knowledge of management of Bancorp or Guaranty, threatened, against Bancorp or Guaranty (or any of their employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

                           Neither Bancorp nor Guaranty is a party to or bound
by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Bancorp nor Guaranty and any of their employees, or any pending or threatened proceeding in which it is asserted that Bancorp or Guaranty has committed an unfair labor practice; and management of Bancorp and Guaranty is not aware of any activity involving Bancorp or Guaranty or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

                  2.25.    EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.

                  (I) Neither Bancorp nor Guaranty is a party to or bound by any employment agreements with any of its directors, officers or employees.

                  (II) Bancorp and Guaranty have Previously Disclosed and have delivered or made available to the Holding Company prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Bancorp or Guaranty for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Bancorp Benefit Plans"). Any of the Bancorp
Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Bancorp ERISA
Plan." No Bancorp ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. None of Bancorp, Guaranty or any affiliate of Bancorp or Guaranty has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

                  (III) All Bancorp Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable laws, rules or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp. Each Bancorp ERISA Plan which is intended to be qualified under Section
401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and management of Bancorp and Guaranty is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the best knowledge of management of

                                       18


Bancorp and Guaranty, neither Bancorp nor Guaranty has engaged in a transaction with respect to any Bancorp Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Bancorp or Guaranty to a tax imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp.

                  (IV) Neither Bancorp nor Guaranty has any liability for retiree health and life benefits under any of the Bancorp Benefit Plans and there are no restrictions on the rights of Bancorp or Guaranty to amend or terminate any Bancorp Benefit Plan without incurring any liability thereunder, which liability is reasonably likely to have a Material Adverse Effect on Bancorp.

                  (V) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Bancorp or Guaranty from Bancorp or Guaranty under any Bancorp Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Bancorp Benefit Plan or otherwise, or (C) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bancorp.

                  (VI) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Bancorp or Guaranty and their respective beneficiaries have been fully reflected on the Bancorp Financial Statements to the extent required by and in accordance with GAAP.

                  2.26. INSURANCE. Bancorp or Guaranty has in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to the Holding Company (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in Bancorp's and Guaranty's business or as is required by applicable law or regulation; and, in the reasonable opinion of management of Bancorp and Guaranty, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Bancorp and Guaranty. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and Bancorp and Guaranty each has taken all requisite actions
(including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Neither Bancorp nor Guaranty is in default under the provisions of, has not received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and management of Bancorp and Guaranty is not aware of any facts which would form the basis of any such claim), and management of Bancorp and Guaranty has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

                                       19


                  2.27. INSURANCE OF DEPOSITS. All deposits of Guaranty are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Guaranty to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge of management of Bancorp and Guaranty, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

                  2.28. AFFILIATES. Bancorp has Previously Disclosed to the
Holding Company a listing of those persons deemed by Bancorp and its counsel as of the date of this Agreement to be "Affiliates" of Bancorp (as that term is defined in Rule 405 promulgated under the Securities Act of 1933), including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Bancorp.

                  2.29. OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT
OR TAX TREATMENT. To the best knowledge of management of Bancorp and Guaranty, there exists no fact or condition (including Guaranty's record of compliance with the Community Reinvestment Act) relating to Bancorp or Guaranty that may reasonably be expected to (I) prevent or materially impede or delay the Holding
Company or Triangle from obtaining the regulatory approvals required in order to consummate transactions described herein, (II) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or
(III) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to Bancorp or Guaranty, Bancorp or Guaranty shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of the Holding Company.

                  2.30. DISCLOSURE. To the best knowledge of management of Bancorp and Guaranty, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Bancorp or Guaranty at any time to the Holding Company or Triangle in connection with this Agreement (including without limitation information "Previously Disclosed" by Bancorp and Guaranty), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Bancorp or Guaranty to the Holding Company or Triangle will be a true and complete copy of such document, unmodified except by another document delivered by Bancorp or Guaranty.

               ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE
                          HOLDING COMPANY AND TRIANGLE

          Except as otherwise specifically described herein or as "Previously
Disclosed" (as defined in Paragraph 10.01. below) to Bancorp and Guaranty, the Holding Company and Triangle each hereby makes the following representations and warranties to Bancorp and Guaranty.

                                       20


                  3.01. ORGANIZATION; STANDING; POWER. The Holding Company and
Triangle each (I) is duly organized and incorporated, validly existing and in good standing under the laws of North Carolina, (II) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on the Holding Company, and (IV) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on the Holding Company.

                  3.02. CAPITAL STOCK. The Holding Company's authorized capital stock consists of 20,000,000 shares of Triangle Stock. As of October 10, 1997, an aggregate of 10,453,289 shares of Triangle Stock were issued and outstanding.
The Holding Company's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Triangle
Stock issued to Bancorp's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid, nonassessable and freely tradable by all holders other than Affiliates.

                  3.03. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by the Executive Committees of the Holding
Company's and Triangle's Boards of Directors and executed and delivered on the Holding Company's and Triangle's behalf. Subject to approval of this Agreement and the Merger by the Boards of Directors of the Holding Company and Triangle,
(I) the Holding Company and Triangle each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings required to be taken to authorize the Holding Company and Triangle to enter into this Agreement and to perform their obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (III) this Agreement constitutes the valid and binding agreement of the Holding Company and Triangle enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  3.04. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS
OR WAIVERS. Except where the same would not have a Material Adverse Effect on the Holding Company, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by the Holding Company or Triangle with any of its obligations or agreements contained herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's or Triangle's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company or Triangle is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (II) result in the

                                       21



creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's or Triangle's properties or assets; (III) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (IV) result in the acceleration of any obligation or indebtedness of the Holding Company or Triangle; or (V) interfere with or otherwise adversely affect the Holding
Company's or Triangle's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's or Triangle's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the required approvals of Triangle's sole shareholder as described in Paragraph 7.01.d. below and of governmental or regulatory authorities described in Paragraph 7.01.a. below. No approval by the shareholders of the Holding
Company is necessary as the Merger will be effected pursuant to and meets the requirements of N.C. GEN STAT.
Section 55-11-03(g).

                  3.05. HOLDING COMPANY BOOKS AND RECORDS. The Holding Company's and Triangle's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects the Holding Company's and Triangle's items of income and expense and all of their assets, liabilities and stockholders' equity. The minute books of the Holding Company and Triangle accurately reflect in all material respects the corporate actions which their shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Bancorp and its representatives.

                  3.06. HOLDING COMPANY REPORTS. Since January 1, 1992, and where the failure to file has had or could have a Material Adverse Effect on the Holding Company, the Holding Company and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (I) the SEC, (II) the FRB, (III) the FDIC, (IV) the Commissioner, and
(V) any other governmental or regulatory authorities having jurisdiction over the Holding Company or its subsidiaries. All such reports and statements filed with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Holding Company Reports."
As of their respective dates, the Holding Company Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Holding Company has not been notified that any of the Holding Company Reports were deficient in any material respect as to form or content. Following the date of this Agreement, the Holding Company shall deliver to Bancorp upon its request a copy of any report, registration, statement or other regulatory filing made by the Holding Company or its subsidiaries with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

                                       22


                  3.07. HOLDING COMPANY FINANCIAL STATEMENTS. The Holding
Company has delivered to Bancorp (i) a copy of the Holding Company's consolidated balance sheets as of December 31, 1995 and December 31, 1996, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1994, December 31, 1995 and December 31,
1996 (the "Holding Company Financial Statements"), and (II) a copy of the
Holding Company's balance sheet as of June 30, 1997 and its statement of operations for the six months ended June 30, 1997 (the "Holding Company Interim
Financial Statements"). The Holding Company Financial Statements and the Holding
Company Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly in all material respects the Holding Company's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates and for the periods specified therein. The Holding Company Financial Statements have been audited by the Holding Company's independent accountants, Coopers & Lybrand
L.L.P.

                  3.08. ABSENCE OF MATERIAL ADVERSE CHANGES. Since June 30, 1997 there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of the Holding Company, there currently exists no condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material
Adverse Change in the Holding Company.

                  3.09.    LITIGATION AND COMPLIANCE WITH LAW.

                                 (I) There are no actions, suits, arbitrations,
controversies or other proceedings or investigations (or, to the best knowledge of management of the Holding Company, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge of management of the Holding Company, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or any of its properties or assets which, if determined adversely, could result in liability on the part of the Holding Company for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a Material Adverse Change in the Holding or on the ability of the Holding Company or Triangle to consummate the Merger;

                                 (II) The Holding Company and its subsidiaries
each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of the Holding
Company, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                 (III) Neither the Holding Company nor any of
its subsidiaries is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority
(including without

                                       23


limitation the FDIC, the FRB or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or any of its subsidiaries which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or any of its subsidiaries; and neither the Holding Company nor any of its subsidiaries has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                 (IV) Neither the Holding Company nor any of its
subsidiaries is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by the Holding Company's bank subsidiaries) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have a Material Adverse Effect on the Holding Company.

                  3.10.    ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS.

(I) All negotiations relative to this Agreement and the transactions described herein have been carried on by the Holding Company and Triangle directly with Bancorp and Guaranty; (II) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, the Holding Company, Triangle or their Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (III) neither the Holding Company nor Triangle has agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  3.11. OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT
OR TAX TREATMENT. To the best of the knowledge of management of the Holding
Company, no fact or condition (including the Holding Company's bank subsidiaries' records of compliance with the Community Reinvestment Act) relating to the Holding Company exists that may reasonably be expected to (I) prevent or materially impede or delay the Holding Company regulatory approvals required in order to consummate the transactions described herein, (II) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (III) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to the executive officers of the Holding Company, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Bancorp.

                                       24


                  3.12. DISCLOSURE. To the best of the knowledge of management of the Holding Company, no written statement, certificate, schedule, list or other written information furnished by or on behalf of the Holding Company or Triangle at any time to Bancorp or Guaranty in connection with this Agreement
(including without limitation information "Previously Disclosed" by the Holding
Company and Triangle), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by the Holding Company or Triangle to Bancorp or Guaranty is or will be a true and complete copy of such document, unmodified except by another document delivered by the Holding Company or Triangle.

                  ARTICLE IV. COVENANTS OF BANCORP AND GUARANTY

         4.01. AFFIRMATIVE COVENANTS OF BANCORP AND GUARANTY. Bancorp and
Guaranty each hereby covenants and agrees as follows with the Holding Company and Triangle.

                  A. "AFFILIATES" OF BANCORP. Bancorp will use its best efforts to cause each person who shall be deemed by the Holding Company or its counsel, in their sole discretion, to be an Affiliate of Bancorp (as defined in Paragraph
2.28 above), to execute and deliver to the Holding Company at least thirty (30) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Triangle Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to the Holding Company and substantially in the form attached as Schedule C to this Agreement. Certificates for the shares of Triangle Stock issued to Affiliates of Bancorp shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                           B. CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While
the parties recognize that the operation of Bancorp and Guaranty until the Effective Time is the responsibility of Bancorp and Guaranty and their Boards of Directors and officers, Bancorp and Guaranty each agrees that, between the date of this Agreement and the Effective Time, each will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Bancorp and Guaranty each agrees that it will:

                               (I) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                               (II) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                               (III) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

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

                               (IV) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business;

                               (V) continue to maintain in force insurance such as is described in Paragraph 2.26. above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

                               (VI) provide to the Holding Company on a monthly basis Guaranty's market value report on its investment portfolio and on its hedging portfolio; and,

                               (VII) promptly provide to the Holding Company such information about Bancorp and Guaranty and their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as it reasonably shall request.

                  C. PERIODIC INFORMATION REGARDING LOANS AND OTHER INFORMATION.
All new extensions of unsecured credit in excess of $50,000 and of secured credit in excess of $125,000 will be submitted by Guaranty to the Holding
Company on an after-the-fact basis for the Holding Company's review within fifteen (15) business days of the end of the month in which the extension of credit was made.

                           Additionally, Guaranty agrees to make available and
provide to the Holding Company the following information with respect to Guaranty's loans and other extensions of credit (such assets herein referred to as "Loans") as of June 30, 1997, and each month thereafter until the Effective
Time, such information for each month to be in form and substance as is usual and customary in the conduct of Guaranty's business and to be furnished within fifteen (15) business days of the end of each month ending after the date hereof:

                        (I) a list of Loans past due for sixty (60) days or more as to principal or interest;

                       (II) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss
                                    Reserve for each such classified or "watch list" Loan (this report shall be delivered quarterly rather than monthly);

                      (III)         a list of Loans in nonaccrual status;

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

                       (IV) a list of all Loans over $25,000 without principal reduction for a period of longer than one year;

                        (V) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                       (VI) a list of reworked or restructured Loans over $25,000 and still outstanding, including original terms, restructured terms and status; and

                      (VII)         a list of any actual or threatened
                                    litigation by or against Guaranty pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

                  Further, Bancorp and Guaranty shall provide to the Holding
Company a copy of the monthly package, including financial information, sent by Bancorp and Guaranty to their board members at the same time as such packages are sent to such members.

                  D. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Bancorp and Guaranty promptly will notify the Holding Company in writing of and provide to it such information as it shall request regarding (I) any Material Averse Change in Bancorp or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in Bancorp, or (II) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Bancorp or Guaranty herein, or any information that has been Previously Disclosed by Bancorp or Guaranty to the Holding Company or Triangle, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of Bancorp's or Guaranty's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.03. below.

                  E. CONSENTS TO ASSIGNMENT OF LEASES. Bancorp and Guaranty will use their reasonable best efforts to obtain all consents of its landlords and lessors to the Merger as may be required under the Real Property Leases and all other leases, each of which consents shall be in form and substance reasonably satisfactory to the Holding Company.

                  F. FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Bancorp and
Guaranty each covenants and agrees with the Holding Company and Triangle that it
(I) will use its reasonable best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (II) shall perform all acts and execute and deliver to the Holding Company all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested

                                       27


by either of them in consummating such transactions, and (III) will cooperate with the Holding Company and Triangle in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         4.02. NEGATIVE COVENANTS OF BANCORP AND GUARANTY. Bancorp and Guaranty each hereby covenants and agrees that, between the date hereof and the Effective
Time, it will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of the Holding Company.

                  A. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Neither
Bancorp nor Guaranty will amend its Articles of Incorporation or Bylaws.

                  B. CHANGE IN CAPITAL STOCK. Except for Bancorp Stock to be issued under the Bancorp Stock Plan, neither Bancorp nor Guaranty will (I) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (II) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities issued by it, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement
(including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                  C. OPTIONS, WARRANTS AND RIGHTS. Neither Bancorp nor Guaranty will grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

                  D. DIVIDENDS. Except for the payment of a ten cents ($.10) cash dividend per share each quarter (consistent with past practices) Bancorp will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

                  E. EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS.
Except as required by law and except as may occur under the Bancorp Stock Plan, neither Bancorp nor Guaranty will (I) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by Bancorp or Guaranty without cost or other liability on no more than thirty (30) days notice; (II) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (III) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                  F. INCREASE IN COMPENSATION; ADDITIONAL COMPENSATION. Except as otherwise provided herein, neither Bancorp nor Guaranty will increase the compensation or benefits of, or pay

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

any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees or other payments made to employees or directors in connection with existing compensation or benefit plans, so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with Bancorp's or Guaranty's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans.

                  G. ACCOUNTING PRACTICES. Neither Bancorp nor Guaranty will make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied
(except as required by generally accepted accounting principles or governmental regulations).

                  H. ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Guaranty will not directly or indirectly (I) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (II) open any new branch office, or (III) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                  I. CHANGES IN BUSINESS PRACTICES. Except as may be required by the FRB, the FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, neither Bancorp nor Guaranty will (I) change in any material respect the nature of its business or the manner in which it conducts its business, (II) discontinue any material portion or line of its business, or (III) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.b. above).

                  J. EXCLUSIVE MERGER AGREEMENT. Neither Bancorp nor Guaranty will, directly or indirectly, through any person (I) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than the Holding Company and Triangle) relating to a merger or other acquisition of Bancorp or Guaranty, or the purchase or acquisition of any Bancorp Stock, any branch office of Guaranty or all or any significant part of Bancorp's or Guaranty's assets; or provide assistance to any person in connection with any such offer; (II) except as the fiduciary duties of its Board of Directors may require, disclose to any person or entity any information not customarily disclosed to the public concerning Bancorp or Guaranty or its business, or afford to any other person or entity access to its properties, facilities, books or records; (III) except for the fiduciary duties of its Board of Directors may require, sell or transfer any branch office of Guaranty or all or any significant part of Bancorp's or Guaranty's assets to any other person or entity; or (IV) except for the fiduciary duties of its Board of Directors may require, enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

                                       29


                  K. ACQUISITION OR DISPOSITION OF ASSETS. Neither Bancorp nor
Guaranty will, without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld:

                       (I) sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset having a value on Bancorp's or Guaranty's books or a fair market value, whichever is greater, of more than $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                       (II) purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets having a purchase price, or involving aggregate lease payments, in excess of $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

                       (III) enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Bancorp or Guaranty for a period longer than twelve (12) months;

                       (IV) other than in the ordinary course of business and at a level consistent with past practice, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                       (V) other than in the ordinary course of business and at a level consistent with past practice, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of Bancorp or Guaranty (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under Bancorp's or Guaranty's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

                  L. DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta and other correspondent banks), neither Bancorp nor Guaranty will (I) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (II) assume, guarantee, endorse or otherwise become responsible or liable

                                       30


for any obligation of any other person or entity, or (III) incur any other liability or obligation (absolute or contingent).

                  M. LIENS; ENCUMBRANCES. Neither Bancorp nor Guaranty will mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, securities repurchase agreements or other similar operating matters).

                  N. WAIVER OF RIGHTS. Neither Bancorp nor Guaranty will waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

                  O. OTHER CONTRACTS. Neither Bancorp nor Guaranty will enter into or become bound by any contracts, agreements, commitments or understandings
(other than those described elsewhere in this Paragraph 4.02.) (I) for or with respect to any charitable contributions; (II) with any governmental or regulatory agency or authority; (III) pursuant to which Bancorp or Guaranty would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (IV) which is entered into other than in the ordinary course of its business; and (V) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Bancorp or Guaranty to make expenditures of more than $10,000.

                   ARTICLE V. COVENANTS OF THE HOLDING COMPANY

         The Holding Company hereby covenants and agrees as follows with Bancorp and Guaranty.

                  5.01. BOARD OF DIRECTORS. Subject to any necessary regulatory and shareholder approval, as soon as practicable following the Effective Time, the Holding Company shall take such steps as appropriate to appoint two (2) members of Bancorp's current Board of Directors, selected by the Holding Company in its sole discretion, or to cause them to be elected, as members of the Holding Company's and Triangle's Boards of Directors for a term of two (2) years after the Effective Time, and, for such service, such individuals shall be compensated in accordance with the Holding Company's and Triangle's standard arrangements for the compensation of their directors. After the Effective Time, the remaining current members of Bancorp's Board of Directors shall serve as members of Triangle's local advisory board for Durham, North Carolina, subject to satisfactory performance, and for such service, such individuals shall be compensated in accordance with Triangle's standard arrangements for the compensation of local advisory board members.

                  5.02. NASDAQ NATIONAL MARKET SYSTEM NOTIFICATION OF LISTING OF
ADDITIONAL SHARES OF TRIANGLE STOCK. On or before the fifteenth day after the Effective Time, the Holding Company shall file with the NASDAQ National Market
System such notifications and other materials

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

(and shall pay such fees) as shall be required for the listing on the NASDAQ
National Market System of the shares of Triangle Stock to be issued to Bancorp's shareholders at the Effective Time.

                  5.03 NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, the Holding Company promptly will notify Bancorp in writing of and provide to it such information as it shall request regarding (I) any Material Adverse Change in the Holding
Company, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in the Holding Company, or (II) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of the Holding Company or Triangle herein, or any information that has been Previously Disclosed by the Holding Company or Triangle to Bancorp or Guaranty, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of the Holding Company's or Triangle's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.02. below.

                  5.04 THE HOLDING COMPANY TO PROVIDE NECESSARY INFORMATION. The
Holding Company will promptly provide to Guaranty information regarding the Holding Company and its subsidiaries that Guaranty reasonably requests in order to satisfy any of its obligations under Paragraph 4.01.e.

                          ARTICLE VI. MUTUAL AGREEMENTS

                  6.01. SHAREHOLDERS' MEETING; REGISTRATION STATEMENT; PROXY
STATEMENT/PROSPECTUS.

                  A. MEETING OF SHAREHOLDERS. Bancorp shall cause a meeting of its shareholders (the "Bancorp Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event less than twenty (20) days following the mailing to Bancorp's shareholders of the "Proxy Statement/Prospectus" described below) for the purpose of Bancorp's shareholders voting on the approval of the Agreement and the Merger. In connection with the call and conduct of and all other matters relating to the Bancorp Shareholder Meeting (including the solicitation of proxies), Bancorp shall fully comply with all provisions of applicable law and regulations and with its Articles of Incorporation and By-laws.

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

                  B. PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS.
The Holding Company and Bancorp jointly will prepare a "Proxy
Statement/Prospectus" for distribution to Bancorp's shareholders as Bancorp's proxy statement relating to its solicitation of proxies for use at the Bancorp
Shareholder Meeting and as the Holding Company's prospectus relating to the offer and distribution of Triangle Stock as described herein. The Proxy
Statement/ Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Bancorp Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by the Holding Company and Bancorp. The Holding Company shall include the Proxy
Statement/Prospectus as the prospectus in its "Registration Statement" described below; and each party hereto will cooperate with the other in good faith and will use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC thereon.

                  Bancorp will mail the Proxy Statement/Prospectus to Bancorp's shareholders not less than twenty (20) days prior to the scheduled date of the Bancorp Shareholder Meeting; provided, however, that no such materials shall be mailed to Bancorp's shareholders unless and until the Holding Company shall have determined to its own satisfaction that the conditions specified in Paragraph
7.03.d. below have been satisfied and shall have approved such mailing.

                  C. REGISTRATION STATEMENT AND "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, the Holding Company will prepare and file with the SEC a registration statement on Form S-4 (or on such other form as the Holding Company shall determine to be appropriate) (the
"Registration Statement") covering the Triangle Stock to be issued to shareholders of Bancorp pursuant to this Agreement and will use its reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, the Holding Company shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (I) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (II) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (III) to obtain any and all required approvals or consents to the issuance of such stock.

                  D. RECOMMENDATION OF BANCORP'S BOARD OF DIRECTORS. Unless, due to a material change in circumstances or for any other reason Bancorp's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Bancorp or to its shareholders, Bancorp's Board of Directors will recommend to and actively encourage Bancorp's shareholders that they vote their shares of Bancorp Stock at the Bancorp
Shareholder Meeting to ratify and approve this Agreement and the Merger, and the Joint Proxy Statement/Prospectus mailed to Bancorp's shareholders will so indicate and state that Bancorp's Board of Directors considers the Merger to be advisable and in the best interests of Bancorp and its shareholders.

                  E. INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION
STATEMENT. The Holding Company and Bancorp each agrees to respond promptly, and to use its reasonable best efforts to cause its directors, officers, accountants and affiliates to respond promptly, to requests by any other

                                       33


such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. The
Holding Company and Bancorp each hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing to Bancorp's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

                  6.02. REGULATORY APPROVALS. Within sixty (60) days of the date of this Agreement, the Holding Company, Triangle, Guaranty and Bancorp each shall use their respective reasonable best efforts in good faith to (I) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FRB, the FDIC, the Commissioner and the North Carolina State
Banking Commission, and to any other applicable federal or state banking, securities or other regulatory authority), and (II) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefore, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

                  6.03. ACCESS. Following the date of this Agreement and to and including the Effective Time, Bancorp and Guaranty shall provide the Holding
Company and its employees, accountants and counsel, access to all their books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all their employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as the Holding Company shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by the Holding Company shall be performed in such a manner as will not interfere unreasonably with Bancorp's or Guaranty's normal operations, or with Bancorp's or Guaranty's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

                  6.04. COSTS. Subject to the provisions of Paragraph 8.03.
below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Bancorp and Guaranty, on the one hand, and the Holding Company and Triangle, on the other, shall pay their own legal, accounting and financial advisory fees and all their other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in

                                       34


connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Bancorp, all fees owed to Wheat First
Securities, Inc. ("Wheat First") for the cost of Bancorp's fairness opinion described in Paragraph 7.01.d. below, and, in the case of the Holding Company, the cost of the "Environmental Survey" described in Paragraph 6.06. below).
However, subject to the provisions of Paragraph 8.03. below, all costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by Bancorp and fifty percent (50%) by the Holding Company.

                  6.05. ANNOUNCEMENTS. Bancorp, Guaranty, Triangle and the
Holding Company each agrees that no person other than the parties to this Agreement is authorized to make any public announcement or statement about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official, or the consent of any lessor or landlord of Bancorp or Guaranty to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to the Holding Company or Bancorp any such disclosure by such entity is required by law or otherwise is prudent.

                  6.06. ENVIRONMENTAL STUDIES. At its option the Holding Company may cause to be conducted Phase I environmental assessments of the Real
Property, the real estate subject to any Real Property Lease, or the Loan
Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Holding Company shall deem necessary or desirable (collectively, the "Environmental Survey"). The Holding Company shall complete all such Phase I environmental assessments within thirty (30) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within thirty (30) days following completion of all Phase I environmental assessments. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by the Holding Company. If (I) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would or may constitute a violation of any Environmental
Laws, and if, (II) based on the advice of its legal counsel or other consultants, the Holding Company believes that Bancorp is reasonably likely to become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Bancorp is reasonably likely to become liable for monetary damages
(including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Bancorp is reasonably likely to incur any such liability if it acquired title to such Loan Collateral), and if, (III) based on the advice of its legal counsel or other consultants, the Holding Company believes the amount of expenses or liability which Bancorp is reasonably likely to incur or for which Bancorp could become responsible or liable on account of any and all such

                                       35


remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $100,000, then the Holding
Company shall give Bancorp written notice thereof (together with all information in its possession relating thereto) within fifteen (15) days of the completion of the Environmental Survey and, at the Holding Company's sole option and discretion, at any time thereafter and up to the Effective Time, the Holding
Company may terminate this Agreement without further obligation or liability to Bancorp or its shareholders.

                  6.07. EMPLOYEES; SEVERANCE PAYMENTS; EMPLOYEE BENEFITS.

                  A. EMPLOYMENT AGREEMENT. Provided he remains employed by Guaranty at the Effective Time in his current position, Triangle shall enter into an employment agreement with Charles J. Stewart as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached as Schedule D to this Agreement.

                  B. EMPLOYMENT OF OTHER GUARANTY EMPLOYEES. Provided they remain employed by Guaranty at the Effective Time, Triangle will attempt in good faith, but shall have no obligation, to locate suitable positions for and to offer employment to all other employees of Guaranty (other than employees serving pursuant to an employment agreement). Any employment so offered by Triangle to an employee of Guaranty shall be in such a position, at such location within Triangle's branch system, and for such rate of compensation as Triangle shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Triangle or the Holding Company to employ any such person for any specific period of time or in any specific position or to restrict the Holding Company's or Triangle's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

                  C. SEVERANCE PAYMENT. The Holding Company and Triangle agree to honor the terms and conditions of the Guaranty State Bank Severance
Compensation Plan for Employees (the "Severance Plan"). No employee of Guaranty shall be given or have any right to any form of severance payment other than as provided under the Severance Plan.

                  D. EMPLOYEE BENEFITS. Except as otherwise provided in this Paragraph 6.07, the benefit plans of Bancorp ("Bancorp Benefit Plans") will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of Guaranty (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of the Holding Company and its subsidiaries on a "no gain, no loss" basis, (ii) in the event a Bancorp Benefit Plan is terminated, the rights and benefits of Guaranty's employees thereunder shall become fully vested, with each participating Guaranty employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Holding Company benefit plan ("Triangle Benefit Plan"), on the same basis and applying the eligibility standards as would apply to the employees of the Holding Company and its subsidiaries as if such employee's prior service to Guaranty had been performed on behalf of the Holding Company and its subsidiaries for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event a Bancorp Benefit Plan is merged into a Triangle Benefit Plan, shall be

                                       36


entitled to participate in such Triangle Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of the Holding Company and its subsidiaries. Bancorp, Guaranty, Triangle and the Holding Company agree that for purposes of qualification, participation and vesting in Triangle Benefit Plans, the employees of Guaranty shall receive credit for their prior continuous periods of service to Guaranty.

                  6.08. CONFIDENTIALITY. The Holding Company, Triangle, Guaranty and Bancorp each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (I) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (II) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (III) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or regulatory authorities in connection with the transactions described herein, or (IV) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

                  In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

                  The parties' obligations of confidentiality under this Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement

                  6.09. REORGANIZATION FOR TAX PURPOSES. The Holding Company,
Triangle, Guaranty and Bancorp each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

                  6.10. ACCOUNTING TREATMENT. The Holding Company, Triangle,
Guaranty and Bancorp each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

                                       37


                  6.11. OTHER PERMISSIBLE TRANSACTIONS. The Holding Company,
Triangle, Guaranty and Bancorp agree that the Holding Company and its subsidiaries may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions or financial services entities and their subsidiaries, leasing companies and other entities which are permissible for financial institution holding companies and financial institutions to own, and/or the assets and liabilities of such entities prior to the Effective Time.

                  6.12. DIVIDEND COORDINATION. The shareholders of Bancorp shall receive a quarterly dividend from either Bancorp or the Holding Company, but not from both, in the quarter in which the Merger occurs, and Bancorp and the Holding shall coordinate the Closing, the Effective Time and the payment of such quarterly dividend to ensure such dividend payment.

                  6.13. STOCK EXCHANGE REGISTRATION. The parties hereto agree that the Holding Company may, but is not obligated to, apply for listing of Triangle Stock on the New York Stock Exchange ("NYSE") and, upon such listing becoming effective, all references in this Agreement to Nasdaq National Market
System shall refer instead to the NYSE.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

                  7.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  A. APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO
DISADVANTAGEOUS CONDITIONS. (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB, the Commissioner and the North Carolina State Banking Commission, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions; (II) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by the Holding Company, Triangle, Guaranty or Bancorp to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the Merger; (III) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FRB, no unwithdrawn objection to the Merger shall have been raised by the U.S.
Department of Justice; and (IV) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                  B. EFFECTIVENESS OF REGISTRATION STATEMENT; COMPLIANCE WITH
SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and

                                       38


no proceedings for that purpose shall have been initiated or threatened by the SEC. The Holding Company shall have taken all such actions, if any, as required by applicable state securities laws (I) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (II) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (III) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

                  C. ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be
(I) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (II) any pending or threatened investigation of the Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (III) any suit, action or proceeding by any person
(including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Bancorp, Guaranty, Triangle or the Holding Company from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (IV) any other suit, claim, action or proceeding pending or threatened against Bancorp , Guaranty, Triangle or the Holding Company or any of their officers or directors which shall reasonably be considered by Bancorp, Guaranty, Triangle or the Holding Company to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

                  D. APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The
Boards of Directors of Bancorp, Guaranty, Triangle and the Holding Company shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of Bancorp , Guaranty and Triangle shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and By-Laws.

                  E. FAIRNESS OPINION. Bancorp shall have received from Wheat
First an opinion, in form and substance satisfactory to Bancorp, dated as of the date of this Agreement and as of the date of the Proxy Statement/Prospectus to Bancorp's shareholders in connection with the Bancorp Shareholder Meeting, to the effect that the terms of the Merger are fair, from a financial point of view, to Bancorp and its shareholders

                                       39


                  F. TAX OPINION. The Holding Company shall have received, in form and substance satisfactory to the Holding Company and Bancorp, an opinion of Coopers & Lybrand L.L.P. substantially to the effect that: (I) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in Section 368(a)(1)(A) of the Code; (II) that no taxable gain will be recognized by a shareholder of Bancorp upon such shareholder's receipt of Triangle Stock in exchange for his or her Bancorp
Stock; (III) that the basis of the Triangle Stock received by the shareholder in the Merger will be the same as his or her Bancorp Stock surrendered in exchange therefor; (IV) that, if Bancorp Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Triangle Stock received by the shareholder in the Merger will include the holding period of Bancorp Stock surrendered in exchange therefor; and (V) a shareholder who receives cash in lieu of a fractional share of Triangle Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Coopers & Lybrand L.L.P. may rely on representations contained in certificates of officers of the Holding Company and Bancorp.

                  G. NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated by any party hereto.

         7.02. ADDITIONAL CONDITIONS TO BANCORP'S AND GUARANTY'S OBLIGATIONS.
Notwithstanding any other provision of this Agreement to the contrary, Bancorp's and Guaranty's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  A. MATERIAL ADVERSE CHANGE. There shall not have been any Material Adverse Change in the Holding Company, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in the Holding Company.

                  B. COMPLIANCE WITH LAWS. The Holding Company and Triangle shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on the Holding Company.

                  C. THE HOLDING COMPANY'S AND TRIANGLE'S REPRESENTATIONS AND
WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Bancorp as provided in Paragraph 10.03. below, each of the representations and warranties of the Holding Company and Triangle contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (I) representations and warranties that speak as of a specific date, (II) for changes which do not, in the aggregate, result in a Material Adverse Change in the Holding Company, and (III) as otherwise contemplated by this Agreement; and the Holding Company and Triangle each shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                                       40


                  Bancorp shall have received a certificate dated as of the Closing Date and executed by the Holding Company's President and Chief Financial
Officer to the foregoing effect.

                  D. LEGAL OPINION OF THE HOLDING COMPANY COUNSEL. Bancorp shall have received from Alexander M. Donaldson, Esq., General Counsel of the Holding
Company, a written opinion dated as of the Closing Date and substantially in the form of Schedule E attached hereto or otherwise in form and substance reasonably satisfactory to Bancorp.

                  E. OTHER DOCUMENTS AND INFORMATION FROM THE HOLDING COMPANY
AND TRIANGLE. The Holding Company and Triangle hall have provided to Bancorp correct and complete copies of its Bylaws, Articles of Incorporation and board resolutions (all certified by its Secretary), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Bancorp or its counsel.

                  F. ACCEPTANCE BY BANCORP'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Bancorp's legal counsel.

         7.03. ADDITIONAL CONDITIONS TO THE HOLDING COMPANY'S AND TRIANGLE'S
OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the Holding Company's and Triangle's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  A. MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change in Bancorp, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change in Bancorp.

                  B. COMPLIANCE WITH LAWS; ADVERSE PROCEEDINGS, INJUNCTION, ETC.
Bancorp and Guaranty shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on Bancorp.

                  C. BANCORP'S AND GUARANTY'S REPRESENTATIONS AND WARRANTIES AND
PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by the Holding Company as provided in Paragraph 10.03. below, each of the representations and warranties of Bancorp and Guaranty contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (I) representations and warranties that speak as of a specific date, (II) for changes which do not, in the aggregate, result in a Material Adverse Change in Bancorp, and (III) as otherwise contemplated by this Agreement; and Bancorp and Guaranty each shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                                       41


                  The Holding Company shall have received a certificate dated as of the Closing Date and executed by Bancorp's President and Chief Financial
Officer to the foregoing effect and as to such other matters as may be reasonably requested by the Holding Company.

                  D. AGREEMENTS FROM BANCORP AFFILIATES. The Holding Company shall have received the written Affiliates' Agreements in form and content satisfactory to the Holding Company and signed by all persons who are deemed by the Holding Company or its counsel to be Affiliates of Bancorp as provided in Paragraph 4.01.a.
above.

                  E. ACCOUNTING TREATMENT. (I) The Holding Company shall have received assurances from Coopers & Lybrand L.L.P., in form and content satisfactory to it, to the effect that the Merger will qualify to be treated as a "pooling-of-interests" for accounting purposes; (II) if requested by the Holding Company, Bancorp's independent public accountants shall have delivered to the Holding Company a letter in form and content satisfactory to it to the effect that such accountants are not aware of any fact or circumstance that might cause the Merger not to qualify for such treatment; and (III) it shall not have come to the attention of management of the Holding Company that any event has occurred or that any condition or circumstance exists that makes it likely that the Merger may not so qualify.

                  F. LEGAL OPINION OF BANCORP'S COUNSEL. The Holding Company shall have received from Bancorp's counsel, Moore & Van Allen, PLLC, a written opinion, dated as of the Closing Date and substantially in the form of Schedule
F attached hereto or otherwise in form and substance reasonably satisfactory to the Holding Company.

                  G. OTHER DOCUMENTS AND INFORMATION FROM BANCORP AND GUARANTY.
Bancorp and Guaranty each shall have provided to the Holding Company correct and complete copies of its Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Bancorp's or Guaranty's Secretary), together with certificates of the incumbency of Bancorp's officers and such other closing documents and information as may be reasonably requested by the Holding Company or its counsel.

                  H. CONSENTS TO ASSIGNMENT OF LEASES. Bancorp and Guaranty shall have obtained all required consents to the Merger as may be required under the Real Property Leases and all other leases, under the same terms, rates and conditions of such Real Property Leases and all other leases in effect as of the date of this Agreement, and such consents shall be in such form and substance as shall be satisfactory to the Holding Company; and each of Bancorp's and Guaranty's lessors shall have confirmed in writing that Bancorp or Guaranty, as the case may be, is not in material default under the terms and conditions of the Real Property Lease or any other lease between such lessor and Bancorp or Guaranty.

                  I. ACCEPTANCE BY THE HOLDING COMPANY'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to the Holding Company's legal counsel.

                                       42


                  J. EXPENSES. Amounts paid or payable by Guaranty and Bancorp for legal, accounting and other professional services related to the Merger (not including fees charged by Wheat First to Bancorp for financial advisory services) shall not exceed $50,000, including not more than $40,000 in legal fees.

                  K. EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares of Bancorp Stock as to which cash is proposed to be paid as the result either of the distribution of cash in lieu of fractional shares (as described in Paragraph 1.5.c. above) or the exercise of Dissenters Rights (as described in Paragraph 1.5.f. above), when coupled with any other shares of Bancorp Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of Bancorp Stock outstanding at the date of this Agreement or at the Effective Time.

                   ARTICLE VIII. TERMINATION; BREACH; REMEDIES

         8.01. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Bancorp), this Agreement may be terminated by the mutual agreement of the Holding Company and Bancorp. Upon any such mutual termination, all obligations of Bancorp, Guaranty, Triangle and the Holding Company hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

         8.02. UNILATERAL TERMINATION. This Agreement may be terminated by either the Holding Company or Bancorp (whether before or after approval hereof by Bancorp's shareholders) upon written notice to the other parties and under the circumstances described below.

                  A. TERMINATION BY THE HOLDING COMPANY. This Agreement may be terminated by the Holding Company by action of its Board of Directors or Executive Committee:

                                 (I) if Bancorp or Guaranty shall have violated
or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI herein in any material respect;

                                 (II) if the Holding Company determines at any
time that any of Bancorp's or Guaranty's representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                                 (III) if, notwithstanding the Holding Company's
satisfaction of its obligations under Paragraphs 6.01.b., 6.01.c. and 6.01.e.
above, Bancorp's shareholders do not ratify and approve this Agreement and approve the Merger at the Bancorp Shareholder Meeting;

                                 (IV) under the circumstances described in
Paragraph 1.05.a. or 6.06. above; or,

                                       43


                                 (V) if any of the conditions of the obligations
of the Holding Company or Triangle (as set forth in Paragraph 7.01. or 7.03.
above) shall not have been satisfied or effectively waived in writing by the Holding Company, or if the Merger shall not have become effective, on or before June 30, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                  However, before the Holding Company may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to Bancorp as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and such termination by the Holding Company shall not become effective if, within thirty (30) days following the giving of such notice, Bancorp shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the Holding Company.

                  B. TERMINATION BY BANCORP. This Agreement may be terminated by
Bancorp by action of its Board of Directors:

                                 (I) if the Holding Company or Triangle shall
have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                                 (II) if Bancorp determines that any of the
Holding Company's or Triangle's representations and warranties contained in
Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                                 (III) if, subject to Bancorp's satisfaction of
its obligations contained in Paragraphs 6.01.a., 6.01.b., 6.01.d. and 6.01.e above, its shareholders do not ratify and approve this Agreement and approve the Merger at the Bancorp Shareholder Meeting;

                                 (IV) under the circumstances described in
Paragraph 1.05.a. above; or,

                                 (V) if any of the conditions of the obligations
of Bancorp and Guaranty (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by Bancorp, or if the Merger shall not have become effective, on or before June 30, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                  However, before Bancorp may terminate this Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to the Holding Company as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and such termination by

                                       44


Bancorp shall not become effective if, within thirty (30) days following the giving of such notice, the Holding Company shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Bancorp.

         8.03.    BREACH; REMEDIES.

                  A. BREACH OF AGREEMENT. In the event of a breach by Bancorp or Guaranty of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then the Holding Company's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph
8.02. above, or, in the case of a failure to perform by Bancorp or Guaranty or violation of any or their obligations, agreements or covenants, to seek specific performance thereof.

                  Likewise, in the event of a breach by the Holding Company or Triangle of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Bancorp's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, in the case of a failure to perform by the Holding Company or Triangle or violation of any their obligations, agreements or covenants, to seek specific performance thereof.

                  B. PAYMENT OF EXPENSES. Notwithstanding anything contained herein to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party(ies) described in Paragraph 6.04. above together with other damages recoverable at law or in equity.

                           ARTICLE IX. INDEMNIFICATION

         9.01. INDEMNIFICATION FOLLOWING EFFECTIVE TIME. Following the Effective
Time, without releasing any insurance carrier and after exhaustion of all applicable director and officer liability insurance coverage for Bancorp, Guaranty and their directors or officers, the Holding Company agrees that it will indemnify Bancorp's and Guaranty's officers and directors to the same extent Bancorp currently indemnifies its directors and officers against liabilities arising from actions in their official capacities as officers and directors of Bancorp and Guaranty.

         9.02. PROCEDURE FOR CLAIMING INDEMNIFICATION. Any party seeking to be indemnified hereunder promptly shall give written notice and furnish adequate documentation to the other party of any claims in respect of which indemnity is sought. The indemnifying party, through its own counsel and at its own expense, shall defend any such claim and shall have exclusive control over the investigation, preparation, and defense of such claim and all negotiations relating to its settlement or compromise. The obligations of either party to indemnify the other hereunder apply only if the party seeking to be indemnified cooperates with and assists the indemnifying party in all reasonably necessary respects in the conduct of the suit.

                                       45


                       ARTICLE X. MISCELLANEOUS PROVISIONS

         10.01.   "PREVIOUSLY DISCLOSED" INFORMATION; "MATERIAL ADVERSE EFFECT".

                  (A) "Previously Disclosed" shall mean, as to Bancorp or as to the Holding Company, the disclosure of information in a letter delivered by such party to the other prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

                  Information disclosed in either party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph or item.

                  (B) Where used in this Agreement, the terms "Material Adverse
Effect" and "Material Adverse Change" shall mean any event, matter, item or circumstance (other than as a result of (i) changes in GAAP, (ii) changes in banking and similar laws of general application or interpretations thereof by courts or governmental authorities, or (iii) any non-recurring merger-related expense of any kind) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a material adverse effect on the business, financial condition, operations, results of operations or prospects of Bancorp and Guaranty, taken as a consolidated whole, or the Holding Company and its direct and indirect subsidiaries, taken as a consolidated whole, as the case may be.

         10.02.   SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND
OTHER AGREEMENTS.

                  A. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraphs 6.07. and 6.08. and Articles VIII and IX hereof, and the Holding
Company's representations and warranties contained in Paragraph 3.02., shall survive the effectiveness of the Merger.

                  B. INDEMNIFICATION. The Holding Company's indemnification agreements and obligations pursuant to Paragraph 9.01. above shall become effective only at the Effective Time, and the Holding Company shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement prior to the Effective Time.

                                       46


         10.03. WAIVER. Any term or condition of this Agreement may be waived
(except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party
(through action of its Board of Directors or, in the case of the Holding
Company, its Executive Committee) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         10.04. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Bancorp, by an agreement in writing approved by a majority of the Board of Directors of the Holding Company and Bancorp executed in the same manner as this Agreement;
provided however, that, except with the further approval of Bancorp's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of Bancorp no change may be made in the number of shares of Triangle Stock into which each share of Bancorp Stock will be converted.

         10.05. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

   A.       If to Bancorp, to:

            Guaranty State Bancorp
            302 West Main Street
            Durham, NC  27701

            Attention:       Charles J. Stewart
                             President and Chief Executive Officer

              With copy to:  Anthony Gaeta, Jr., Esq.
                              Moore & Van Allen, PLLC
                              One Hannover Square, Suite 1700
                              Raleigh, NC  27601

   B. If to the Holding Company, to:

            Triangle Bancorp, Inc.
            4300 Glenwood Avenue
            Raleigh, North Carolina  27612

                                       47


            Attention:       Michael S. Patterson, President and  Chief
                             Executive Officer

         10.06. FURTHER ASSURANCE. Bancorp, Guaranty, Triangle and the Holding
Company each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

         10.07. HEADINGS AND CAPTIONS. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.08. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

         10.09. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

         10.10. ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

         10.11. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

         10.12. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the internal laws (and not the laws of conflict) of the State of North Carolina.

         10.13. INSPECTION. Any right of the Holding Company or Bancorp hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that the Holding Company or Bancorp should have conducted any investigation or that such right has been exercised by the Holding Company, Bancorp, their respective agents, representatives or others. Any investigations or inspections that have been made by the Holding Company or Bancorp or their respective agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the Holding Company, Triangle, Guaranty or Bancorp in this Agreement.

                                       48



         IN WITNESS WHEREOF, Bancorp, Guaranty, Triangle and the Holding Company each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                       TRIANGLE BANCORP, INC.


                                       By: /s/ Michael S. Patterson
                                           _____________________________
                                           Michael S. Patterson
                                           President and Chief Executive Officer
ATTEST:

/s/ Susan C. Gilbert
____________________________
Susan C. Gilbert, Secretary
                                       TRIANGLE BANK


                                       By: /s/ Michael S. Patterson
                                           ______________________________
                                           Michael S. Patterson
                                           President and Chief Executive Officer
ATTEST:

/s/ Susan C. Gilbert
_______________________________
Susan C. Gilbert, Secretary
                                       GUARANTY STATE BANCORP


                                       By: /s/ Charles J. Stewart
                                           ______________________________
                                           Charles J. Stewart
                                           President and Chief Executive Officer

ATTEST:

/s/ J. Edwin Causey, Jr.
_________________________________
J. Edwin Causey, Jr., Secretary

                                       GUARANTY STATE BANK


                                       By: /s/ Charles J. Stewart
                                           ______________________________
                                           Charles J. Stewart
                                           President and Chief Executive Officer
ATTEST:

/s/ J. Edwin Causey, Jr.
_________________________________
J. Edwin Causey, Jr., Secretary

                                       49


                                      NOTE



The Schedules to the Amended and Restated Agreement and Plan of Reorganization and Merger are not included, but copies may be obtained upon request from Susan
C. Gilbert, Secretary, Triangle Bancorp, Inc. 4300 Glenwood Avenue, Raleigh,
North Carolina 27612, (919) 881-0445, extension 151.







                                      I-64




                                   APPENDIX II


                FAIRNESS OPINION OF WHEAT, FIRST SECURITIES, INC.
                           DATED _______________, 1998






____, 1997


Board of Directors
Guaranty State Bancorp
302 West Main Street
Durham, North Carolina 27701


Members of the Board:

         Guaranty State Bancorp ("Guaranty") and Triangle Bancorp, Inc.
("Triangle") have entered into an Agreement and a Plan of Merger, dated as of November 18, 1997 (the "Agreement"), pursuant to which Guaranty will combine with Triangle by means of the merger (the "Merger") of Guaranty with and into Triangle. Upon consummation of the Merger, each of the outstanding shares of the common stock, $1.00 par value, of Guaranty ("Guaranty Stock")(other than shares held by dissenting shareholders) will be converted into 1.41 shares of the common stock of Triangle ("Triangle Stock"), as adjusted in accordance with the terms of the Agreement (the "Exchange Ratio").

         Wheat, First Securities, Inc. ("Wheat First") as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Guaranty or Triangle for our own account or for the accounts of our customers. Wheat First will also receive a fee from Guaranty for our financial advisory services, which include rendering this opinion.

         You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Guaranty Stock (other than Triangle and its affiliates).

         In arriving at the opinion set forth below, we have conducted discussions with members of senior management of Guaranty and Triangle concerning their businesses and prospects and have reviewed certain publicly available business and financial information and certain other information prepared or provided to us in connection with the Merger, including, among other things, the following:

         (1)      Guaranty's Annual Reports to Stockholders, Annual Reports on
                  Form 10-KSB and related financial information for the three fiscal years ended December 31, 1996;






         (2) Guaranty's Quarterly Reports on Form 10-QSB and related financial information for the periods ended June 30, 1997, and March 31, 1997, and certain financial data provided by management of Guaranty for the period ended September 30, 1997;

         (3)      Triangle's Annual Reports to Stockholders, Annual Reports on
                  Form 10-K and related financial information for the three fiscal years ended December 31, 1996;

         (4) Triangle's Quarterly Reports on Form 10-Q and related financial information for the periods ended June 30, 1997 and March 31, 1997, and certain financial data provided by management of Triangle for the period ended September 30, 1997;

         (5) Certain publicly available information with respect to historical market prices and trading activities for Guaranty
                  Stock and Triangle Common Stock and for certain publicly traded financial institutions which Wheat First deemed relevant;

         (6) Certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant;

              (7)  The Agreement;

              (8) Triangle's joint proxy/prospectus relating to its proposed acquisition of Bank of Mecklenburg dated August 11, 1997;

              (9) Certain estimates of the cost savings and revenue enhancements projected by Guaranty and Triangle for the combined company;

         (10) Other financial information concerning the businesses and operations of Guaranty and Triangle, including certain audited and unaudited financial information and certain internal financial analyses and forecasts for Guaranty and Triangle prepared by the senior managements of those companies; and

         (11) Such financial studies, analyses, inquiries and other matters as we deemed necessary.

         In preparing our opinion, we have relied on and assumed the accuracy and completeness of all information provided to us or publicly available, including the representations and warranties of Guaranty and Triangle included in the Agreement, and we have not assumed any responsibility for independent verification of such information. We have relied upon the managements of Guaranty and Triangle as to the reasonableness and achievability of their financial and operational forecasts and projections, including the estimates of cost savings and revenue enhancements expected to result from the Merger, and the assumptions and bases therefor, provided to us, and, with your consent, we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Guaranty and Triangle are adequate to cover such losses. Wheat
First did not review any individual credit files of Guaranty or Triangle, nor did it make an independent evaluation or appraisal of the assets or liabilities of Guaranty or Triangle. We also assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to Triangle.




         Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof. Wheat First's opinion is directed to the Board of Directors of Guaranty and relates only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Guaranty Stock (other than Triangle and its affiliates) and does not address any other aspect of the Merger or constitute a recommendation to any shareholder of Guaranty as to how such shareholder should vote with respect to the Merger. Wheat First's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Guaranty, nor does it address the effect of any other business combination in which Guaranty might engage.

         It is understood that this opinion may be included in its entirety in the Proxy Statement/ Prospectus. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

         On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the holders of Guaranty Stock (other than Triangle and its affiliates).

                                             Very truly yours,




                                             WHEAT, FIRST SECURITIES, INC.



                                      II-1






                                  APPENDIX III


              EXCERPT FROM NORTH CAROLINA BUSINESS CORPORATION ACT


                                   ARTICLE 13.

                               Dissenters' Rights.

Part 1.  Right to Dissent and Obtain Payment for Shares.

ss. 55-13-01.  Definitions.

         In this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

                                     III-1



ss. 55-13-02.  Right to dissent.

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S.
55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

                                     III-2


ss. 55-13-03.  Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder.

Part 2.  Procedure for Exercise of Dissenters' Rights.

ss. 55-13-20.  Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

(b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

ss. 55-13-21.  Notice of intent to demand payment.

(a)      If proposed corporate action creating dissenters' rights under G.S.
55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (2) Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

                                     III-3

ss. 55-13-22.  Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3)      Supply a form for demanding payment;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

         (5)       Be accompanied by a copy of this Article.

ss. 55-13-23.  Duty to demand payment.

(a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

ss. 55-13-24.  Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

                                      III-4

ss. 55-13-25.  Offer of payment.

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.

(b) The offer of payment must be accompanied by:

         (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares;

         (3) An explanation of how the interest was calculated;

         (4) A statement of the dissenter's right to demand payment under G.S.
55-13-28; and

         (5) A copy of this Article.

ss. 55-13-26.  Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must sent a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

ss. 55-13-28 Procedure if shareholder dissatisfied with corporation's offer or failure to perform.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or

                                  III-5

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

Part 3. Judicial Appraisal of Shares.

ss. 55-13-30.  Court action.

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.

(a) (1) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

(b)      Reserved for future codification purposes.

(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

                                     III-6



ss. 55-13-31.  Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

         (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.



                                    III-7


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

     Permissible Indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests, and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

     Mandatory Indemnification. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

     Advance for Expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

     Voluntary Indemnification. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

     Court-Ordered Indemnification. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite

                                      II-1


standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

     Parties Entitled to Indemnification. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director.
Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

     Indemnification by the Registrant. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the fullest extent of the law, and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

     Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. The Registrant currently maintains a directors' and officers' liability insurance policy.

Item 21.  Exhibits and Financial Statement Schedules.

     The following exhibits and financial statement schedules are filed as part of this Registration Statement.

(a)  Exhibits

Exhibit No.
pursuant to
Item 601 of
Regulation S-K    Description of Exhibit

2                 Amended and Restated Agreement and Plan of Reorganization and
                  Merger among Guaranty State Bancorp, Guaranty State Bank,
                  Triangle Bancorp, Inc. and Triangle Bank dated November 18,
                  1997 (included as and incorporated by reference from Appendix
                  I to the Proxy Statement/Prospectus filed as a part of the Registration Statement)

3(a)              Articles of Incorporation of Triangle Bancorp, Inc., amended as of May 26, 1995 (incorporated by reference from Exhibit
                  3(a) of Registrant's Form 10-K for the fiscal year ended
                  December 31, 1996, filed with the Commission on March 25,
                  1997)

3(b)              Bylaws of Triangle Bancorp, Inc., amended as of September 17,
                  1997

4                 Agreement of Triangle Bancorp, Inc. to furnish a copy of the
                  Junior Subordinated Indenture between Triangle Bancorp, Inc.
                  and Bankers Trust Company (as Trustee) dated as of December 3,
                  1997

5 Opinion of Alexander M. Donaldson, Esq., Senior Vice President and General Counsel of Triangle Bancorp, Inc., as to the legality of the securities to be registered

8                 Opinion of Coopers & Lybrand L.L.P. as to tax matters

10(a) Triangle Bancorp, Inc. 1988 Incentive Stock Option Plan, as amended on August 19, 1997 and November 18, 1997

                                      II-2

10(b) Triangle Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, as amended on August 19, 1997 and November 18, 1997

10(c)             Triangle Bank Deferred Compensation Plan for Outside Directors
                  (incorporated by reference to Exhibit 10(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)

10(d)             Triangle Bancorp, Inc. 1997 Deferred Compensation Plan for
                  Outside Directors

10(e)             Employment Agreement between Triangle Bank and Michael S.
                  Patterson (incorporated by reference to Exhibit 10(a) to Registrant's Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission on March 31, 1994)

10(f)             Employment Agreement between Triangle Bank and H. Leigh
                  Ballance, Jr. (incorporated by reference to Exhibit 10(j) to the Registrant's Form 10-K for the year ended December 31, 1994, as filed with the Commission on March 31, 1995)

10(g)             Deferred Compensation Agreement between Triangle Bank and
                  Michael S. Patterson (incorporated by reference from Exhibit
                  10(g) of Registrant's Registration Statement on Form S-4
                  (Registration No. 33-86226))

10(h)             Deferred Compensation Agreement between Triangle Bank and
                  Debra L. Lee (incorporated by reference from Exhibit 10(i) of
                  Registrant's Registration Statement on Form S-4 (Registration
                  No. 33-86226))

10(i)             Change of Control Agreement dated December 18, 1996 between
                  Triangle Bank and Steven R. Ogburn (incorporated by reference from Exhibit (k) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March
                  25, 1997)

10(j)             Change of Control Agreement dated December 18, 1996 between
                  Triangle Bank and Debra L. Lee (incorporated by reference from
                  Exhibit (l) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March
                  25, 1997)

23(a) Consent of Alexander M. Donaldson, Esq. (contained in the opinion submitted as Exhibit 5 hereto)

23(b)             Consent of Coopers & Lybrand L.L.P.

23(c)             Consent of Wheat, First Securities, Inc.

23(d)             Consent of Coopers & Lybrand L.L.P. regarding tax opinion
                  (contained in its opinion submitted as Exhibit 8 hereto)

24                Power of Attorney (included on signature page)

99                Form of proxy to be used in connection with the Special
                  Meeting of Shareholders of Guaranty State Bancorp



                                      II-3



(b)               Financial Statement Schedules

                  All financial statement schedules are omitted as substantially all required information is contained in the Registrant's consolidated financial statements which are incorporated herein by reference or is not applicable.

Item 22.  Undertakings

     (a)      The undersigned registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales
              are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       (2) that, for the purpose of determining any liability
              under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                      (3) to remove from registration by means of a
              post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

              In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration
              Statement through the date of responding to the request.

                                      II-4



     (e) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


                                      II-5

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North
Carolina, on January 6, 1998.

                             TRIANGLE BANCORP, INC.


                             BY: /s/  Michael S. Patterson
                                      Michael S. Patterson
                                      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                     TITLE                             DATE

/s/ Michael S. Patterson                           President, Chief Executive             January 6, 1998
------------------------------------               Officer, Chairman and Director
(Michael S. Patterson)                             (Principal Executive Officer)


/s/ Debra L. Lee                                   Chief Financial Officer                January 6, 1998
------------------------------------               (Principal Financial Officer
Debra L. Lee                                       and Principal Accounting Officer)


/s/ Carole S. Anders                               Director                               January 6, 1998
------------------------------------
Carole S. Anders

                                                   Director                               January 6, 1998
------------------------------------
Charles H. Ashford, Jr.

                                                   Director                               January 6, 1998
Cy N. Bahakel

/s/ H. Leigh Ballance, Jr.                         Director                               January 6, 1998
------------------------------------
H. Leigh Ballance, Jr.

------------------------------------               Director                               January 6, 1998
Edwin B. Borden

/s/ Robert E. Bryan, Jr.                           Director                               January 6, 1998
------------------------------------
Robert E. Bryan, Jr.

                                                   Director                               January 6, 1998
------------------------------------
David T. Clancy

                                      II-6


/s/ N. Leo Daughtry                                Director                               January 6, 1998
----------------------------------
N. Leo Daughtry

/s/ Syd W. Dunn, Jr.                               Director                               January 6, 1998
----------------------------------
Syd W. Dunn, Jr.

/s/ Willie S. Edwards                              Director                               January 6, 1998
----------------------------------
Willie S. Edwards

/s/ James P. Godwin, Sr.                           Director                               January 6, 1998
---------------------------------
James P. Godwin, Sr.

/s/ Robert L. Guthrie
-----------------------------------                Director                               January 6, 1998
Robert L. Guthrie

/s/ John B. Harris, Jr.                            Director                               January 6, 1998
------------------------------------
John B. Harris, Jr.

                                                   Director                               January 6, 1998
-----------------------------------
George W. Holt

/s/ Earl Johnson, Jr.                              Director                               January 6, 1998
-------------------------------------
Earl Johnson, Jr.

/s/ Edythe P. Lumsden                              Director                               January 6, 1998
---------------------------------
Edythe P. Lumsden

---------------------------------                  Director                               January 6, 1998
J.L. Maxwell, Jr.

/s/ Michael A.  Maxwell                            Director                               January 6, 1998
--------------------------------
Michael Maxwell

/s/ Wendell H. Murphy
--------------------------------                   Director                               January 6, 1998
(Wendell H. Murphy)

                                                   Director                               January 6, 1998
-------------------------------------
Patrick Pope

/s/ William R. Pope                                Director                               January 6, 1998
-----------------------------------
William Pope

/s/ Billy N. Quick, Sr.                            Director                               January 6, 1998
------------------------------------
Billy N. Quick, Sr.

/s/ J. Dal Snipes                                  Director                               January 6, 1998
--------------------------------------
J. Dal Snipes

                                      II-7

/s/ N. Johnson Tilghman                            Director                               January 6, 1998
--------------------------------
N. Johnson Tilghman

/s/ Sydnor M. White, Jr.                           Director                               January 6, 1998
---------------------------------
Sydnor M. White, Jr.

/s/ J. Blount Williams                             Director                               January 6, 1998
----------------------------------
J. Blount Williams



                                      II-8



                                    EXHIBITS
                                  EXHIBIT INDEX
Exhibit Number
Pursuant to
Item 601 of
Regulation S-K    Description                                                                              Page No.
--------------    -----------                                                                              --------

2                 Amended and Restated Agreement and Plan of Reorganization and
                  Merger among Guaranty State Bancorp, Guaranty State Bank,
                  Triangle Bancorp, Inc. and Triangle Bank dated November 18,
                  1997 (included as and incorporated by reference from Appendix
                  I to the Proxy Statement/Prospectus filed as part of the Registration Statement)

3(a)              Articles of Incorporation of Triangle Bancorp, Inc., amended as of May 26, 1995 (incorporated by reference from Exhibit
                  3(a) of Registrant's Form 10-K for the fiscal year ended
                  December 31, 1996, filed with the ..... Commission on March
                  25, 1997)

3(b)              Bylaws of Triangle Bancorp, Inc., amended as of September 17,
                  1997

4                 Agreement of Triangle Bancorp, Inc. to furnish a copy of the
                  Junior Subordinated Indenture between Triangle Bancorp, Inc.
                  and Bankers Trust Company (as Trustee) dated as of December 3,
                  1997

5 Opinion of Alexander M. Donaldson, Esq., Senior Vice President and General Counsel of Triangle Bancorp, Inc. as to the legality of the securities to be registered

8                 Opinion of Coopers & Lybrand L.L.P. as to income tax matters

10(a) Triangle Bancorp, Inc. 1988 Incentive Stock Option Plan, as amended on August 19, 1997 and November 18, 1997

10(b) Triangle Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, as amended on August 19, 1997 and November 18, 1997

10(c)             Triangle Bank Deferred Compensation Plan for Outside Directors
                  (incorporated by reference to Exhibit 10(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)

10(d)             Triangle Bancorp, Inc. 1997 Deferred Compensation Plan for
                  Outside Directors

10(e)             Employment Agreement between Triangle Bank and Michael S.
                  Patterson (incorporated by reference to Exhibit 10(a) to Registrant's Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission on March 31, 1994)


                                      II-9


Exhibit Number
Pursuant to
Item 601 of
Regulation S-K    Description                                                                              Page No.
--------------    -----------                                                                              --------

10(f)             Employment Agreement between Triangle Bank and H. Leigh
                  Ballance, Jr. (incorporated by reference to Exhibit 10(j) to the Registrant's Form 10-K for the year ended December 31, 1994, filed with the Commission on March 31, 1995)

10(g)             Deferred Compensation Agreement between Triangle Bank and
                  Michael S. Patterson (incorporated by reference from Exhibit
                  10(g) of Registrant's Registration Statement on Form S-4
                  (Registration No. 33-86226))

10(h)             Deferred Compensation Agreement between Triangle Bank and
                  Debra L. Lee (incorporated by reference from Exhibit 10(i) of
                  Registrant's Registration Statement on Form S-4 (Registration
                  No. 33-86226))

10(i)             Change of Control Agreement dated December 18, 1996 between
                  Triangle Bank and Steven R. Ogburn (incorporated by reference from Exhibit (k) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March
                  25, 1997)

10(j)             Change of Control Agreement dated December 18, 1996 between
                  Triangle Bank and Debra L. Lee (incorporated by reference from
                  Exhibit (l) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March
                  25, 1997)

23(a) Consent of Alexander M. Donaldson, Esq. (contained in its opinion submitted as Exhibit 5 hereto)

23(b)             Consent of Coopers & Lybrand L.L.P.

23(c)             Consent of Wheat, First Securities, Inc.

23(d)             Consent of Coopers & Lybrand L.L.P. regarding tax opinion
                  (contained in its opinion submitted as Exhibit 8 hereto)

24                Power of Attorney (included on signature page)

99                Form of proxy to be used in connection with the Special
                  Meeting of Shareholders of Guaranty State Bancorp


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